Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284827

No securities regulatory authority has expressed an opinion about these securities and it is an offense to claim otherwise. Information has been incorporated by reference in this short form prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the U.S. Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from Thomson Reuters Corporation, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 1.322.219.1046), and are also available electronically at www.sedarplus.ca and www.sec.gov.

SHORT FORM PROSPECTUS

Secondary Offering	March 10, 2025

TR Finance LLC

Offers to Exchange

All Outstanding Notes or Debentures of Each of the Series Specified Below

and Solicitations of Consents to Amend the Related Indentures

Expiration Time: 5:00 p.m., New York City time, March 17, 2025, unless extended

Thomson Reuters Corporation (“TRC”) is offering to exchange, as further described herein, all validly tendered and accepted Old Notes (as defined herein) issued by TRC by delivering New Notes (as defined herein) to be issued by TR Finance LLC (“TR Finance”), as described in, and the consideration summarized in, the table below (the “Exchange Offers” and each, an “Exchange Offer”). This prospectus qualifies the distribution by TRC, as selling securityholder, of the New Notes. See “Selling Securityholder”. The New Notes will be fully and unconditionally guaranteed as to payment of principal, premium (if any) and interest by TRC, as well as West Publishing Corporation (“West Publishing”), Thomson Reuters Applications Inc. (“Thomson Reuters Applications”) and Thomson Reuters (Tax & Accounting) Inc. (“Thomson Reuters Tax & Accounting”), each of which is an indirect subsidiary of TRC (collectively, the “Subsidiary Guarantors”), on a joint and several basis (each of TRC and the Subsidiary Guarantors is individually referred to as a “Guarantor” and collectively, the “Guarantors”). Each series of New Notes issued pursuant to the Exchange Offers will have the same interest rate, interest payment dates and maturity date, and the economic terms of the optional redemption provisions will be the same, as the corresponding series of the exchanged Old Notes and other terms that are substantially similar in all material respects to the Old Notes, with those variations described under “Description of the Differences Between the New Notes and the Old Notes”. The Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture (as defined herein)) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. See “Description of the Differences Between the New Notes and the Old Notes.” On or about the Settlement Date (as defined herein), it is anticipated that the Thomson Reuters Base Indenture (as defined herein) will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above. Unless otherwise specified, all amounts, including the consideration for New Notes offered hereby, are in U.S. dollars.

In connection with the Exchange Offers, TRC will be soliciting consents from each holder of Old Notes to adopt certain proposed amendments (the “Proposed Amendments”) to the Thomson Reuters Indenture to modify certain provisions applicable to the respective series of Old Notes, including certain covenants and related definitions, to modify or eliminate certain reporting requirements, restrictive covenants and events of default in order to ease administration of TRC’s indebtedness (the “Consent Solicitations”, and each, a “Consent Solicitation”). As discussed further below, holders may not consent to the Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer and may not tender their Old Notes for exchange without consenting to the applicable Proposed Amendments. As of 5:00 p.m., New York City time, on March 7, 2025 (the “Tender Update Time”), $438,082,000 aggregate principal amount of 3.350% Notes due 2026 (representing 87.62% of the aggregate principal amount outstanding), $445,140,000 aggregate principal amount of 5.850% Notes due 2040 (representing 89.03% of the aggregate principal amount outstanding), $84,225,000 aggregate principal amount of 4.500% Notes due 2043 (representing 70.75% of the aggregate principal amount outstanding), $335,318,000 aggregate principal amount of 5.650% Notes due 2043 (representing 95.81% of the aggregate principal amount outstanding), and $348,759,000 aggregate principal amount of 5.500% Debentures due 2035 (representing 87.19% of the aggregate principal amount outstanding) have been tendered to the Exchange Offers and Consent Solicitations. Based on those amounts, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Proposed Amendments for each series of Old Notes are currently expected to be approved by the holders thereof and adopted on the Settlement Date.

				In respect of Old Notes tendered prior to the Expiration Time (1)(2)(3)
				Exchange Consideration (1)(2)	Consent Solicitation Fee
Aggregate Principal Amount Outstanding	Series of Notes Issued by TRC to be Exchanged (collectively, the “Old Notes”)	CUSIP No.	Series of Notes to be Issued by TR Finance (collectively, the “New Notes”)	New Notes (principal amount)	Cash
$500,000,000	3.350% Notes due 2026	884903BV6	3.350% Notes due 2026 (the “New 2026 Notes”)	$1,000	$2.50
$500,000,000	5.850% Notes due 2040	884903BH7	5.850% Notes due 2040 (the “New 2040 Notes”)	$1,000	$2.50
$119,045,000	4.500% Notes due 2043	884903BM6	4.500% Notes due 2043 (the “New 4.50% 2043 Notes”)	$1,000	$2.50
$350,000,000	5.650% Notes due 2043	884903BP9	5.650% Notes due 2043 (the “New 5.65% 2043 Notes”)	$1,000	$2.50
$400,000,000	5.500% Debentures due 2035	884903AY1	5.500% Debentures due 2035 (the “New 2035 Debentures”)	$1,000	$2.50

Notes:

(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted, subject to any rounding as described herein.
(2)	The term “New Notes” in this column refers, in each case, to the series of New Notes corresponding to the series of Old Notes of like maturity and coupon set forth in the applicable row.
(3)

Pursuant to the A&R Prospectus (as defined herein), the terms of the Exchange Offers and Consent Solicitations were amended such that the Total Consideration (as defined herein) and the Consent Solicitation Fee (as defined herein), which were previously being offered only to those holders of Old Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Time (as defined herein) and accepted for exchange, will be offered through the Expiration Time (as defined herein). Consequently, all holders of Old Notes that are validly tendered (and not validly withdrawn) by the Expiration Time and are accepted for exchange will receive the Total Consideration and the Consent Solicitation Fee, regardless of whether such Old Notes were tendered prior to or after the Early Tender Time.

All expenses in connection with the Exchange Offers and Consent Solicitations (other than commissions or concessions of any brokers or dealers) will be borne directly or indirectly by TRC.

Pursuant to the amended and restated preliminary short form prospectus of TR Finance dated February 26, 2025 (the “A&R Prospectus”), the terms of the Exchange Offers and Consent Solicitations were amended such that the Total Consideration and the Consent Solicitation Fee (each as defined below), which were previously being offered only to those holders of Old Notes that were validly tendered (and not validly withdrawn) prior to 5:00 p.m., New York City time, on February 25, 2025 (the “Early Tender Time”) and accepted for exchange, will be offered through the Expiration Time. Consequently, in respect of each $1,000 principal amount of Old Notes that is validly tendered prior to the Expiration Time and not validly withdrawn, holders will receive the exchange consideration of $1,000 principal amount of New Notes of the applicable series (the “Total Consideration”) in exchange for such Old Notes, as well as a consent solicitation fee in the amount of $2.50 in cash (the “Consent Solicitation Fee”) for consenting to the Proposed Amendments by tendering such Old Notes, all as set out in the table above, regardless of whether such Old Notes were tendered prior to the Early Tender Time.

If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), they may validly withdraw their tender in respect of such Old Notes at any time prior to the Expiration Time, but such holder will not receive the Total Consideration and the Consent Solicitation Fee unless such holder validly re-tenders such notes before the Expiration Time. Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time after 12:00 Midnight, New York City time, on April 12, 2025, pursuant to Section 14(d)(5) of the U.S. Exchange Act (as defined herein) (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the U.S. Securities Act (as defined herein)) (the “Extended Withdrawal Period”). Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

Other than the identity of the issuer, the terms of each series of the New Notes are economically identical and otherwise substantially similar in all material respects to the corresponding series of Old Notes, with those variations described under “Description of the Differences Between the New Notes and the Old Notes.” Each series of the New Notes will be fully and unconditionally guaranteed by TRC and the Subsidiary Guarantors, on a joint and several basis. Each series of the New Notes will have the same financial terms and substantially similar covenants as the corresponding series of Old Notes. The Old Notes are obligations of TRC and were issued under the Amended and Restated Indenture, dated as of December 21, 2010 (the “Thomson Reuters Base Indenture”), as amended, supplemented or otherwise modified by the Eighth Supplemental Indenture dated May 9, 2016 (the “2026 Old Notes Supplemental Indenture”), the Eighteenth Supplemental Indenture dated March 30, 2010 (the “2040 Old Notes Supplemental Indenture”), the Second Supplemental Indenture dated May 23, 2013 (the “4.50% 2043 Old Notes Supplemental Indenture”), the Fourth Supplemental Indenture dated November 21, 2013 (the “5.65% 2043 Old Notes Supplemental Indenture”) and the Seventh Supplemental Indenture dated August 9, 2005 (the “2035 Old Debentures Supplemental Indenture”, and together with the 2026 Old Notes Supplemental Indenture, the 2040 Old Notes Supplemental Indenture, the 4.50% 2043 Old Notes Supplemental Indenture and the 5.65% 2043 Old Notes Supplemental Indenture, the “Thomson Reuters Supplemental Indentures”, and together with the Thomson Reuters Base Indenture, the “Thomson Reuters Indenture”), among TRC, Computershare Trust Company of Canada (the “Canadian Trustee”) and Deutsche Bank Trust Company Americas (the “U.S. Trustee”, together with the Canadian Trustee, the “Trustees” and each trustee acting in such capacity for a specific series of New Notes is referred to as a “Trustee”). The New Notes will be issued under a trust indenture to be entered into in connection with the Exchange Offers for the Old Notes on the Settlement Date (as defined herein), as may be amended and supplemented from time to time, among TR Finance, TRC, the Subsidiary Guarantors, the Canadian Trustee and the U.S. Trustee (the “TR Finance Indenture”).

Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date (as defined herein), irrespective of whether a record date for payment falls before or after the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Interest on the applicable New Note will accrue from and including the Settlement Date to, but not including, the next interest payment date, which interest will be paid by TR Finance on the next interest payment date. Consequently, holders of New Notes who validly tender their Old Notes prior to the Expiration Time and receive the Total Consideration will receive the same total amount of interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer. Holders who trade, or otherwise dispose of, their New Notes prior to the first applicable record date for payment of interest following the Settlement Date will not be entitled to receive any interest on the applicable New Note or the corresponding tendered Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have (i) agreed to defer payment by TRC of the interest accrued on the tendered Old Notes to (but not including) the Settlement Date until the first interest payment date of the corresponding New Notes, and (ii) waived the right to receive any payment from TRC in respect of interest accrued on such Old Notes from and including the Settlement Date. Interest will continue to accrue on Old Notes that are not tendered in the applicable Exchange Offer in accordance with the terms of such Old Notes. Subject to the minimum denominations as described herein, the principal amount of each New Note will be rounded down, if necessary, to the nearest integral multiple of $1,000 and TRC will pay cash equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Notes actually issued.

The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on March 17, 2025, unless extended (as extended or otherwise, the “Expiration Time”). Holders may withdraw tendered Old Notes at any time before the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period. As of the date of this prospectus, there was an aggregate of US$1,869,045,000 U.S. dollar denominated aggregate principal amount of outstanding Old Notes.

Holders may not consent to the Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer and may not tender their Old Notes for exchange without consenting to the applicable Proposed Amendments. By tendering Old Notes for exchange, holders will be deemed to have validly delivered their consent to the Proposed Amendments with respect to that specific series, as further described under “The Proposed Amendments”. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

The consummation of each Exchange Offer and Consent Solicitation is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations”. TRC may, at its option and in its sole discretion, waive any such conditions with respect to any of the Exchange Offers or Consent Solicitations, except the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), and the condition that the Ontario Securities Commission (the “OSC”) has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with Multilateral Instrument 11-102 – Passport System and National Policy 11-202 – Process for Prospectus Reviews in Multiple Jurisdictions (“MI 11-102”) on behalf of itself and the securities commissions in each of the other Provinces of Canada (the “Qualifying Authorities”). All conditions to the Exchange Offers and Consent Solicitations must be satisfied or, where permitted, waived, at or by the Expiration Time.

Subject to applicable law, each Exchange Offer and Consent Solicitation is being made independently of the other Exchange Offers and Consent Solicitations, and TRC reserves the right to terminate, withdraw, amend or waive any condition to each Exchange Offer and Consent Solicitation independently of the other Exchange Offers and Consent Solicitations at any time and from time to time, as described in this prospectus.

TRC plans to deliver the New Notes in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and pay the Consent Solicitation Fee on or about the third business day following the Expiration Time (the “Settlement Date”). The Old Notes are not and will not be listed on any securities exchange. We have applied to list the New Notes on The Nasdaq Stock Market LLC. There can be no assurance that any series of New Notes will be listed on The Nasdaq Stock Market LLC or as to the development or liquidity of any market for any series of the New Notes.

We are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. The financial statements of TRC and its consolidated subsidiaries (collectively, “Thomson Reuters”) included or incorporated by reference in this prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. Therefore, Thomson Reuters’ consolidated financial statements and information included or incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. Thomson Reuters’ financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). PricewaterhouseCoopers LLP, TRC’s independent registered public accounting firm, has advised that they are independent of TRC within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and has complied with the auditor independence rules of the U.S. Securities and Exchange Commission (the “SEC”) and the requirements of the PCAOB.

Owning New Notes may have tax consequences in both the United States and Canada. This prospectus may not describe these tax consequences fully. You should consult your own tax advisor with respect to your own particular circumstances and read the tax discussion in this prospectus.

The ability of investors to enforce civil liabilities under U.S. federal securities laws may be affected adversely by the fact that TRC is incorporated under the laws of the Province of Ontario, Canada, some of the officers and directors of TRC, TR Finance and the Subsidiary Guarantors and some of the experts named in this prospectus and the documents incorporated by reference herein are non-U.S. residents, and some of Thomson Reuters’ assets and some of the assets of those officers, directors and experts may be located outside of the United States.

TR Finance, the Subsidiary Guarantors, certain of the directors of TRC, TR Finance and the Subsidiary Guarantors, and certain of the individuals who signed a certificate of this prospectus, including Erin C. Brown, Richard Napolitano, Sean Cannizzaro, Karen Hirsh, Steve Hasker, Michael Eastwood, Michael E. Daniels, Ragunath Ramanathan, Ryan Kessler, Elizabeth Beastrom and Brian Wilson, are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or reside outside of Canada. These individuals and entities have appointed TRC’s Canadian subsidiary, Thomson Reuters Canada Limited, 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada, as their agent for service of process in Canada. Noteholders are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process in Canada.

Prospective investors should be aware that, during the period of the Exchange Offers, the registrant or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces.

NEITHER THE SEC NOR ANY STATE OR PROVINCIAL SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TR Finance’s registered office is 251 Little Falls Drive, Wilmington, Delaware 19808, United States, and TR Finance’s head office is 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

This investment involves risks. Prior to participating in the Exchange Offers and Consent Solicitations, please see the sections of this prospectus entitled “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” for a discussion of the risks that holders should consider in connection with their investment in the New Notes.

There is currently no market through which the New Notes may be sold, and holders may not be able to resell New Notes received under this prospectus. This may affect the pricing of the New Notes in the secondary market, the transparency and availability of trading prices, the liquidity of the New Notes and the extent of issuer regulation. See “Risk Factors — Risk Factors Related to the New Notes — There may not be a trading market for the New Notes.”

If holders do not tender their Old Notes and the Exchange Offers are consummated, the applicable trading market for outstanding Old Notes may be significantly more limited. See “Risk Factors — Risk Factors Related to the Exchange Offers and Consent Solicitations — The liquidity of the Old Notes that are not exchanged will be reduced.”

Information with respect to a purchaser’s right to withdraw from or rescind an agreement to purchase New Notes is provided below. See “Purchasers’ Statutory Rights”.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or New Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to the Cayman Islands, the European Economic Area (the “EEA”) (including, without limitation, Belgium, France and Italy), Hong Kong, Switzerland and the United Kingdom) may be restricted by law. Persons into whose possession this prospectus comes are required by TR Finance, TRC, the Subsidiary Guarantors, the Dealer Managers (as defined herein) and the Exchange Agent and Information Agent (as defined herein) to inform themselves about, and to observe, any such restrictions. See “Notices to Certain Non-U.S. and Non-Canadian Holders”.

None of TR Finance, TRC, the Subsidiary Guarantors, the Dealer Managers, the Exchange Agent and Information Agent, the Trustees or any other person, makes any recommendation as to whether holders of Old Notes should exchange their Old Notes in the Exchange Offers or provide their consent in connection with the Consent Solicitations.

No underwriter or dealer has been involved in the preparation of, or has performed any review of the contents of, this prospectus.

The dealer managers for the Exchange Offers and the solicitation agents for the Consent Solicitations (together, the “Dealer Managers”) are:

Lead Dealer Manager and Solicitation Agent: J.P. Morgan
Co-Dealer Manager and Solicitation Agent: RBC Capital Markets

The date of this prospectus is March 10, 2025.

ABOUT THIS PROSPECTUS

In this prospectus, “TR Finance” refers to TR Finance LLC, “TRC” refers to Thomson Reuters Corporation, “West Publishing” refers to West Publishing Corporation, “Thomson Reuters Applications” refers to Thomson Reuters Applications Inc., “Thomson Reuters (Tax & Accounting)” refers to Thomson Reuters (Tax & Accounting) Inc., “Guarantors” refers to TRC, West Publishing, Thomson Reuters Applications and Thomson Reuters (Tax & Accounting) and “Subsidiary Guarantors” refers to West Publishing, Thomson Reuters Applications and Thomson Reuters (Tax & Accounting). The words “we,” “us,” “our,” “our company” and “Thomson Reuters” refer to, collectively, TRC and its consolidated subsidiaries (including, for greater certainty, TR Finance and the Subsidiary Guarantors), unless the context requires otherwise. Unless otherwise indicated, references in this prospectus to “$”, “US$”, or “dollars” are to U.S. dollars, and references to “C$” are to Canadian dollars.

This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Holders should refer to the registration statement and the exhibits to the registration statement for further information with respect to TR Finance and the New Notes.

The financial statements of Thomson Reuters are presented in accordance with IFRS, as issued by the International Accounting Standards Board. Therefore, Thomson Reuters’ consolidated financial statements and information included or incorporated by reference in this prospectus may not be comparable to financial statements prepared in accordance with U.S. generally accepted accounting principles. Thomson Reuters’ financial statements are audited in accordance with the standards of the Public Company Accounting Oversight Board.

WHERE HOLDERS CAN FIND MORE INFORMATION

Information has been incorporated by reference in this prospectus from documents filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC in the United States. Copies of the documents incorporated by reference in this prospectus may be obtained upon written or oral request without charge from Thomson Reuters Corporation, Attention: Investor Relations Department, 3 Times Square, New York, New York 10036, United States (telephone: 1.322.219.1046), and are also available electronically on the Thomson Reuters website at www.thomsonreuters.com. The information on the Thomson Reuters website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus, and the reference to the Thomson Reuters website in this prospectus is an inactive textual reference only.

Holders may also access Thomson Reuters’ disclosure documents and any reports, statements or other information that Thomson Reuters files with the securities regulatory authorities in each of the provinces of Canada through the Internet on the Canadian System for Electronic Data Analysis and Retrieval +, which is commonly known by the acronym SEDAR+ and which may be accessed at www.sedarplus.ca. SEDAR+ is the Canadian equivalent of the SEC’s Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov. In addition to Thomson Reuters’ continuous disclosure obligations under the securities laws of the provinces of Canada, TRC is subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and, in accordance with the U.S. Exchange Act, TRC files with and furnishes to the SEC reports and other information. Thomson Reuters’ filings are also electronically available from commercial document retrieval services, such as Westlaw.

Under the multijurisdictional disclosure system adopted by the United States and Canada, Thomson Reuters is permitted to incorporate by reference in this prospectus certain information it files with or furnishes to the SEC and the securities regulatory authorities in Canada, which means that Thomson Reuters can disclose important information to holders by referring holders to those documents. Information incorporated by reference is an important part of this prospectus. Information incorporated by reference must be filed as exhibits to the joint registration statement on Form F-10 and F-4 of which this prospectus forms a part.

NON-IFRS MEASURES

Thomson Reuters uses non-IFRS financial measures, which include ratios that incorporate one or more non-IFRS financial measures, as supplemental indicators of Thomson Reuters’ operating performance and financial position as well as for internal planning purposes, Thomson Reuters’ management incentive programs and Thomson Reuters’ business outlook. Thomson Reuters believes non-IFRS financial measures provide more insight into Thomson Reuters’ performance. Non-IFRS measures do not have standardized meanings prescribed by IFRS and therefore are unlikely to be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial performance calculated in accordance with IFRS.

Thomson Reuters’ non-IFRS financial measures include:

●	Adjusted EBITDA and the related margin;

●	Adjusted EBITDA less accrued capital expenditures and the related margin;

●	Accrued capital expenditures as a percentage of revenues;

●	Adjusted earnings and adjusted earnings per share (EPS);

●	Effective tax rate on adjusted earnings;

●	Net debt and leverage ratio of net debt to adjusted EBITDA;

●	Free cash flow; and

●	Return on invested capital.

Thomson Reuters also reports changes in its revenues, operating expenses, adjusted EBITDA and the related margin, and adjusted EPS before the impact of foreign currency (or at “constant currency” or excluding the effects of currency), which is determined by converting the current and equivalent prior period’s local currency results using the same foreign currency exchange rate. These measures remove the impacts from changes in foreign currency exchange rates to provide better comparability of Thomson Reuters’ business trends from period to period. Thomson Reuters reports changes in revenues of its existing businesses at constant currency (or on an “organic” basis). Organic revenue growth excludes the distortive impacts of acquisitions and dispositions from not owning the businesses in both comparable periods, and serves as a better measure of Thomson Reuters’ ability to grow its business over the long term. Thomson Reuters also reports revenues and adjusted EBITDA and the related margin on a combined basis for its Legal Professionals, Corporates and Tax & Accounting Professionals segments, which it refers to as its “Big 3” segments. The “Big 3” segments comprise approximately 80% of revenues and represent the core of Thomson Reuters’ business information service product offerings. Descriptions of non-IFRS financial measures used by Thomson Reuters, including an explanation of why Thomson Reuters believes they are useful measures of its performance, including Thomson Reuters’ ability to generate cash flow, and reconciliations to the most directly comparable IFRS financial measures are found in each of TRC’s management’s discussion and analysis for the year ended December 31, 2024, which is incorporated by reference in this prospectus.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Notice to U.S. Investors

TRC is incorporated under and governed by the Business Corporations Act (Ontario), or the OBCA. The controlling shareholder of TRC and some of the directors and officers of TR Finance and the Guarantors, as well as certain of the experts named in this prospectus and the documents incorporated by reference into this prospectus, are non-U.S. residents and all or a substantial portion of their assets and a substantial portion of TRC’s assets are located outside of the United States. It may be difficult for holders of New Notes to effect service within the United States upon TRC’s controlling shareholder, the directors and officers of TR Finance and the Guarantors and the experts named in this prospectus and any documents incorporated by reference into this prospectus who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under United States federal securities laws. While we believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes, we cannot assure holders that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

Notice to Canadian Investors

TR Finance is a limited liability company formed under the laws of the State of Delaware, West Publishing is a corporation formed under the laws of the State of Minnesota, Thomson Reuters Applications is a corporation formed under the laws of the State of Delaware and Thomson Reuters (Tax & Accounting) is a corporation formed under the laws of the State of Texas.

TR Finance, the Subsidiary Guarantors, certain of the directors of TRC, TR Finance and the Subsidiary Guarantors, and certain of the individuals who signed a certificate of this prospectus reside outside of Canada. These individuals and entities have appointed TRC’s Canadian subsidiary, Thomson Reuters Canada Limited, as their agent for service of process in Canada:

Name of Person	Name and Address of Agent

  TR Finance LLC

  West Publishing Corporation

  Thomson Reuters Applications Inc.

  Thomson Reuters (Tax & Accounting) Inc.

  Erin C. Brown

  Richard Napolitano

  Sean Cannizzaro

  Karen Hirsh

  Steve Hasker

  Michael Eastwood

  Michael E. Daniels

  Ragunath Ramanathan

  Ryan Kessler

  Elizabeth Beastrom

  Brian Wilson

Thomson Reuters Canada Limited 19 Duncan Street Toronto, Ontario M5H 3H1, Canada

Noteholders are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the person has appointed an agent for service of process in Canada.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents, which have been filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC, are specifically incorporated by reference in this prospectus:

●	TRC’s audited consolidated financial statements for the year ended December 31, 2024 and the accompanying auditor’s report thereon;

●	TRC’s management’s discussion and analysis for the year ended December 31, 2024;

●	TRC’s annual report for the year ended December 31, 2024 (which also constitutes an annual information form); and

●	TRC’s management proxy circular dated April 22, 2024, related to its annual meeting of shareholders held on June 5, 2024.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed or furnished document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any documents of the type referred to above, all material change reports (excluding confidential material change reports, if any), business acquisition reports and any “template version” of any “marketing materials” (each as defined in National Instrument 41-101 — General Prospectus Requirements) that TRC or TR Finance files with the securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the distribution of New Notes shall be deemed to be incorporated by reference into this prospectus. Each annual report on Form 40-F (or another applicable form) filed by TRC with the SEC will be incorporated by reference in the registration statement of which this prospectus forms a part. In addition, any report on Form 6-K (or another applicable form) filed or furnished by TRC with the SEC following commencement of the Exchange Offers and prior to the Settlement Date shall be deemed to be incorporated by reference in the registration statement only if and to the extent expressly provided in such report. TRC’s reports on Form 6-K and its annual report on Form 40-F (and other SEC filings made by TRC) are available at the SEC’s website at www.sec.gov.

TR Finance has delivered an undertaking to the securities regulatory authorities in each of the provinces of Canada to file the periodic and timely disclosure of the Guarantors, similar to the disclosure required under Item 12.1 of Form 44-101 F1 — Short Form Prospectus, for so long as the New Notes being distributed under this prospectus are issued and outstanding. For so long as the applicable requirements of section 13.4 of National Instrument 51-102 — Continuous Disclosure Obligations (“NI 51-102”) are satisfied, TR Finance intends to rely on the exemption available under section 13.4(2.1) of NI 51-102 and will comply with its filing obligations set out in the undertaking by filing the notice permitted to be filed under section 13.4(2)(d)(ii)(A) of NI 51-102 indicating that it is relying on the continuous disclosure documents filed by TRC and that such documents can be found for viewing in electronic format at www.sedarplus.ca under the company profile for TRC.

Holders should rely only on the information contained in or incorporated by reference in this prospectus and on the other information included in the registration statement of which this prospectus forms a part. Neither TRC nor TR Finance have authorized anyone to provide holders with different or additional information. Neither TRC nor TR Finance is making an offer of New Notes, respectively, in any jurisdiction where the offer is not permitted by law. Holders should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

CAUTIONARY NOTE CONCERNING FACTORS THAT MAY AFFECT FUTURE RESULTS

This prospectus contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws. When used in this prospectus or in the documents incorporated by reference herein, the words “will,” “expect,” “believe,” “target,” “estimate,” “could,” “should,” “intend,”

“predict”, “project” and similar expressions identify forward-looking statements. While Thomson Reuters believes that it has a reasonable basis for making forward-looking statements in this prospectus, they are not a guarantee of future performance or outcomes and there is no assurance that any of the events described in any forward-looking statement will materialize. Forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results or events to differ materially from current expectations. Many of these risks, uncertainties and assumptions are beyond our company’s control and the effects of them can be difficult to predict. These risks include, but are not limited to:

●	uncertainty, downturns and changes in the markets that our company serves;

●	failures of artificial intelligence (“AI”) initiatives to enhance products or meet customer expectations;

●	actions of competitors;

●

failure to keep pace with rapid technological developments to provide new products, services, applications and functionalities to meet customers’ needs, attract new customers and retain existing ones, or expand into new geographic markets and identify areas of higher growth;

●	failure to derive fully the anticipated benefits from existing or future acquisitions, dispositions or other strategic investments, including joint ventures and investments;

●	failure to protect the brands and reputation of Thomson Reuters;

●	fraudulent or unpermitted data access or other cyber-security or privacy breaches;

●	social and ethical issues from the use of AI or other evolving technologies in our products could result in reputational or competitive harm, or result in legal liability;

●	failures or disruptions of data centers, network systems, telecommunications, or the Internet;

●	failure to attract, engage and retain high quality, talented and diverse management and key employees;

●	failure to adapt to organizational changes and effectively implement strategic initiatives;

●

failure to meet the challenges involved in operating globally, including risks associated with persisting geopolitical tensions and ongoing protectionism measures (including the potential imposition of new tariffs as well as related retaliatory measures);

●	dependency on third parties for data, information and other services;

●	changes to law and regulations related to privacy, data security, data protection, the use of AI and other areas;

●	inadequate protection of intellectual property rights;

●	tax matters, including changes to tax laws, regulations and treaties;

●	threat of legal actions and claims;

●	risk of antitrust/competition-related claims or investigations;

●	failure to maintain a high renewal rate for recurring, subscription-based arrangements;

●	fluctuations in foreign currency and interest rates;

●	downgrading of credit ratings limit access to debt markets or increase borrowing costs;

●	the effect of factors outside of the control of Thomson Reuters on funding obligations in respect of pension and post-retirement benefit arrangements;

●	impairment charges associated with goodwill and other identifiable intangible assets;

●	actions or potential actions that could be taken by TRC’s principal shareholder, The Woodbridge Company Limited (“Woodbridge”); and

●	the ability of Thomson Reuters Founders Share Company to affect TRC’s governance and management.

These factors and other risk factors described herein, including under the section of this prospectus entitled “Risk Factors”, and in some of the documents incorporated by reference in this prospectus represent risks that management believes are material. There is no assurance that any forward-looking statements will materialize. Holders are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of the date of this prospectus. Except as may be required by applicable law, we disclaim any intention or obligation to update or revise any forward-looking statements. Additional factors are discussed in our materials filed with the securities regulatory authorities in Canada and filed with, or furnished to, the SEC from time to time, including TRC’s annual information form for the year ended December 31, 2024, which is contained in TRC’s annual report on Form 40-F for the year ended December 31, 2024, and the other documents incorporated by reference herein.

IMPORTANT TIMES AND DATES

Please take note of the following important times and dates in connection with the Exchange Offers and Consent Solicitations. These dates assume no extension of the Expiration Time applicable to the Exchange Offers and Consent Solicitations.

Date	Time and Calendar Date	Event
Commencement Date	February 11, 2025	The commencement of the Exchange Offers and Consent Solicitations.

Expiration Time	5:00 p.m., New York City time, on March 17, 2025, unless extended.

The deadline for holders to tender Old Notes in order to be eligible to receive the Total Consideration and the Consent Solicitation Fee for Old Notes accepted for exchange in the Exchange Offers.

The deadline for holders who have validly tendered Old Notes to validly withdraw such Old Notes.

Settlement Date	Promptly after the Expiration Time and expected to be the third business day after the Expiration Time.	If, as of the Expiration Time, all conditions have been or are concurrently satisfied or waived by TRC in respect of the Exchange Offers and Consent Solicitations for a given series of Old Notes, TRC will accept for exchange all Old Notes of such series validly tendered and not validly

Date	Time and Calendar Date	Event
withdrawn pursuant to the applicable Exchange Offer and Consent Solicitation prior to the Expiration Time and pay the Total Consideration and the Consent Solicitation Fee. TRC will effect the Exchange Offers and Consent Solicitations by: (i) subscribing for the principal amount of each series of New Notes that corresponds to the consideration payable for the amount of validly tendered and accepted Old Notes of the corresponding series, (ii) satisfying repayment of the principal amount of such Old Notes by delivering to the holders thereof such New Notes, and (iii) paying the Consent Solicitation Fee to holders as consideration for consenting to the Proposed Amendments.

SUMMARY

This summary highlights selected information included, or incorporated by reference, in this prospectus, but does not contain all the information that may be important to holders. To understand the Exchange Offers and Consent Solicitations fully, holders should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, including the financial statements and the related notes. Please also see the section entitled “Where Holders Can Find More Information.” TR Finance has included references to other portions of this prospectus to direct holders to a more complete description of the topics presented in this summary. Holders should also read the section entitled “Risk Factors” for more information about important risks that they should consider before making an investment decision in the Exchange Offers and Consent Solicitations.

About Thomson Reuters

Thomson Reuters informs the way forward by bringing together the trusted content and technology that people and organizations need to make the right decisions. We serve professionals across legal, tax, audit, accounting, compliance, government, and media. Our products combine highly specialized software and insights to empower professionals with the data, intelligence, and solutions needed to make informed decisions, and to help institutions in their pursuit of justice, truth and transparency. Reuters, part of Thomson Reuters, is a world leading provider of trusted journalism and news.

We derive most of our revenues from selling information and software solutions, primarily on a recurring subscription basis. Our solutions blend deep domain knowledge with software and automation tools. We believe our workflow solutions make our customers more productive by streamlining how they operate, enabling them to focus on higher value activities. Many of our customers use our solutions as part of their workflows, which has led to strong customer retention. We believe that our customers trust us because of our history and dependability and our deep understanding of their businesses and industries, and they rely on our services for navigating a rapidly changing and increasingly complex digital world. Over the years, our business model has proven to be capital efficient and cash flow generative, and it has enabled us to maintain leading and scalable positions in our chosen market segments.

We are organized in five reportable segments reflecting how we manage our businesses.

Legal Professionals

Serves law firms and governments with research and workflow products powered by leading-edge technologies, including generative AI, focusing on intuitive legal research and integrated legal workflow solutions that combine content, tools and analytics.

Corporates

Serves corporations, ranging from small businesses to multinational organizations, including the seven largest global accounting firms, with our full suite of content-driven products, powered by leading-edge technologies, including generative AI, and integrated compliance workflow solutions to help them achieve their business outcomes.

Tax & Accounting Professionals

Serves tax, audit and accounting firms (other than the seven largest, which are served by our Corporates segment) with research and workflow products powered by leading-edge technologies, including generative AI.

Reuters News

Supplies business, financial and global news and data to the world’s media organizations, professionals and news consumers through Reuters News Agency, Reuters.com, Reuters Events, Thomson Reuters products and to financial firms exclusively via London Stock Exchange Group plc (“LSEG”) products.

Global Print Provides legal and tax information primarily in print format to customers around the world and provides commercial printing services to a wide range of book publishers.

Thomson Reuters’ businesses are supported by a corporate center that manages Thomson Reuters’ commercial and technology operations, including those around Thomson Reuters’ sales capabilities, digital customer experience, and product and content development, as well as Thomson Reuters’ global facilities. Thomson Reuters also centrally manages functions such as finance, legal and human resources.

TRC is incorporated under the OBCA. Its registered office and principal executive office is located at 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada.

About TR Finance

TR Finance is an indirect 100% owned subsidiary of TRC formed under the laws of the State of Delaware. TR Finance is a financing vehicle for TRC and its consolidated subsidiaries. TR Finance has no independent operations, other than raising debt for use by Thomson Reuters, hedging such debt when appropriate and on-lending funds to companies in the Thomson Reuters group. TR Finance will lend substantially all net proceeds of its borrowings (including the cash subscription price received from TRC as consideration for the New Notes issued to TRC in connection with the Exchange Offers) to companies in the Thomson Reuters group. TR Finance’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

About the Subsidiary Guarantors

West Publishing is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Minnesota. West Publishing operates part of our Legal Professionals, Corporates and Global Print businesses. West Publishing’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Thomson Reuters Applications is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Delaware. Thomson Reuters Applications operates part of our Legal Professionals, Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Applications’ head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Thomson Reuters Tax & Accounting is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Texas. Thomson Reuters Tax & Accounting operates part of our Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Tax & Accounting’s head office is located at 6160 Warren Parkway, Suite 700, Frisco, Texas 75034, United States.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is TRC making the Exchange Offers and Consent Solicitations?

A:

TRC is making the Exchange Offers to optimize the Thomson Reuters group capital structure and align revenue generation to indebtedness and give existing holders of Old Notes the option to receive notes issued by TR Finance with the same financial terms and substantially similar covenants as the applicable series of Old Notes, which will satisfy repayment of the principal amount of such Old Notes.

TRC is making the Consent Solicitations to modify or eliminate certain reporting requirements, restrictive covenants and events of default in the Thomson Reuters Indenture applicable to the respective series of Old Notes in order to ease administration of TRC’s indebtedness.

Q:	Will TRC or TR Finance receive any proceeds in connection with the Exchange Offers?

A:

Thomson Reuters will not receive any net cash proceeds on a consolidated basis from the issuance of the New Notes in connection with the Exchange Offers. TR Finance will receive from TRC the cash subscription price for the New Notes to be delivered to holders of tendered Old Notes in satisfaction of TRC’s obligation to repay the principal amount of such tendered Old Notes. TRC will not receive any cash proceeds from the delivery of the New Notes in connection with the Exchange Offers. In exchange for delivering the New Notes, which will satisfy TRC’s obligation to repay the principal amount of the tendered Old Notes, TRC will receive such tendered Old Notes, and such Old Notes will be cancelled shortly after the completion of the Exchange Offers.

Q:	What will holders receive if they tender their Old Notes in the Exchange Offers and Consent Solicitations?

A:

Subject to the conditions described in this prospectus, for each Old Note that is validly tendered prior to 5:00 p.m., New York City time, on March 17, 2025, and not validly withdrawn, holders will be eligible, pursuant to the Exchange Offers, to receive a New Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate and have the same interest payment dates, same redemption terms and same maturity date as the Old Note for which it was exchanged, and will be eligible to receive the Consent Solicitation Fee pursuant to the Consent Solicitations. Specifically, in respect of each $1,000 principal amount of Old Notes, as applicable, that is validly tendered prior to 5:00 p.m., New York City time, on March 17, 2025, and not validly withdrawn, holders will receive the Total Consideration, which consists of the exchange consideration of $1,000 principal amount of New Notes of the applicable series, in exchange for such Old Notes, and the Consent Solicitation Fee, which consists of $2.50 in cash, for consenting to the Proposed Amendments by tendering such Old Notes, regardless of whether such Old Notes were tendered prior to the Early Tender Time.

The New Notes will be issued under and governed by the terms of the TR Finance Indenture, described under “Description of New Notes”.

Each series of New Notes will be issued in the same minimum denomination as the corresponding series of Old Notes for which they are being offered in exchange (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof for the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof for the New 2035 Debentures), other than as described below. See “Description of New Notes – General.” In order to be eligible to receive New Notes pursuant to the Exchange Offers a holder must validly tender for exchange an amount of the applicable Old Notes at least equal to such minimum denomination. If, with respect to any tender of Old Notes of a particular series, TRC would be required to deliver a New Note in a denomination other than $2,000, or an integral multiple of $1,000 in excess thereof (in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes) or $1,000, or an integral multiple of $1,000 in excess thereof (in the case of the New 2035 Debentures), TRC will, in lieu of such delivery:

●	deliver a New Note in a principal amount that has been rounded down to the nearest lesser integral multiple of $1,000 above such minimum denomination; and

●

pay a cash amount equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Notes actually issued in accordance with this paragraph.

Holders will not receive any payment for interest on this cash amount by reason of any delay on the part of the Exchange Agent and Information Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC, to participants in DTC, or in the allocation or crediting of securities or monies received by participants to beneficial owners. In no event will TR Finance or TRC be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Each series of New Notes issued pursuant to the Exchange Offers will have the same interest rate, interest payment dates and maturity date, and the economic terms of the optional redemption provisions will be the same, as the corresponding series of Old Notes for which they are being offered in exchange. Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, irrespective of whether a record date for payment falls before or after the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Interest on the applicable New Note will accrue from and including the Settlement Date to, but not including, the next interest payment date, which interest will be paid by TR Finance on the next interest payment date. Consequently, holders of New Notes who validly tender their Old Notes prior to the Expiration Time and receive the Total Consideration will receive the same total amount of interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer. Holders who trade, or otherwise dispose of, their New Notes prior to the first applicable record date for payment of interest following the Settlement Date will not be entitled to receive any interest on the applicable New Note or the corresponding tendered Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have (i) agreed to defer payment by TRC of the interest accrued on the tendered Old Notes to (but not including) the Settlement Date until the first interest payment date of the corresponding New Notes, and (ii) waived the right to receive any payment from TRC in respect of interest accrued on such Old Notes from and including the Settlement Date. Subject to the minimum denominations as described herein, the principal amount of each New Note will be rounded down, if necessary, to the nearest integral multiple of $1,000 and TRC will pay cash equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Notes actually issued.

If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), they may validly withdraw their tender in respect of such Old Notes at any time before the Expiration Time, but such holder will not receive the Total Consideration and the Consent Solicitation Fee unless such holder validly re-tenders such notes before the Expiration Time. Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period.

Holders may not consent to the Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer and may not tender their Old Notes for exchange without consenting to the applicable Proposed Amendments. By tendering Old Notes for exchange, holders will be deemed to have validly delivered their consent to the Proposed Amendments with respect to that specific series, as further described under “The Proposed Amendments”. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

				In respect of Old Notes tendered prior to the Expiration Time (1)(2)(3)
				Exchange Consideration (1)(2)	Consent Solicitation Fee
Aggregate Principal Amount Outstanding	Series of Notes Issued by TRC to be Exchanged	CUSIP No.	Series of Notes to be Issued by TR Finance	New Notes (principal amount)	Cash
$500,000,000	3.350% Notes due 2026	884903BV6	New 2026 Notes	$1,000	$2.50
$500,000,000	5.850% Notes due 2040	884903BH7	New 2040 Notes	$1,000	$2.50
$119,045,000	4.500% Notes due 2043	884903BM6	New 4.50% 2043 Notes	$1,000	$2.50
$350,000,000	5.650% Notes due 2043	884903BP9	New 5.65% 2043 Notes	$1,000	$2.50
$400,000,000	5.500% Debentures due 2035	884903AY1	New 2035 Debentures	$1,000	$2.50

Notes:

(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted, subject to any rounding as described herein.
(2)	The term “New Notes” in this column refers, in each case, to the series of New Notes corresponding to the series of Old Notes of like maturity and coupon set forth in the applicable row.
(3)

Pursuant to the A&R Prospectus, the terms of the Exchange Offers and Consent Solicitations were amended such that the Total Consideration and the Consent Solicitation Fee, which were previously being offered only to those holders of Old Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Time and accepted for exchange, will be offered through the Expiration Time. Consequently, all holders of Old Notes that are validly tendered (and not validly withdrawn) by the Expiration Time and are accepted for exchange will receive the Total Consideration and the Consent Solicitation Fee, regardless of whether such Old Notes were tendered prior to or after the Early Tender Time.

Q:	What are the proposed amendments to the Thomson Reuters Indenture?

A:

The Proposed Amendments will, among other things, modify or eliminate certain reporting requirements, restrictive covenants and events of defaults in the Thomson Reuters Indenture applicable to the respective series of Old Notes. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Proposed Amendments for each series of Old Notes are currently expected to be approved by holders of the Old Notes and adopted on the Settlement Date.

Assuming all other conditions of the Exchange Offers and Consent Solicitations are satisfied or waived (except for the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities, both of which may not be waived) by the Expiration Time, as applicable, the Proposed Amendments would, among other things:

●

modify Section 501 (“Events of Default”) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the events of default for breach of covenant (Section 501(4)) and bankruptcy and insolvency related events (Section 501(5) and Section 501(6)) (so that the only remaining events of default applicable to the Old Notes under the Thomson Reuters Base Indenture would be those listed in Section 501(1), Section 501(2), Section 501(3) and Section 501(7) of the Thomson Reuters Base Indenture, being those in respect of the default in the payment of any interest or related coupon due and payable, in the payment of the principal or premium on maturity, or in the deposit of any sinking fund or analogous payment when due, or any other event of default provided with respect to the Old Notes of that series);

●

remove Section 702(b) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the reporting requirements of TRC contained therein with respect to the Old Notes under Section 702 (“Reports by the Company”) of the Thomson Reuters Base Indenture (so that TRC is only required to comply with the reporting requirements under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”));

●

remove Article Eight (“Consolidation, Merger, Conveyance, Transfer or Lease”) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the covenants that restrict TRC from amalgamating or consolidating with or merging into any other person, or conveying, transferring or leasing its properties and assets substantially as an entirety to any person unless certain conditions are satisfied;

●

remove Section 1007 (“Negative Pledge”) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the covenants that restrict TRC from (i) creating or permitting to subsist after knowledge of the existence thereof any security interest upon any part of its undertaking or assets to secure any indebtedness of TRC, or (ii) permitting any material subsidiary of TRC to give any guarantee to secure any indebtedness of TRC unless certain conditions are satisfied or a specified exception applies;

●

remove Section 2.03(i) (“Offer to Repurchase on Change of Control Triggering Event”) of the 2026 Old Notes Supplemental Indenture, the 4.50% 2043 Old Notes Supplemental Indenture and the 5.65% 2043 Old Notes Supplemental Indenture, and Section 203(i) (“Offer to Repurchase on Change of Control Triggering Event”) of the 2040 Old Notes Supplemental Indenture, in each case to eliminate the provisions in the applicable Thomson Reuters Supplemental Indenture requiring TRC, upon the occurrence of a change of control triggering event, to offer to repurchase the Old Notes of the applicable series; and

●	remove Article III (“Events of Default”) of the 2026 Old Notes Supplemental Indenture, the 4.50% 2043 Old Notes Supplemental Indenture, the 5.65% 2043 Old Notes Supplemental Indenture, the

2035 Old Debentures Supplemental Indenture and the 2040 Old Notes Supplemental Indenture, in each case (i) to eliminate the event of default arising upon (A) a failure to repay the principal amount of any indebtedness of TRC or any material subsidiary at its final maturity, (B) such principal amount being declared due and payable prior to its final maturity as a result of a default thereunder, or (C) a failure of TRC or any material subsidiary to honor a guarantee of such indebtedness, and (ii) other than with respect to the 2035 Old Debentures Supplemental Indenture, to eliminate the event of default arising upon the failure by TRC to comply with the “Offer to Repurchase On Change of Control Triggering Event” provisions contained therein (so that the only remaining events of default applicable to the Old Notes under the Thomson Reuters Base Indenture would be those listed in Section 501 of the Thomson Reuters Base Indenture, as modified by the Proposed Amendments).

The descriptions above of the provisions of the Thomson Reuters Indenture to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Thomson Reuters Indenture, which may be accessed on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov, and the form of supplemental indenture to the Thomson Reuters Indenture that contains the amendments to become effective if the Requisite Consent Condition (as defined herein) is satisfied as of the Expiration Time with respect to each series of Old Notes (the “Tenth Supplemental Indenture”), which is filed as an exhibit to the registration statement of which this prospectus forms a part. Both the Thomson Reuters Indenture and the form of Tenth Supplemental Indenture are also available from the Exchange Agent and Information Agent upon request.

The Proposed Amendments would also amend the Thomson Reuters Indenture with respect to the Old Notes, the Old Notes and any exhibits thereto to make certain conforming or other changes to the Thomson Reuters Indenture with respect to the Old Notes, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents (as defined herein) for a given series of Old Notes must be received at or by the Expiration Time in order for the applicable terms of such Old Notes and the Thomson Reuters Indenture with respect to such series of Old Notes to be amended (the “Requisite Consent Condition”). If the Requisite Consent Condition is not satisfied for such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consent Condition is currently expected to be satisfied for each series of Old Notes and the Proposed Amendments adopted on the Settlement Date.

The deletion or modification of the restrictive covenants contemplated by the Proposed Amendments would, among other things, permit Thomson Reuters to take actions that could be adverse to the interests of the holders of the applicable series of outstanding Old Notes. See “Description of the Differences between the New Notes and the Old Notes”, “The Exchange Offers and Consent Solicitations”, “The Proposed Amendments” and “Description of New Notes”.

Q:	How do holders tender their Old Notes?

A:

Beneficial owners of Old Notes that hold their Old Notes in street name through a broker, dealer, commercial bank, trust company or other nominee must contact the institution that holds their Old Notes and follow such broker’s, dealer’s, commercial bank’s, trust company’s or nominee’s procedures for instructing the tender of such Old Notes. Holders should contact the institution that holds their Old Notes for more details.

If a holder wishes to participate in the Exchange Offers and Consent Solicitations, they must cause the book-entry transfer of their Old Notes to the Exchange Agent and Information Agent’s account at DTC, and the Exchange Agent and Information Agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the terms described under “The Exchange Offers and Consent Solicitations – Procedures for Consent and Tendering – Agent’s Message”.

Currently, all of the Old Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. However, if any Old Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and a holder wishes to tender their notes in the Exchange Offers and Consent Solicitations, such holder should contact that institution promptly and instruct the institution to tender on their behalf. The record holder will tender such notes on the holder’s behalf, but only if such holder instructs the record holder to do so. There will be no letter of transmittal for the Exchange Offers and Consent Solicitations. See “The Exchange Offers and Consent Solicitations — Procedures for Consent and Tendering.”

Q:	Can holders tender Old Notes in the Exchange Offers without delivering a consent in the Consent Solicitations?

A:

No. By tendering Old Notes for exchange, holders will be deemed to have validly delivered their consent to the Proposed Amendments with respect to that specific series, as further described under “The Proposed Amendments”. Holders may not tender their Old Notes for exchange without consenting to the applicable Proposed Amendments.

Q:	May holders consent in the Consent Solicitations without tendering their Old Notes in the Exchange Offer?

A:	No. Holders may not consent to the Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer.

Q:	Can I revoke my consent to the Proposed Amendments without withdrawing my Old Notes?

A:	No. You may revoke your consent to the Proposed Amendments only by withdrawing the related Old Notes you have tendered.

Q:	What are the consequences of participating in the Exchange Offers and Consent Solicitations?

A:

Holders who tender their Old Notes prior to the Expiration Time will receive the Total Consideration, which consists of $1,000 principal amount of New Notes of the applicable series per $1,000 principal amount of the corresponding series of Old Notes, as well as the Consent Solicitation Fee, which consists of $2.50 in cash, for consenting to the Proposed Amendments by tendering such Old Notes, regardless of whether such Old Notes were tendered prior to the Early Tender Time.

If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), they may validly withdraw their tender in respect of such Old Notes before the Expiration Time, but such holder will not receive the Total Consideration and the Consent Solicitation Fee unless such holder validly re-tenders such notes before the Expiration Time. Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

On or about the Settlement Date, it is anticipated that a Tenth Supplemental Indenture to the Thomson Reuters Base Indenture will be duly executed and delivered by TRC and the Trustees to give effect to the Proposed Amendments in respect of each series of Old Notes for which the Requisite Consent Condition is satisfied. The Proposed Amendments contained therein will become effective from the Settlement Date. The Proposed Amendments will not affect any series of notes under the Thomson Reuters Base Indenture that are not subject to the Exchange Offers and Consent Solicitations. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Proposed Amendments for each series of Old Notes are currently expected to be approved by holders of the Old Notes and adopted in connection with closing of the Exchange Offers.

Q:	What are the consequences of not participating in the Exchange Offers and Consent Solicitations at all?

A:

If the Requisite Consent Condition applicable to a series of Old Notes is not satisfied as of the Expiration Time (and the Proposed Amendments to such series of Old Notes do not become effective), Old Notes that are not tendered will remain outstanding with their current terms unaffected by the Exchange Offers or the Proposed Amendments, except that the Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. See “Description of the Differences Between the New Notes and the Old Notes.” On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. If the Requisite Consent Condition applicable to a series of Old Notes is satisfied as of the Expiration Time (and the Proposed Amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable Exchange Offer, even though the remaining holders of such Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the Thomson Reuters Indenture, as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Thomson Reuters Indenture, as so amended, will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes.

The trading markets for unexchanged Old Notes will become more limited and could cease to exist due to the reduction in the amount of the Old Notes outstanding upon consummation of the Exchange Offers and Consent Solicitations. More limited trading markets might adversely affect the liquidity, market price and price volatility of these securities, which may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that active markets in the unexchanged Old Notes will continue to exist, develop or be maintained or as to the prices at which the unexchanged Old Notes may be traded.

See “Risk Factors — Risk Factors Related to the Exchange Offers and Consent Solicitations — If the Proposed Amendments become effective, the Thomson Reuters Indenture will have fewer restrictive terms and afford reduced protections to the remaining holders of those notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes”.

Q:	How do the Old Notes differ from the New Notes to be issued in the Exchange Offers?

A:

The Old Notes are obligations of TRC and are governed by the Thomson Reuters Indenture. The Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. See “Description of the Differences Between the New Notes and the Old Notes.” On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above. The New Notes will be obligations of TR Finance, fully and unconditionally guaranteed by TRC and the Subsidiary Guarantors, on a joint and several basis, and will be governed by the TR Finance Indenture. The Thomson Reuters Indenture and the TR Finance Indenture are substantially similar, but differ in certain respects, as described below under “Description of the Differences Between the New Notes and the Old Notes”.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. If the Requisite Consent Condition applicable to a series of Old Notes is satisfied as of the Expiration Time (and the Proposed Amendments to such series of Old Notes become effective), such Old Notes will be governed by the Thomson Reuters Indenture, as amended by the Proposed Amendments, which will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes. See “The Proposed Amendments”.

Q:	What is the ranking of the New Notes?

A:

The New Notes will be senior unsecured obligations of TR Finance, and will rank equally with all of TR Finance’s other existing and future senior unsecured obligations. The New Notes will be fully and unconditionally guaranteed by TRC and the Subsidiary Guarantors, on a joint and several basis, and such guarantees will rank equally with each such Guarantor’s other senior unsecured obligations and will effectively be subordinated to all existing and future liabilities of each such Guarantor’s subsidiaries (other than TR Finance and the Subsidiary Guarantors). Subject to certain restrictions on incurring liens (described in this prospectus under “Description of New Notes — Negative Pledge”), the TR Finance Indenture will not limit the amount of secured debt that TR Finance or the Guarantors may incur, and the New Notes will effectively be subordinated in right of payment to any secured debt TR Finance or the Guarantors may incur, as applicable, and to their respective secured obligations, in each case to the extent of the value of the collateral securing such debt or other obligations. The Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. See “Description of the Differences Between the New Notes and the Old Notes.” On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above.

As of March 7, 2025, TR Finance had no outstanding indebtedness and TR Finance does not expect to incur any additional indebtedness prior to the consummation of the Exchange Offers. As of March 4, 2025, Thomson Reuters had approximately $2.83 billion aggregate principal amount of indebtedness (including approximately $1.87 billion aggregate principal amount of Old Notes issued by TRC proposed to be exchanged for the New Notes, all of which is unsecured indebtedness of TRC); the Subsidiary Guarantors do not have any outstanding indebtedness.

Q:	What consents are required to effect the Proposed Amendments and consummate the Exchange Offers?

A:

In order for the Proposed Amendments to become effective with respect to a series of Old Notes, the Requisite Consents with respect to such series of Old Notes must be received prior to the Expiration Time. The Requisite Consents for each series of Old Notes are set forth in the table beginning on page 73 of this prospectus.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such Old Notes and the Thomson Reuters Indenture applicable to such Old Notes to be amended. If the Requisite Consent Condition is not satisfied with respect to such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

Q:	What are the conditions to the Exchange Offers and Consent Solicitations?

A:

The consummation of the Exchange Offers and Consent Solicitations is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations”. TRC may, at its option and in its sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities. For information about other conditions to TRC’s obligations to consummate the Exchange Offers, see “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.”

Subject to applicable law, each Exchange Offer and Consent Solicitation is being made independently of the other Exchange Offers and Consent Solicitations, and TRC reserves the right to terminate, withdraw, amend or waive any condition to each Exchange Offer and each Consent Solicitation independently of the other Exchange Offers and Consent Solicitations at any time and from time to time, as described in this prospectus.

Q:	Will TRC accept all tenders of Old Notes?

A:

Yes. Subject to the satisfaction or waiver of the conditions to the Exchange Offer for a given series of Old Notes, TRC will accept for exchange all Old Notes of such series that have been validly tendered and not validly withdrawn pursuant to the applicable Exchange Offer before the Expiration Time (or during the Extended Withdrawal Period) and pay the Total Consideration. TRC will effect the Exchange Offers by (i) subscribing for the principal amount of each series of New Notes that corresponds to the consideration payable for the amount of validly tendered and accepted Old Notes of the corresponding series and (ii) satisfying repayment of the principal amount of such Old Notes by delivering to the holders thereof such New Notes.

The Old Notes surrendered in connection with the Exchange Offers and accepted for exchange will be cancelled shortly after the completion of the Exchange Offers.

Q:	When will holders receive the New Notes and the Consent Solicitation Fee?

A:

Assuming the conditions to the Exchange Offers and Consent Solicitations are satisfied or waived, TRC intends to deliver the New Notes to be delivered in connection with the Exchange Offers in book-entry form through the facilities of DTC and pay the Consent Solicitation Fee on or about the third business day following the Settlement Date.

Q:	Will holders be paid the accrued and unpaid interest on their Old Notes accepted for exchange on the Settlement Date?

A:

No. Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, irrespective of whether a record date for payment falls before or after the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Interest on the applicable New Note will accrue from and including the Settlement Date to, but not including, the next interest payment date, which interest will be paid by TR Finance on the next interest payment date. Consequently, holders of New Notes who validly tender their Old Notes prior to the Expiration Time and receive the Total Consideration will receive the same total amount of interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer. Holders who trade, or otherwise dispose of, their New Notes prior to the first applicable record date for payment of interest following the Settlement Date will not be entitled to receive any interest on the applicable New Note or the corresponding tendered Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have (i) agreed to defer payment by TRC of the interest accrued on the tendered Old Notes to (but not including) the Settlement Date until the first interest payment date of the corresponding New Notes, and (ii) waived the right to receive any payment from TRC in respect of interest accrued on such Old Notes from and including the Settlement Date.

Q:	When will the Exchange Offers expire?

A:

The Exchange Offers will expire at 5:00 p.m., New York City time, on March 17, 2025, unless TRC, in its sole discretion, extends one or more of the Exchange Offers, in which case the Expiration Time for each Exchange Offer will be the latest date and time to which such Exchange Offer is extended. See “The Exchange Offers and Consent Solicitations — Expiration Time; Extensions; Amendments.”

Q:	Can holders withdraw after they tender their Old Notes and deliver their consents?

A:

Tenders of Old Notes may be validly withdrawn at any time prior to the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

In the event of termination of the Exchange Offers, the Old Notes tendered pursuant to the Exchange Offers will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Procedures for Consent and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:	When will the Proposed Amendments become effective?

A:

Assuming the conditions to the Exchange Offers and Consent Solicitations, including the applicable Requisite Consent Condition, are satisfied or waived, we expect that a Tenth Supplemental Indenture to the Thomson Reuters Base Indenture will be duly executed and delivered by TRC and the Trustees on or about the Settlement Date to give effect to the Proposed Amendments in respect of each series of Old Notes for which the Requisite Consent Condition is satisfied. The Proposed Amendments contained therein will become effective from the Settlement Date. The Proposed Amendments will not affect any series of notes under the Thomson Reuters Base Indenture that are not subject to the Exchange Offers and Consent Solicitations.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

Q:	Are there procedures for guaranteed delivery of Old Notes?

A:

No. There are no guaranteed delivery procedures applicable to the Exchange Offers. All holders wishing to participate in the Exchange Offers and Consent Solicitations must validly tender their Old Notes in accordance with the procedures described in this prospectus prior to the Expiration Time, in order to be eligible to receive the Total Consideration and the Consent Solicitation Fee.

Q:	Will the New Notes be listed on an exchange?

A:

We have applied to list the New Notes on The Nasdaq Stock Market LLC. There can be no assurance that any series of New Notes will be listed on The Nasdaq Stock Market LLC or as to the development or liquidity of any market for any series of the New Notes. See “Risk Factors — Risk Factors Related to the New Notes — There may not be a trading market for the New Notes.”

Q:	Will holders have to pay any fees or commissions if they tender their Old Notes for exchange in the Exchange Offers?

A:

Holders will not be required to pay any fees or commissions to TRC, TR Finance, the Subsidiary Guarantors, the Dealer Managers or the Exchange Agent and Information Agent in connection with the Exchange Offers and Consent Solicitations. If Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders such Old Notes on a holder’s behalf, the holder’s broker or other nominee may charge the holder a commission for doing so. Holders should consult their broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q:	Is any recommendation being made with respect to the Exchange Offers and Consent Solicitations?

A:

No. None of TRC, TR Finance, the Subsidiary Guarantors, the Dealer Managers, the Exchange Agent and Information Agent, the Trustees or any other person, makes any recommendation in connection with the Exchange Offers and Consent Solicitations as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes (and in so doing, consenting to the adoption of the Proposed Amendments), and no one has been authorized by any of them to make such a recommendation.

Q:	Are there tax consequences holders should consider in connection with the Exchange Offers and Consent Solicitations?

A:

Yes. Holders should consider certain Canadian and U.S. federal income tax consequences of the Exchange Offers. See “Certain Canadian Federal Income Tax Consequences” and “Certain U.S. Federal Income Tax Consequences.” Holders should consult their tax advisor about the tax consequences to them of exchanging their Old Notes for New Notes.

Q:	What will TRC do with the Old Notes accepted for exchange in the Exchange Offers and Consent Solicitations?

A:

The Old Notes surrendered in connection with the Exchange Offers and Consent Solicitations and accepted for exchange will be cancelled shortly after the completion of the Exchange Offers, and the principal amount of such Old Notes will be considered repaid through the delivery of New Notes.

Q:	Will TRC return Old Notes that are not accepted for exchange in the Exchange Offers?

A:	Yes. TRC will return to holders any Old Notes that are not accepted for exchange for any reason without expense to holders promptly after the Expiration Time.

Q:	To whom should holders direct any questions?

A:	Questions concerning the terms of the Exchange Offers and Consent Solicitations should be directed to the lead dealer manager and solicitation agent:

J.P. Morgan

Questions concerning tender procedures and requests for additional copies of this prospectus, should be directed to the Exchange Agent and Information Agent:

D.F. King & Co., Inc.

Risk Factors

An investment in the New Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” in this prospectus.

Summary of the Exchange Offers and Consent Solicitations

The following information is a summary only and is to be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this prospectus and in the documents incorporated by reference herein. See “Description of New Notes.”

Exchange Offers	TRC is hereby offering to exchange, upon the terms and conditions set forth in this prospectus, all of the outstanding Old Notes of each series listed on the front cover of this prospectus for newly issued series of New Notes, the terms of which are economically identical and otherwise substantially similar in all material respects to the corresponding series of Old Notes, with those variations described under “Description of the Differences Between the New Notes and the Old Notes”. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”

Exchange Offers and Consent Solicitations Independent of One Another	Subject to applicable law, each Exchange Offer and each Consent Solicitation is being made independently of the other exchange offers and consent solicitations. TRC reserves the right to terminate, withdraw or amend each Exchange Offer and each Consent Solicitation independently of the other Exchange Offers and Consent Solicitations at any time and from time to time, as described in this prospectus.

Consent Solicitations	TRC is soliciting consents from holders of the Old Notes to effect the Proposed Amendments, upon the terms and conditions set forth in this prospectus. Holders may not tender their Old Notes for exchange without delivering a consent to the Proposed Amendments and may not deliver consents in the Consent Solicitations with respect to their Old Notes without tendering such Old Notes. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.” Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

Proposed Amendments	The Proposed Amendments, if effected, will modify certain provisions applicable to the respective series of Old Notes, including certain covenants and related definitions, to modify or eliminate certain reporting requirements, restrictive covenants and events of default in order to ease administration of TRC’s indebtedness. See “The Proposed Amendments”.

The Proposed Amendments, if effected, will, among other things, cause the Old Notes and the Thomson Reuters Indenture, as so amended, to have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes.

On or about the Settlement Date, it is anticipated that a Tenth Supplemental Indenture to the Thomson Reuters Base Indenture will be duly executed and delivered by TRC and the Trustees to give effect to the Proposed Amendments in respect of each series of Old Notes for which the Requisite Consent Condition is satisfied. The Proposed Amendments contained therein will become effective from the Settlement Date. The Proposed Amendments will not affect any series of notes under the Thomson Reuters Base Indenture that are not subject to the Exchange Offers and Consent Solicitations.

Requisite Consents	Each Consent Solicitation is conditioned upon, among other things, the receipt of the Requisite Consents applicable to the related series of Old Notes at or by the Expiration Time. If the Requisite Consent Condition is not satisfied for such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied. The Requisite Consents for each series of Old Notes are set forth in the table beginning on page 73 of this prospectus. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations”. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

Procedures for Participating in the Exchange Offers and Consent Solicitations	If holders wish to participate in the Exchange Offers and Consent Solicitations, they must cause the book-entry transfer of their Old Notes to the Exchange Agent and Information Agent’s account at DTC, and the Exchange Agent and Information Agent must receive a confirmation of book-entry transfer and an agent’s message transmitted pursuant to ATOP. There will be no letter of transmittal for the Exchange Offers and Consent Solicitations. See “The Exchange Offers and Consent Solicitations — Procedures for Consent and Tendering.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers and Consent Solicitations. You must tender your Old Notes and deliver your consents by the Expiration Time in order to participate in the Exchange Offers and Consent Solicitations.

Consideration	In respect of each $1,000 principal amount of Old Notes that is validly tendered prior to the Expiration Time and not validly withdrawn, holders will receive the Total Consideration, which consists of the exchange consideration of $1,000 principal amount of New Notes of the applicable series in exchange for such Old Notes, as well as the Consent Solicitation Fee, which consists of $2.50 in cash, for consenting to the Proposed Amendments by tendering such Old Notes, regardless of whether such Old Notes were tendered prior to the Early Tender Time.

If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), they may validly withdraw their tender in respect of such Old Notes at any time prior to the Expiration Time, but such holder will not receive the Total Consideration and the Consent Solicitation Fee unless such holder validly re-tenders such notes before the Expiration Time.

Accrued and Unpaid Interest	If the Old Notes are accepted for exchange on the Settlement Date, interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, irrespective of whether a record date for payment falls before or after the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Interest on the applicable New Note will accrue from and including the Settlement Date to, but not including, the next interest payment date, which interest will be paid by TR Finance on the next interest payment date. Holders who trade, or otherwise dispose of, their New Notes prior to the first applicable record date for payment of interest following the Settlement Date will not be entitled to receive any interest on the applicable New Note or the corresponding tendered Old Note.

Expiration Time	The Exchange Offers and Consent Solicitations will expire at 5:00 p.m., New York City time, on March 17, 2025 or a later date and time to which TRC extends it with respect to one or more series of Old Notes.

Settlement Date	Assuming the conditions to the Exchange Offers are satisfied or waived, the Settlement Date is expected to be the third business day following the Expiration Time.

Withdrawal and Revocation	Tenders of Old Notes in connection with any of the Exchange Offers and Consent Solicitations may be validly withdrawn at any time prior to the Expiration Time.

Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period.

In the event of termination of the Exchange Offers, the Old Notes tendered pursuant to the Exchange Offers will be promptly returned to the tendering holders.

Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

See “The Exchange Offers and Consent Solicitations — Procedures for Consent and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions	The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations”. TRC may, at its option and in its sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such Old Notes and the Thomson Reuters Indenture applicable to such Old Notes to be amended. If the Requisite Consent Condition is not satisfied with respect to such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

For information about other conditions to TRC’s obligations to consummate the Exchange Offers and Consent Solicitations, see “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.”

Acceptance of Old Notes and Consents and Delivery of the New Notes	Holders may not consent to the Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer, and may not tender their Old Notes for exchange without consenting to the applicable Proposed Amendments.

Subject to the satisfaction or waiver by TRC in its sole discretion of the conditions to the Exchange Offers and Consent Solicitations for a given series of Old Notes, TRC will accept for exchange all Old Notes of such series that are validly tendered and not validly withdrawn pursuant to the applicable Exchange Offer and Consent Solicitation prior to the Expiration Time and pay the Total Consideration and the Consent Solicitation Fee. TRC will effect the Exchange Offers and Consent Solicitations by (i) subscribing for the principal amount of each series of New Notes that corresponds to the consideration payable for the amount of validly tendered and accepted Old Notes of the corresponding series, (ii) satisfying repayment of the principal amount of such Old Notes by delivering to the holders thereof such New Notes, and (iii) paying the Consent Solicitation Fee to holders as consideration for consenting to the Proposed Amendments. The Old Notes surrendered in connection with the Exchange Offers and accepted for exchange will be cancelled shortly after the completion of the Exchange Offers.

The New Notes issued in connection with the Exchange Offers will be issued and delivered through the facilities of DTC on the Settlement Date. TRC will return to holders any Old Notes that are not accepted for exchange for any reason without expense to holders promptly after the Expiration Time. See “The Exchange Offers and Consent Solicitations — Acceptance of Old Notes for Exchange; Delivery of New Notes; Effectiveness of Proposed Amendments.”

Consequences of Not Exchanging Old Notes for New Notes	The trading markets for unexchanged Old Notes will become more limited and could cease to exist due to the reduction in the amount of the Old Notes outstanding upon consummation of the Exchange Offers. More limited trading markets might adversely affect the liquidity, market price and price volatility of these securities, which may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that active markets in the unexchanged Old Notes will continue to exist, develop or be maintained or as to the prices at which the unexchanged Old Notes may be traded. In addition, if the Proposed Amendments become effective, it could have a further negative effect on the trading markets or market price of the unexchanged Old Notes.

If the Requisite Consent Condition applicable to a series of Old Notes is not satisfied as of the Expiration Time (and the Proposed Amendments to such series of Old Notes do not become effective), Old Notes that are not tendered will remain outstanding with their current terms unaffected by the Exchange Offers or the Proposed Amendments, except that the Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. If the Requisite Consent Condition applicable to a series of Old Notes is satisfied as of the Expiration Time (and the Proposed Amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable Exchange Offer, even though the remaining holders of such Old Notes did not consent to the Proposed Amendments.

U.S. Federal Income Tax Considerations	Holders should consider certain U.S. federal income tax consequences of the Exchange Offers and Consent Solicitations. See “Certain U.S. Federal Income Tax Consequences.” Holders should consult their tax advisor about the tax consequences to them of exchanging their Old Notes.

Canadian Federal Income Tax Considerations	Holders should consider certain Canadian federal income tax consequences of the Exchange Offers and Consent Solicitations. See “Certain Canadian Federal Income Tax Consequences.” Holders should consult their tax advisor about the tax consequences to them of exchanging their Old Notes.

Use of Proceeds	Thomson Reuters will not receive any net cash proceeds on a consolidated basis from the issuance and exchange of the New Notes in connection with the Exchange Offers. TR Finance will receive from TRC the cash subscription price for the New Notes to be delivered to holders of tendered Old Notes in satisfaction of TRC’s obligation to repay the principal amount of such tendered Old Notes. TRC will not receive any cash proceeds from the delivery of the New Notes in connection with the Exchange Offers. See “Use of Proceeds.”

Exchange Agent and Information Agent and Dealer Managers and Solicitation Agents	D.F. King & Co., Inc. is serving as exchange agent and information agent for the Exchange Offers and Consent Solicitations.

J.P. Morgan Securities LLC is serving as lead dealer manager and solicitation agent and RBC Capital Markets, LLC is serving as co-dealer manager and solicitation agent in connection with the Exchange Offers and Consent Solicitations.

The address and the facsimile and telephone numbers of the lead dealer manager appear on the back cover of this prospectus.

Thomson Reuters has other business relationships with the Exchange Agent and Information Agent and the Dealer Managers, as described in “The Exchange Offers and Consent Solicitations — Exchange Agent and Information Agent” and “— Dealer Managers and Solicitation Agents.”

No Recommendation	None of TRC, TR Finance, the Subsidiary Guarantors, the Dealer Managers, the Exchange Agent and Information Agent, the Trustees or any other person, makes any recommendation in connection with the Exchange Offers and Consent Solicitations as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes, and no one has been authorized by any of them to make such a recommendation.

Risk Factors	Participating in the Exchange Offers and Consent Solicitations and investing in the New Notes involves certain risks that should be carefully considered. See the “Risk Factors” section.

Further Information	Questions concerning the terms of the Exchange Offers or the Consent Solicitations should be directed to the lead dealer manager and solicitation agent at the address and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the exchange agent and information agent at the address and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. Holders should read this prospectus, and any amendment or supplement hereto together with the documents incorporated by reference therein and the additional information described under “Where Holders Can Find More Information” in this prospectus.

Summary of the New Notes

The following information is a summary only and is to be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this prospectus and in the documents incorporated by reference herein. See “Description of New Notes.”

The New Notes

Issuer	TR Finance, a limited liability company formed under the laws of the State of Delaware.

Guarantors	TRC, a corporation incorporated under the laws of the Province of Ontario. West Publishing, a corporation formed under the laws of the State of Minnesota. Thomson Reuters Applications, a corporation formed under the laws of the State of Delaware. Thomson Reuters Tax & Accounting, a corporation formed under the laws of the State of Texas.

Guarantee	The New Notes will be fully and unconditionally guaranteed by TRC and the Subsidiary Guarantors on a senior unsecured basis, jointly and severally. Such guarantees are subject to release in certain circumstances pursuant to the TR Finance Indenture as described in “Description of New Notes”.

Notes Offered	TRC is offering to exchange the Old Notes for and deliver up to $1,869,045,000 U.S. dollar denominated aggregate principal amount of New Notes of the following series:

•	up to $500,000,000 initial aggregate principal amount of 3.350% Notes due 2026;

•	up to $500,000,000 initial aggregate principal amount of 5.850% Notes due 2040;

•	up to $119,045,000 initial aggregate principal amount of 4.500% Notes due 2043;

•	up to $350,000,000 initial aggregate principal amount of 5.650% Notes due 2043; and

•	up to $400,000,000 initial aggregate principal amount of 5.500% Debentures due 2035.

Interest Rates; Interest Payment Dates; Maturity Dates	Each series of New Notes issued pursuant to the Exchange Offers will have the same interest rate, interest payment dates and maturity date, and the economic terms of the optional redemption provisions will be the same, as the corresponding series of Old Notes for which they are being offered in exchange.

Each New Note will bear interest from and including the Settlement Date to, but not including, the next interest payment date, which interest will be paid by TR Finance on the next interest payment date. Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, irrespective of whether a record date for payment falls before or after the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Consequently, holders of New Notes who validly tender their Old Notes prior to the Expiration Time and receive the Total Consideration will receive the same total amount of interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer. Holders who trade, or otherwise dispose of, their New Notes prior to the first applicable record date for payment of interest following the Settlement Date will not be entitled to receive any interest on the applicable New Note or the corresponding tendered Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have (i) agreed to defer payment by TRC of the interest accrued on the tendered Old Notes to (but not including) the Settlement Date until the first interest payment date of the corresponding New Notes, and (ii) waived the right to receive any payment from TRC in respect of interest accrued on such Old Notes from and including the Settlement Date.

Subject to the minimum denominations as described herein, the principal amount of each New Note will be rounded down, if necessary, to the nearest integral multiple of $1,000, and TRC will pay cash equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Notes actually issued.

Interest Rates and Maturity Dates	Semi-Annual Interest Payment Dates	Record Dates	Expected First Interest Payment Date
3.350% Notes due 2026	May 15 and November 15	May 1 and November 1	May 15, 2025
5.850% Notes due 2040	April 15 and October 15	April 1 and October 1	April 15, 2025
4.500% Notes due 2043	May 23 and November 23	May 9 and November 9	May 23, 2025
5.650% Notes due 2043	May 23 and November 23	May 9 and November 9	May 23, 2025
5.500% Debentures due 2035	February 15 and August 15	February 1 and August 1	August 15, 2025

Ranking

The New Notes will be senior unsecured obligations of TR Finance, and will rank equally with all of TR Finance’s other existing and future senior unsecured obligations. The New Notes will be fully and unconditionally guaranteed by TRC and the Subsidiary Guarantors, on a joint and several basis, and such guarantees will rank equally with each such Guarantor’s other senior unsecured obligations and will effectively be subordinated to all existing and future liabilities of each such Guarantor’s subsidiaries (other than TR Finance and the Subsidiary Guarantors). The TR Finance Indenture will not limit the amount of secured debt that TR Finance or the Guarantors may incur, and the New Notes will effectively be subordinated in right of payment to any secured debt TR Finance or the Guarantors may incur, as applicable, and to their respective secured obligations, in each case to the extent of the value of the collateral securing such debt or other obligations.

The Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. See “Description of the Differences Between the New Notes and the Old Notes.” On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above.

Optional Redemption	TR Finance may redeem some or all of the New Notes of each series at its option and from time to time at the redemption prices indicated under the heading “Description of New Notes — Optional Redemption” in this prospectus.

Redemption for Changes in Tax Law	In the event that certain changes affecting Canadian withholding taxes occur, TR Finance will have the option to redeem the New Notes of each series, in whole but not in part, at a redemption price equal to 100% of the aggregate principal amount thereof, plus any accrued and unpaid interest, if any, to the date of redemption and any additional amounts that may then be payable. See “Description of New Notes – Redemption for Changes in Canadian Withholding Taxes” and “Description of New Notes – Other Additional Amounts following Merger, Consolidation or Amalgamation or Addition of Co-Obligor”.

Further Issuances	TR Finance may, from time to time, without notice to, or the consent of, the holders of any series of the New Notes, create and issue further notes with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest begins to accrue) identical to the New Notes of the applicable series. These additional notes will be deemed part of the same series as the New Notes of the applicable series issued hereby and will provide the holders of these additional notes the right to vote together with holders of the New Notes of the applicable series issued hereby, provided that if these additional notes are not fungible with the New Notes of the applicable series for U.S. federal income tax purposes, then the additional notes will be issued with a separate CUSIP or ISIN number, so that they are distinguishable from the New Notes of the applicable series.

Listing	The New Notes are new issues of securities with no established trading market. We have applied to list the New Notes on The Nasdaq Stock Market LLC. There can be no assurance that any series of New Notes will be listed on The Nasdaq Stock Market LLC or as to the development or liquidity of any market for any series of the New Notes.

Form and Denomination	Each series of New Notes will be issued in the form of one or more fully registered global notes, without coupons, in the same minimum denominations as the corresponding series of Old Notes for which they are being offered in exchange (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2035 Debentures). These global notes, with the exception of the global note representing the New 2035 Debentures, will be deposited with the U.S. Trustee as custodian for, and registered in the name of, a nominee of DTC. The global note representing the New 2035 Debentures will be deposited with Computershare Trust Company, N.A. as custodian for, and registered in the name of, a nominee of DTC. Except in the limited circumstances described under “Description of New Notes – Book-Entry Delivery and Form” in this prospectus, New Notes in certificated form will not be issued or exchanged for interests in global notes.

Governing Law	The New Notes, Guarantees and the TR Finance Indenture will be governed by the laws of the State of New York.

Trustees	The initial Trustee under the TR Finance Indenture for the New 2035 Debentures will be Computershare Trust Company of Canada. The Paying Agent under the TR Finance Indenture for the New 2035 Debentures will be Computershare Trust Company, N.A. The initial Trustee and the Paying Agent under the TR Finance Indenture for all other New Notes will be Deutsche Bank Trust Company Americas.

Risk Factors	Holders should carefully consider all of the information in this prospectus and the documents incorporated by reference herein. In particular, holders should evaluate the information set forth under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in this prospectus before deciding whether to exchange their Old Notes for New Notes in the Exchange Offers.

RISK FACTORS

Participating in the Exchange Offers and Consent Solicitations is subject to certain risks. Before deciding to participate and invest in the New Notes, holders should consider carefully the risk factors set forth below and those under the heading “Risk Factors” in TRC’s annual information form, which is contained in TRC’s annual report on Form 40-F for the year ended December 31, 2024, as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference). If any of the events or developments discussed in these risks actually occur, TR Finance’s business, financial condition or results of operations, or the value of the New Notes, could be adversely affected.

Risk Factors Related to the Exchange Offers and Consent Solicitations

Our board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for New Notes in the Exchange Offers, and we have not obtained a third-party determination that the Exchange Offers are fair to holders of Old Notes.

The board of directors of TRC and TR Finance have not made, and will not make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for New Notes pursuant to the Exchange Offers.

TRC and TR Finance have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of the Exchange Offers, or preparing a report or making any recommendation concerning the fairness of the Exchange Offers. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offers.

The liquidity of the Old Notes that are not exchanged will be reduced.

The trading markets for unexchanged Old Notes will become more limited and could cease to exist due to the reduction in the amount of the Old Notes outstanding upon consummation of the Exchange Offers. More limited trading markets might adversely affect the liquidity, market price and price volatility of these securities, which may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that active markets in the unexchanged Old Notes will continue to exist, develop or be maintained or as to the prices at which the unexchanged Old Notes may be traded. In addition, if the Proposed Amendments become effective, it could have a further negative effect on the trading markets or market price of the unexchanged Old Notes.

If the Proposed Amendments become effective, the Thomson Reuters Indenture will have fewer restrictive terms and afford reduced protections to the remaining holders of those notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes.

The Proposed Amendments would, among other things:

●

modify the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the events of default for breach of covenant and bankruptcy and insolvency related events (so that the only remaining events of default applicable to the Old Notes under the Thomson Reuters Base Indenture would be in respect of the default in the payment of any interest or related coupon due and payable, in the payment of the principal or premium on maturity, or in the deposit of any sinking fund or analogous payment when due, or any other event of default provided with respect to the Old Notes of that series);

●

eliminate certain reporting requirements of TRC with respect to the Old Notes contained in the Thomson Reuters Base Indenture (so that TRC is only required to comply with the reporting requirements under the Trust Indenture Act);

●

eliminate the covenants that restrict TRC from amalgamating or consolidating with or merging into any other person, or conveying, transferring or leasing its properties and assets substantially as an entirety to any person unless certain conditions are satisfied;

●

eliminate the covenants that restrict TRC from (i) creating or permitting to subsist after knowledge of the existence thereof any security interest upon any part of its undertaking or assets to secure any indebtedness of TRC, or (ii) permitting any material subsidiary of TRC to give any guarantee to secure any indebtedness of TRC unless certain conditions are satisfied or a specified exception applies;

●

eliminate the provisions in the applicable Thomson Reuters Supplemental Indentures requiring TRC, upon the occurrence of a change of control triggering event, to offer to repurchase the Old Notes of the applicable series; and

●

eliminate certain events of default contained in the Thomson Reuters Supplemental Indentures applicable to the respective series of Old Notes, including to eliminate the events of default arising upon a failure to repay the principal amount of any indebtedness of TRC or any material subsidiary at its final maturity, such principal amount being declared due and payable prior to its final maturity as a result of a default thereunder, a failure to honor a guarantee of such indebtedness, and the failure by TRC to comply with the change of control triggering event provisions contained therein (so that the only remaining events of default applicable to the Old Notes under the Thomson Reuters Base Indenture would be those listed in Section 501 of the Thomson Reuters Base Indenture, as modified by the Proposed Amendments).

If the Proposed Amendments become effective with respect to a particular series of Old Notes, each non-exchanging holder of the Old Notes of that series will be bound by the Proposed Amendments even if such holder did not consent to the Proposed Amendments. The Thomson Reuters Indenture, as amended by the Proposed Amendments, would permit TRC to take certain previously prohibited actions that could increase the credit risk with respect to TRC and its subsidiaries, and might adversely affect the liquidity, market price and price volatility of the Old Notes or otherwise be adverse to the interests of the holders of the Old Notes. Although the Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such Old Notes and the Thomson Reuters Indenture with respect to such Old Notes to be amended, if the Requisite Consent Condition is not satisfied with respect to such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied. See “The Proposed Amendments”.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

Certain terms of the New Notes will be different from those of the Old Notes.

The New Notes will have the same maturity, interest rates, interest payment dates and redemption terms as the respective Old Notes for which they are exchanged. The New Notes will be fully and unconditionally guaranteed by TRC and the Subsidiary Guarantors on a senior unsecured basis, jointly and severally. Such guarantees are subject to release in certain circumstances pursuant to the TR Finance Indenture. The Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. See “Description of the Differences Between the New Notes and the Old Notes.” On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above. Certain other terms of the New Notes, including those described under the caption “Description of the Differences Between the New Notes and the Old Notes,” will be different from those of the Old Notes. Holders of Old Notes should review the terms of the New Notes and the Old Notes and consider the differences carefully.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. If the Requisite Consent Condition applicable to a series of Old Notes is satisfied as of the Expiration Time (and the Proposed Amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable Exchange Offer, even though the remaining holders of such Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the Thomson Reuters Indenture, as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Thomson Reuters Indenture will have fewer restrictive terms and afford reduced protection to the remaining holders of the Old Notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes.

The Exchange Offers and Consent Solicitations may be cancelled or delayed, which could negatively affect the price of the applicable Old Notes.

TRC may cancel one or more of the Exchange Offers and Consent Solicitations in specified circumstances, and consummation of the Exchange Offers and Consent Solicitations may be delayed if the conditions for consummation are not satisfied or waived. The consummation of the Exchange Offers and Consent Solicitations is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations – Conditions to the Exchange Offers and Consent Solicitations”. If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), such holder may validly withdraw their tender in respect of such Old Notes at any time before the Expiration Time. Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

If an Exchange Offer or Consent Solicitation is not completed or is delayed, the respective market prices of any or all of the series of Old Notes in such Exchange Offer or Consent Solicitation may decline to the extent that the respective current market prices reflect an assumption that such Exchange Offer or Consent Solicitation has been or will be completed. Additionally, if the Exchange Offers and Consent Solicitations are extended, even if the Exchange Offers and Consent Solicitations are consummated, the Exchange Offers and Consent Solicitations may not be consummated on the dates specified in this prospectus. Accordingly, holders participating in such Exchange Offer and Consent Solicitation may have to wait longer than expected to receive their New Notes and the Consent Solicitation Fee, during which time those holders of Old Notes will not be able to effect transfers of their Old Notes tendered for exchange.

TRC may acquire Old Notes in future transactions or may redeem Old Notes that are not exchanged for New Notes in the Exchange Offers, and any such transaction may be on terms that are more or less favorable to the holders of the Old Notes than the terms of the Exchange Offers.

TRC may, to the extent permitted by applicable law and the Thomson Reuters Indenture, after the Settlement Date, seek to acquire, discharge, defease or redeem some or all of the Old Notes that are not tendered and accepted in the Exchange Offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the Thomson Reuters Indenture, as the case may be. The terms of any such transaction could differ from the terms of the Exchange Offers and may be more or less favorable to holders of Old Notes. We cannot assure you whether TRC will choose to pursue any of these alternatives.

Holders may not receive New Notes in the Exchange Offers and Consent Solicitations if the procedures for the Exchange Offers and Consent Solicitations are not followed.

TRC will deliver the New Notes in exchange for a holder’s Old Notes only if such holder tenders such Old Notes by electronic transmittal through DTC’s ATOP procedures and delivers all other required documents before expiration of the Exchange Offers and Consent Solicitations. Holders should allow sufficient time to ensure timely delivery of the necessary documents. None of TRC, TR Finance, the Subsidiary Guarantors, the Dealer Managers, the Exchange Agent and Information Agent, or any other person, is under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers and Consent Solicitations. Accordingly, beneficial owners wishing to participate in the Exchange Offers and Consent Solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers and Consent Solicitations.

Upon consummation of the Exchange Offers, holders who exchange Old Notes will lose their rights under such Old Notes.

If you validly tender Old Notes (and do not validly withdraw them) and your Old Notes are accepted for exchange pursuant to the Exchange Offers, the principal amount of such Old Note will be considered repaid and you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. See “— Risk Factors Related to the New Notes” below for more information.

The consideration to be received in the Exchange Offers does not reflect any valuation of the Old Notes or the New Notes and is subject to market volatility.

We have made no determination that the consideration to be received in the Exchange Offers represents a fair valuation of the Old Notes or the New Notes. We have not obtained an opinion from any financial advisor about the fairness to TRC, to TR Finance or to holders of the consideration to be received by holders who tender their Old Notes.

None of TRC, TR Finance, the Subsidiary Guarantors, the Dealer Managers, the Exchange Agent and Information Agent, the Trustees or any affiliate of any of them, or any other person, makes any recommendation as to whether holders of the Old Notes should exchange such notes for New Notes in the Exchange Offers or deliver consents to the Proposed Amendments.

Canadian holders generally will recognize income, gain or loss for Canadian federal income tax purposes upon the exchange of Old Notes for New Notes.

The exchange of Old Notes for New Notes pursuant to the Exchange Offers will be treated as a taxable disposition of Old Notes for Canadian federal income tax purposes. Accordingly, a Resident Holder (as defined in “Certain Canadian Federal Income Tax Consequences — Holders Resident in Canada”) that tenders Old Notes in exchange for New Notes and any cash consideration generally will recognize income, gain or loss for Canadian federal income tax purposes. See “Certain Canadian Federal Income Tax Consequences.”

U.S. holders generally will recognize gain or loss for U.S. federal income tax purposes upon the exchange of Old Notes for New Notes.

The exchange of Old Notes for New Notes pursuant to the Exchange Offers will be treated as a taxable disposition of Old Notes in exchange for New Notes for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in “Certain U.S. Federal Income Tax Consequences — Tax Consequences to Exchanging U.S. Holders”) that tenders Old Notes in exchange for New Notes generally will recognize gain or loss for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences — Tax Consequences to Exchanging U.S. Holders — The Exchange Offers.”

If a series of New Notes is treated as issued with original issue discount for U.S. federal income tax purposes, U.S. holders of such series of New Notes generally would be required to recognize income for U.S. federal income tax purposes in advance of the receipt of cash attributable to such income.

If the issue price of a series of New Notes (as determined in the manner described below under “Certain U.S. Federal Income Tax Consequences — Tax Consequences to Exchanging U.S. Holders — The Exchange Offers — Issue Price of the New Notes”) is less than their principal amount by an amount that is more than or equal to a de minimis amount, the New Notes would be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to such difference. In such case, a U.S. Holder generally would be required to include such OID in income as it accrues according to a “constant yield” method, regardless of the holder’s method of accounting and in advance of the receipt of cash attributable to such income. U.S. Holders should consult their tax advisers regarding the tax consequences of owning New Notes treated as issued with OID. See “Certain U.S. Federal Income Tax Consequences — Tax Consequences to Exchanging U.S. Holders — Ownership of the New Notes.”

If the proceeds of disposition of an Old Note exceed the principal amount of such Old Note, a Canadian holder may be required to include all or part of such excess in income in the taxation year in which the disposition occurs notwithstanding that the Canadian holder may receive no cash attributable to such income.

If the proceeds of disposition of an Old Note exceed the principal amount of such Old Note, a Canadian holder who holds the Old Notes on capital account may be required to include all or part of such excess in income (rather than as a capital gain) in the taxation year in which the disposition occurs notwithstanding that the Canadian holder may receive no cash attributable to such income and may not be entitled to an offsetting deduction in that taxation year or in a subsequent taxation year. In those circumstances it is possible that a Canadian holder may be entitled to recognize a capital loss on the disposition of the Old Notes in the taxation year or a subsequent disposition of the New Notes in the taxation year or a subsequent taxation year; however, if a Canadian holder realizes a capital loss, such loss is deductible only against capital gains of the Canadian holder and not other amounts included in the Canadian holder’s income. See “Certain Canadian Federal Income Tax Consequences — Taxation of the Exchange Offers and Consent Solicitations”.

The U.S. federal income tax consequences to holders who do not tender their Old Notes pursuant to the Exchange Offers are unclear.

The adoption of the Proposed Amendments to the applicable Thomson Reuters Indenture may result in a deemed exchange of Old Notes for “new” notes for U.S. federal income tax purposes. If, as we believe is more likely, the adoption of the Proposed Amendments does not result in such a deemed exchange, then non-exchanging holders should not recognize gain or loss for U.S. federal income tax purposes as a result of the adoption of the Proposed Amendments and the completion of the Exchange Offers. However, if, contrary to our intended tax position, the adoption of the Proposed Amendments results in such a deemed exchange, then the U.S. federal income tax consequences to a U.S. Holder could differ materially from the tax consequences if there were not such a deemed exchange, and such consequences could include the recognition of taxable gain upon the deemed exchange of the Old Notes for “new” notes. See “Certain U.S. Federal Income Tax Consequences — Tax Consequences to Non-Exchanging Holders.”

Our actual financial results may differ, potentially materially, from the forward-looking information incorporated by reference in this prospectus.

We have incorporated by reference into this prospectus certain forward-looking information, including outlook regarding our financial results for the year ending December 31, 2025 and our updated 2026 financial framework. This outlook and our updated 2026 financial framework are based upon a number of assumptions and estimates that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. This outlook and our updated 2026 financial framework are preliminary, subject to change, and based only upon information available as of the date it was released. Our actual results may prove to be different, potentially materially, from the forward-looking information incorporated by reference herein. In light of the foregoing, investors are urged to consider this forward-looking information in context and to not place undue reliance on it.

Risk Factors Related to the New Notes

TR Finance’s ability to meet its financial obligations is dependent on receipt of funds from other companies in the Thomson Reuters group.

TR Finance is a financing vehicle for TRC and its consolidated subsidiaries. TR Finance has no independent operations, other than raising debt for use by Thomson Reuters, hedging such debt when appropriate and on-lending funds to companies in the Thomson Reuters group. TR Finance will lend substantially all net proceeds of its borrowings (including the cash subscription price received from TRC as consideration for the New Notes issued to TRC in connection with the Exchange Offers) to companies in the Thomson Reuters group. Accordingly, the likelihood that holders of the New Notes will receive interest, principal payments and any premiums will depend on the financial position of such companies in the Thomson Reuters group and their ability to make interest payments on, and repay, such loans, and on the financial position and creditworthiness of the Guarantors.

There may not be a trading market for the New Notes.

Although we have applied to list the New Notes on The Nasdaq Stock Market LLC, there can be no assurance that any series of New Notes will be listed or as to the development or liquidity of any market for the New Notes. There can also be no assurance regarding the ability of holders of New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If a trading market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the New Notes, in each case depending on many factors, including, among other things, prevailing interest rates, Thomson Reuters’ financial results, any change in Thomson Reuters’ credit-worthiness and the market for similar securities.

The Dealer Managers may make a market in the New Notes as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop, in which case you may be unable to sell the New Notes at opportune times, at opportune prices or at all.

Credit ratings may not reflect all risks of an investment in the New Notes and may change.

There can be no assurance that the credit ratings assigned to the New Notes will remain in effect for any given period of time or that the ratings will not be withdrawn or revised at any time. There can be no assurance that DBRS (as defined herein), Fitch (as defined herein), S&P (as defined herein), Moody’s (as defined herein) or any other rating agency will not downgrade its ratings on the New Notes. Real or anticipated changes in credit ratings on the New Notes may affect the market value of the New Notes. In addition, real or anticipated changes in credit ratings can affect the cost at which we can access the capital markets.

The New Notes will be unsecured and would rank equal in right of payment to TR Finance’s existing and future unsecured indebtedness and would be effectively subordinated to any of TR Finance’s future secured indebtedness and any of the Guarantors’ existing and future secured indebtedness.

The New Notes will be unsecured and would rank equal in right of payment to TR Finance’s existing and future unsecured indebtedness. In addition, the New Notes would be effectively subordinated in right of payment to any of TR Finance’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness. TR Finance will not be restricted in its ability to make investments or incur debt. The Guarantee Obligations (as defined herein) will be unsecured and effectively subordinated in right of payment to all of the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness.

The TR Finance Indenture will not restrict the ability of the Guarantors or TR Finance to incur additional indebtedness.

Subject to certain restrictions on incurring liens (described in this prospectus under “Description of New Notes — Negative Pledge”), the TR Finance Indenture will not restrict any Guarantor or TR Finance’s ability to incur additional indebtedness, including secured indebtedness generally, which would have a prior claim on the assets securing that indebtedness. Incurrence of additional indebtedness may have important consequences for holders of the New Notes, including making it more difficult for the Guarantors or TR Finance to satisfy its obligations with respect to the New Notes, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the New Notes in the event of bankruptcy or insolvency, resulting in a loss in the trading value of the New Notes, if any, and increasing the risk that the credit rating of the New Notes is lowered or withdrawn.

In the event of insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of any Guarantor or TR Finance, their respective assets that serve as collateral for any secured indebtedness would be made available to satisfy their respective obligations to secured creditors before any payments are made on the New Notes or the Guarantee Obligations. If there is not enough collateral to satisfy all secured obligations, then any remaining amounts payable in respect of secured obligations would share equally with all senior unsecured obligations, including payment obligations in respect of the New Notes and the Guarantee Obligations (as defined herein). See “Description of New Notes – General”.

The Guarantee Obligations are effectively subordinated to all liabilities of the Guarantors’ subsidiaries other than TR Finance and the Subsidiary Guarantors.

None of the Guarantors’ subsidiaries has guaranteed or otherwise become obligated with respect to the New Notes, except for, with respect to TRC, TR Finance and the Subsidiary Guarantors. Accordingly, each Guarantor’s right to receive assets from any of its subsidiaries upon such subsidiary’s bankruptcy, liquidation or reorganization, and the right of holders of the New Notes to participate in those assets, is effectively subordinated to claims of that subsidiary’s creditors, including trade creditors.

TR Finance and the Guarantors will make only limited covenants in the TR Finance Indenture and these limited covenants may not protect a holder’s investment.

The TR Finance Indenture will not:

●

require TR Finance or the Guarantors to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the New Notes in the event that TR Finance experiences significant adverse changes in its financial condition or results of operations;

●	limit TR Finance or TRC’s ability to incur indebtedness that is equal in right of payment to the New Notes;

●

subject to certain restrictions on incurring liens (described in this prospectus under “Description of New Notes — Negative Pledge”), limit the Subsidiary Guarantors’ ability to incur any secured or unsecured indebtedness;

●	restrict TR Finance or the Guarantors’ ability to repurchase its shares;

●

restrict TR Finance or the Guarantors’ ability to make investments or to pay dividends or make other payments in respect of TR Finance’s or the Guarantors’ shares or other securities ranking junior to the New Notes; or

●	necessarily afford holders of New Notes protection should TR Finance or the Guarantors be involved in a transaction that significantly increases TR Finance’s leverage.

The TR Finance Indenture will contain only limited protections in the event of many types of transactions that TRC, TR Finance or the Subsidiary Guarantors could engage in, including acquisitions, refinancings, dispositions, recapitalizations, restructurings or other reorganizations or material strategic transactions that could substantially affect TR Finance’s capital structure and the value of the New Notes. If any such transaction should occur, the value of a holder’s New Notes may decline.

The Subsidiary Guarantors may be released from their Guarantee Obligations in certain circumstances.

As described under “Description of New Notes — Guarantees,” the Subsidiary Guarantors may be released from their Guarantee Obligations without the consent of the holders of the New Notes in certain circumstances, including a release of a guarantee by the applicable Subsidiary Guarantor if such Subsidiary Guarantor is no longer a direct or indirect 100%-owned subsidiary of TRC.

The Guarantors may be limited by U.S. bankruptcy law in their ability to fulfill their respective Guarantee Obligations.

Federal and state statutes could allow courts, under specific circumstances, to void the Guarantees, subordinate claims in respect of the notes and require note holders to return payments received from Guarantors.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a guarantee or claims related to the notes or subordinate a guarantee to all of TR Finance’s other debts or to all other debts of a Guarantor if, among other things, TR Finance or a Guarantor, at the time TR Finance or such Guarantor incurred the indebtedness evidenced by its guarantee:

●	intended to hinder, delay or defraud any present or future creditor; or

●	received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and either:

○	the Guarantor was insolvent or rendered insolvent by reason of such incurrence;

○	the Guarantor was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital; or

○	the Guarantor intended to incur, or believed that it would incur, debts beyond the Guarantor’s ability to pay such debts as they mature.

In addition, a court could void any payment by a Guarantor pursuant to the New Notes or a guarantee and require that payment be returned to such Guarantor or to a fund for the benefit of the creditors of the Guarantor. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

●	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

●

the present fair saleable value of all of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

●	it could not pay its debts as they become due.

There can be no assurance as to what standard a court would apply in making such determinations or that a court would agree with TR Finance or any Guarantors’ conclusions in this regard.

Canadian bankruptcy and insolvency laws may impair the Trustees’ ability to enforce certain remedies under the New Notes.

TRC is organized under the laws of the Province of Ontario, Canada, and a portion of its assets are located in Canada. The rights of the Trustees to enforce certain remedies under the TR Finance Indenture could be delayed by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to TRC. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and to file a proposal or plan of compromise or arrangement to be voted on by the various classes of its affected creditors. A restructuring proposal, compromise or arrangement, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class, including those creditors that did not vote to accept the proposal, compromise or arrangement. Moreover, this legislation, in certain instances, permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument, during the period that the stay against proceedings remains in place.

Your ability to enforce civil liabilities under U.S. federal securities laws may be adversely affected because TRC is organized under the laws of Canada, many of the directors and officers of TRC, TR Finance and the Subsidiary Guarantors and some experts named herein are residents of Canada, and a substantial portion of Thomson Reuters’ assets and assets of such persons are located outside the United States.

TRC is organized under the laws of the Province of Ontario, Canada. A substantial portion of Thomson Reuters’ assets are located outside the United States, and many of the directors and officers of TRC, TR Finance and the Subsidiary Guarantors and some of the experts named herein are residents of jurisdictions outside of the United States and the assets of such persons may be located outside of the United States. As a result, it may be difficult to effect service within the United States upon TRC and those directors, officers and experts, or to enforce judgments obtained in U.S. courts against us or such persons either inside or outside of the United States, or to enforce in U.S. courts judgments obtained against TRC or such persons in courts in jurisdictions outside the United States, in any action predicated upon the civil liability provisions of the federal securities laws of the United States. There is no certainty that civil liabilities predicated solely upon the federal securities laws of the United States can be enforced in Canada, whether by original action or by seeking to enforce a judgment of U.S. courts. In addition, punitive damages awards in actions brought in the United States or elsewhere may be unenforceable in Canada.

The price at which you will be able to sell your New Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally exchanged it for.

We believe that the value of the New Notes in any secondary markets will be affected by the supply and demand of the New Notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. We have summarized below what we expect to be the impact on the market value of the New Notes of a change in a specific factor, assuming all other conditions remain constant.

●

Market Interest Rates. In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if a holder holds New Notes and market interest rates increase, the market value of such New Notes may decline. Neither TRC nor TR Finance can predict future levels of market interest rates.

●	Our Credit Ratings, Financial Condition and Results. Actual or anticipated changes in our credit ratings or financial condition may affect the market value of the New Notes.

The impact of one of the factors above, such as an increase in market interest rates, may offset some or all of any change in the market value of the New Notes attributable to another factor, such as an improvement in our credit ratings.

The New Notes may be redeemed at our option under certain circumstances, which limits the ability of holders of the New Notes to accrue interest over the full stated term of the New Notes.

We may, at our option and from time to time, redeem some or all of the New Notes of each series prior to their maturity under certain circumstances at the redemption prices indicated under the heading “Description of New

Notes — Optional Redemption” in this prospectus. Holders should not expect us to redeem any New Notes on any particular date thereafter. If we redeem the New Notes for any reason, you will not have the opportunity to continue to accrue and be paid interest to the stated maturity date and you may not be able to reinvest the redemption proceeds you receive in a similar security or in securities bearing similar interest rates or yields.

We may not be able to repurchase the New Notes of any series upon a Change of Control Triggering Event.

Upon the occurrence of a Change of Control Triggering Event (as defined herein) for the New Notes of any series (other than the New 2035 Debentures), subject to certain conditions, we will be required to offer to repurchase all outstanding notes of such series at 101% of their principal amount, plus accrued and unpaid interest. The source of funds for such a repurchase of New Notes would be our available cash or cash generated from our subsidiaries’, if any, operations or other potential sources, including borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Triggering Event to make required repurchases of New Notes that are tendered. Our future debt instruments may contain provisions to the effect that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding thereunder and/or terminate any commitments thereunder. If the holders of the New Notes of any applicable series exercise their right to require us to repurchase all notes of such series upon a Change of Control Triggering Event, the financial effect of this repurchase could cause a default under future debt instruments, even if the Change of Control Triggering Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Triggering Event to complete the required repurchase of such notes and repayment of our other debt.

The Change of Control Triggering Event provision for the applicable series of New Notes provides only limited protection against significant events that could negatively impact the value the of the New Notes of those series.

As described above, upon the occurrence of a Change of Control Triggering Event for the New Notes of any series (other than the New 2035 Debentures), subject to certain conditions, we will be required to offer to repurchase all outstanding notes of such series at 101% of their principal amount, plus accrued and unpaid interest. However, the definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as certain acquisitions or recapitalizations) that could negatively impact the value of the New Notes of the applicable series. For a Change of Control Triggering Event to occur, there must be both a change of control and a ratings downgrade. As such, if we enter into a significant corporate transaction that negatively impacts the value of New Notes of an applicable series, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase your New Notes of an applicable series prior to their maturity or to otherwise seek any remedies.

THOMSON REUTERS

Thomson Reuters informs the way forward by bringing together the trusted content and technology that people and organizations need to make the right decisions. We serve professionals across legal, tax, audit, accounting, compliance, government, and media. Our products combine highly specialized software and insights to empower professionals with the data, intelligence, and solutions needed to make informed decisions, and to help institutions in their pursuit of justice, truth and transparency. Reuters, part of Thomson Reuters, is a world leading provider of trusted journalism and news.

We derive most of our revenues from selling information and software solutions, primarily on a recurring subscription basis. Our solutions blend deep domain knowledge with software and automation tools. We believe our workflow solutions make our customers more productive by streamlining how they operate, enabling them to focus on higher value activities. Many of our customers use our solutions as part of their workflows, which has led to strong customer retention. We believe that our customers trust us because of our history and dependability and our deep understanding of their businesses and industries, and they rely on our services for navigating a rapidly changing and increasingly complex digital world. Over the years, our business model has proven to be capital efficient and cash flow generative, and it has enabled us to maintain leading and scalable positions in our chosen market segments.

We are organized in five reportable segments reflecting how we manage our businesses.

Legal Professionals

Serves law firms and governments with research and workflow products powered by leading-edge technologies, including generative AI, focusing on intuitive legal research and integrated legal workflow solutions that combine content, tools and analytics.

Corporates

Serves corporations, ranging from small businesses to multinational organizations, including the seven largest global accounting firms, with our full suite of content-driven products, powered by leading-edge technologies, including generative AI, and integrated compliance workflow solutions to help them achieve their business outcomes.

Tax & Accounting Professionals

Professionals Serves tax, audit and accounting firms (other than the seven largest, which are served by our Corporates segment) with research and workflow products powered by leading-edge technologies, including generative AI.

Reuters News

Supplies business, financial and global news and data to the world’s media organizations, professionals and news consumers through Reuters News Agency, Reuters.com, Reuters Events, Thomson Reuters products and to financial firms exclusively via LSEG products.

Global Print Provides legal and tax information primarily in print format to customers around the world and provides commercial printing services to a wide range of book publishers.

Thomson Reuters’ businesses are supported by a corporate center that manages Thomson Reuters’ commercial and technology operations, including those around Thomson Reuters’ sales capabilities, digital customer experience, and product and content development, as well as Thomson Reuters’ global facilities. Thomson Reuters also centrally manages functions such as finance, legal and human resources.

TRC is incorporated under the OBCA. Its registered office and principal executive office is located at 19 Duncan Street, Toronto, Ontario M5H 3H1, Canada.

TR FINANCE

TR Finance is an indirect 100% owned subsidiary of TRC formed under the laws of the State of Delaware. TR Finance is a financing vehicle for TRC and its consolidated subsidiaries. TR Finance has no independent operations, other than raising debt for use by Thomson Reuters, hedging such debt when appropriate and on-lending funds to companies in the Thomson Reuters group. TR Finance will lend substantially all net proceeds of its borrowings (including the cash subscription price received from TRC as consideration for the New Notes issued to TRC in connection with the Exchange Offers) to companies in the Thomson Reuters group. TR Finance’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

SUBSIDIARY GUARANTORS

West Publishing is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Minnesota. West Publishing operates part of our Legal Professionals, Corporates and Global Print businesses. West Publishing’s head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Thomson Reuters Applications is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Delaware. Thomson Reuters Applications operates part of our Legal Professionals, Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Applications’ head office is located at 2900 Ames Crossing Road, Suite 100, Eagan, Minnesota 55121, United States.

Thomson Reuters Tax & Accounting is an indirect 100%-owned subsidiary of TRC formed under the laws of the State of Texas. Thomson Reuters Tax & Accounting operates part of our Tax & Accounting Professionals and Corporates businesses. Thomson Reuters Tax & Accounting’s head office is located at 6160 Warren Parkway, Suite 700, Frisco, Texas 75034, United States.

CAPITALIZATION AND INDEBTEDNESS OF TRC

The following table sets forth TRC’s capitalization and indebtedness (i) as at December 31, 2024 and (ii) as at December 31, 2024 on an as adjusted basis, after giving effect to certain events subsequent to that date through March 4, 2025 affecting capitalization and indebtedness of TRC and the Exchange Offers. There will be no change to the capital and aggregate indebtedness of TRC on a consolidated basis after giving effect to the Exchange Offers, other than accounting for costs associated with executing the Exchange Offers.

This table should be read in conjunction with TRC’s audited consolidated financial statements for the year ended December 31, 2024 and other information included in the documents incorporated by reference in this prospectus.

	Unaudited
	Actual	Adjustments		As Adjusted(1)
	As at December 31, 2024	Events Subsequent to December 31, 2024	Exchange Offers(1) (2)	As at December 31, 2024

	(millions of U.S. dollars)
Current indebtedness	$973	—	—	$973
Long-term indebtedness	1,847	—	—	1,847
Old Notes repaid in connection with the Exchange Offers	—	—	(7)(2)	(7)

Total debt	2,820(3)	—	(7)	2,813(3)

Equity:
Series II preference shares, no nominal value (authorized, issued and outstanding—6,000,000)	110	—	—	110
Common shares, no nominal value (450,010,485 issued and outstanding; authorized—unlimited)	1,957	—	—	1,957
Contributed surplus	1,431	—	—	1,431
Accumulated other comprehensive loss	(1,191)	—	—	(1,191)
Retained earnings	9,699	(267)(4)	(5)(2)	9,427

Total equity	12,006	(267)	(5)	11,734

Total capitalization	$14,826	$(267)	$(12)	$14,547

(1)	Assumes that, for illustrative purposes, 100% of the Old Notes are validly tendered prior to the Expiration Time and accepted for exchange.
(2)

No debt or cash will be raised by TRC on a consolidated basis in connection with the Exchange Offers. The effect of the Exchange Offers to TRC on a consolidated basis is limited to $5 million, representing payment of the Consent Solicitation Fee to holders of Old Notes that are validly tendered and not validly withdrawn prior to the Expiration Time (reflected as a reduction to Retained earnings) and $7 million of transaction costs (reflected as a reduction in Total debt) relating to the issuance of New Notes by TR Finance. In these cost estimates, we assume, for illustrative purposes, that 100% of the Old Notes are validly tendered prior to the Expiration Time and accepted for exchange.
(3)

Excludes the effect of related debt swaps, which are included within “Other financial liabilities – current” in our consolidated statement of financial position as at December 31, 2024. If this effect had been included, total debt and total capitalization would have been $21 million higher.

(4)	Quarterly dividends declared as announced on February 6, 2025 payable on March 10, 2025 to common shareholders of record as of February 20, 2025.

CAPITALIZATION AND INDEBTEDNESS OF TR FINANCE

The following table sets forth TR Finance’s capitalization and indebtedness (i) as at December 31, 2024 and (ii) as at December 31, 2024 on an as adjusted basis, after giving effect to the Exchange Offers.

	Unaudited
	As at December 31, 2024
	Actual	Adjustments	As adjusted(1)
	(millions of U.S. dollars)
Current indebtedness	$-	$-	$-
Long-term indebtedness	-	-	-
New Notes issued in connection with the Exchange Offers	-	1,869	1,869

Total debt	-	1,869	1,869

Equity:
Common shares, $1.00 par value (1 issued and outstanding; 1,000 authorized)	-	-	-

Total equity	-	-	-

Total capitalization	$-	$1,869	$1,869

(1)	Assumes that, for illustrative purposes, 100% of the Old Notes are validly tendered prior to the Expiration Time and accepted for exchange.

As consideration for TR Finance issuing to TRC the New Notes to be delivered by TRC to holders of tendered Old Notes in satisfaction of TRC’s obligation to repay the principal amount of such tendered Old Notes, TRC will pay to TR Finance the cash subscription price therefor, which is expected to be $1,876 million, assuming, for illustrative purposes, that 100% of the Old Notes are validly tendered prior to the Expiration Time and accepted for exchange. This amount represents the fair value of New Notes estimated as of March 4, 2025.

TRC, as parent company, will bear the cost of the Consent Solicitation Fee payable to holders of Old Notes that are validly tendered and not validly withdrawn prior to the Expiration Time. TR Finance will bear the $7 million of transaction costs relating to issuance of the New Notes.

The subscription price less the transaction costs are presented in the “Adjustments” column as the carrying value of the New Notes within TR Finance.

TR Finance expects that the proceeds it receives from TRC will be loaned to the Subsidiary Guarantors, and/or U.S. affiliates that are direct or indirect shareholders of the Subsidiary Guarantors and expects to meet its interest debt service obligations for the New Notes using interest income from the affiliate loans. TR Finance has no other business activities and, therefore, there are no other activities affecting its financial position since December 31, 2024.

TR Finance’s obligations in respect of the New Notes will be further supported by Guarantees provided by the Subsidiary Guarantors and TRC. See “Selected Consolidated Financial Information” for additional information on the financial position and income statement of the Subsidiary Guarantors.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth selected financial information which was extracted from, and should be read in conjunction with, our management’s discussion and analysis for the year ended December 31, 2024, which is incorporated by reference in this prospectus.

The information is provided in connection with the full and unconditional guarantee by TRC and the Subsidiary Guarantors of any debt securities issued by TR Finance under the TR Finance Indenture.

TR Finance was formed for the sole purpose of issuing debt securities. The issuance of New Notes in connection with the Exchange Offers, if completed, will be the first issuance of debt securities by TR Finance. TR Finance has no significant assets or liabilities, as well as no subsidiaries or ongoing business operations of its own. In the event debt securities are issued by TR Finance, including in connection with the Exchange Offers, TR Finance expects that the proceeds will be loaned to the Subsidiary Guarantors, and/or U.S. affiliates that are direct or indirect shareholders of the Subsidiary Guarantors. TR Finance expects to be able to pay interest, premiums, operating expenses and to meet its debt obligations using interest income from the affiliate loans and will be further supported by Guarantees provided by the Subsidiary Guarantors and TRC. However, the ability of TR Finance to pay interest, premiums, operating expenses and to meet its debt obligations will depend upon the ability of the Subsidiary Guarantors and/or such other U.S. affiliates to pay interest and meet debt obligations under the affiliate loans and upon the credit support of the Subsidiary Guarantors and TRC.

The tables below contain condensed consolidating financial information for the following:

●	Parent – TRC, the direct or indirect owner of all of its subsidiaries

●	Subsidiary Issuer – TR Finance

●	Subsidiary Guarantors on a combined basis

●	Non-Guarantor Subsidiaries – Other subsidiaries of TRC on a combined basis that will not guarantee the New Notes or other TR Finance debt securities

●	Eliminations – Consolidating adjustments

●	Thomson Reuters on a consolidated basis

TRC accounts for its investments in subsidiaries using the equity method for purposes of the condensed consolidating financial information. Where subsidiaries are members of a consolidated tax filing group, TRC allocates income tax expense pursuant to the tax sharing agreement among the members of the group, including application of the percentage method whereby members of the consolidated group are reimbursed for losses when they occur, regardless of the ability to use such losses on a standalone basis. We believe that this allocation is a systematic, rational approach for allocation of income tax balances. Adjustments necessary to consolidate TRC, the Subsidiary Guarantors and non-Guarantor Subsidiaries are reflected in the “Eliminations” column.

Condensed Consolidating Income Statement

	Unaudited Year ended December 31, 2024

(millions of U.S. dollars)	TRC (Parent)	TR Finance (Subsidiary Issuer)	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	TRC Consolidated

CONTINUING OPERATIONS

Revenues	–	–	2,122	5,679	(543)	7,258

Operating expenses	(15)	–	(1,575)	(3,424)	543	(4,471)

Depreciation	–	–	(36)	(77)	–	(113)

Amortization of computer software	–	–	(16)	(602)	–	(618)

Amortization of other identifiable intangible assets	–	–	(40)	(51)	–	(91)

Other operating (losses) gains, net	(1)	–	56	89	–	144

Operating (loss) profit	(16)	–	511	1,614	–	2,109

Finance (costs) income, net:

Net interest (expense) income	(137)	–	6	6	–	(125)

Other finance (costs) income	(30)	–	1	74	–	45

Intercompany net interest income (expense)	116	–	(59)	(57)	–	–

(Loss) income before tax and equity method investments	(67)	–	459	1,637	–	2,029

Share of post-tax earnings in equity method investments	–	–	–	40	–	40

Share of post-tax earnings (losses) in subsidiaries	2,034	–	(2)	340	(2,372)	–

Tax benefit (expense)	240	–	(119)	2	–	123

Earnings from continuing operations	2,207	–	338	2,019	(2,372)	2,192

Earnings from discontinued operations, net of tax	–	–	–	15	–	15

Net earnings	2,207	–	338	2,034	(2,372)	2,207

Earnings (loss) attributable to:

Common shareholders	2,207	–	338	2,037	(2,372)	2,210

Non-controlling interests	–	–	–	(3)	–	(3)

Condensed Consolidating Statement of Financial Position

	Unaudited As of December 31, 2024

(millions of U.S. dollars)	TRC (Parent)	TR Finance (Subsidiary Issuer)	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	TRC Consolidated

Cash and cash equivalents	14	–	230	1,724	–	1,968
Trade and other receivables	–	–	257	830	–	1,087
Intercompany receivables	1,032	–	505	1,674	(3,211)	–
Other financial assets	–	–	23	12	–	35
Prepaid expenses and other current assets	–	–	170	230	–	400
Current assets	1,046	–	1,185	4,470	(3,211)	3,490

Property and equipment, net	–	–	158	228	–	386
Computer software, net	–	–	34	1,419	–	1,453
Other identifiable intangible assets, net	–	–	981	2,153	–	3,134
Goodwill	–	–	3,727	3,535	–	7,262
Equity method investments	–	–	–	269	–	269
Other financial assets	82	–	46	314	–	442
Other non-current assets	–	–	105	520	–	625
Intercompany receivables	160	–	2	778	(940)	–
Investments in subsidiaries	14,584	–	465	4,041	(19,090)	–
Deferred tax	243	–	–	1,133	–	1,376
Total assets	16,115	–	6,703	18,860	(23,241)	18,437

LIABILITIES AND EQUITY

Liabilities

Current indebtedness	973	–	–	–	–	973
Payables, accruals and provisions	52	–	276	763	–	1,091
Current tax liabilities	–	–	–	197	–	197
Deferred revenue	–	–	350	712	–	1,062
Intercompany payables	1,214	–	461	1,536	(3,211)	–
Other financial liabilities	20	–	11	82	–	113
Current liabilities	2,259	–	1,098	3,290	(3,211)	3,436
Long-term indebtedness	1,847	–	–	–	–	1,847
Provisions and other non-current liabilities	3	–	4	668	–	675
Other financial liabilities	–	–	80	152	–	232
Intercompany payables	–	–	778	162	(940)	–
Deferred tax	–	–	237	4	–	241
Total liabilities	4,109	–	2,197	4,276	(4,151)	6,431

Equity

Total equity	12,006	–	4,506	14,584	(19,090)	12,006

Total liabilities and equity	16,115	–	6,703	18,860	(23,241)	18,437

Condensed Consolidating Income Statement

	Unaudited Year ended December 31, 2023

(millions of U.S. dollars)	TRC (Parent)	TR Finance (Subsidiary Issuer)	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	TRC Consolidated

CONTINUING OPERATIONS

Revenues	-	-	2,165	5,411	(782)	6,794

Operating expenses	(13)	-	(1,607)	(3,296)	782	(4,134)

Depreciation	-	-	(39)	(77)	-	(116)

Amortization of computer software	-	-	(17)	(495)	-	(512)

Amortization of other identifiable intangible assets	-	-	(45)	(52)	-	(97)

Other operating gains, net	42	-	20	335	-	397

Operating profit	29	-	477	1,826	-	2,332

Finance (costs) income, net:
Net interest (expense) income	(190)	-	14	24	-	(152)
Other finance (costs) income	(18)	-	2	(176)	-	(192)
Intercompany net interest income (expense)	203	-	(54)	(149)	-	-

Income before tax and equity method investments	24	-	439	1,525	-	1,988

Share of post-tax earnings in equity method investments	-	-	-	1,075	-	1,075

Share of post-tax earnings in subsidiaries	2,673	-	57	337	(3,067)	-

Tax expense	-	-	(102)	(315)	-	(417)

Earnings from continuing operations	2,697	-	394	2,622	(3,067)	2,646

(Loss) earnings from discontinued operations, net of tax	(2)	-	-	51	-	49

Net earnings	2,695	-	394	2,673	(3,067)	2,695

Earnings attributable to common shareholders	2,695	-	394	2,673	(3,067)	2,695

Condensed Consolidating Statement of Financial Position

	Unaudited As of December 31, 2023

(millions of U.S. dollars)	TRC (Parent)	TR Finance (Subsidiary Issuer)	Subsidiary Guarantors	Non-Guarantor Subsidiaries	Eliminations	TRC Consolidated

Cash and cash equivalents	24	–	182	1,092	–	1,298
Trade and other receivables	–	–	276	846	–	1,122
Intercompany receivables	2,666	–	465	3,402	(6,533)	–
Other financial assets	–	–	6	60	–	66
Prepaid expenses and other current assets	–	–	212	223	–	435
Current assets	2,690	–	1,141	5,623	(6,533)	2,921

Property and equipment, net	–	–	200	247	–	447
Computer software, net	–	–	49	1,187	–	1,236
Other identifiable intangible assets, net	–	–	1,021	2,144	–	3,165
Goodwill	–	–	3,803	2,916	–	6,719
Equity method investments	–	–	–	2,030	–	2,030
Other financial assets	116	–	6	322	–	444
Other non-current assets	–	–	116	502	–	618
Intercompany receivables	188	–	2	778	(968)	–
Investments in subsidiaries	14,572	–	489	3,943	(19,004)	–
Deferred tax	–	–	–	1,104	–	1,104
Total assets	17,566	–	6,827	20,796	(26,505)	18,684

LIABILITIES AND EQUITY

Liabilities

Current indebtedness	372	–	–	–	–	372
Payables, accruals and provisions	55	–	317	742	–	1,114
Current tax liabilities	–	–	–	248	–	248
Deferred revenue	–	–	337	655	–	992
Intercompany payables	2,768	–	634	3,131	(6,533)	–
Other financial liabilities	400	–	15	92	–	507
Current liabilities	3,595	–	1,303	4,868	(6,533)	3,233

Long-term indebtedness	2,905	–	–	–	–	2,905
Provisions and other non-current liabilities	2	–	6	684	–	692
Other financial liabilities	–	–	76	161	–	237
Intercompany payables	–	–	778	190	(968)	–
Deferred tax	–	–	232	321	–	553
Total liabilities	6,502	–	2,395	6,224	(7,501)	7,620

Equity

Total equity	11,064	–	4,432	14,572	(19,004)	11,064

Total liabilities and equity	17,566	–	6,827	20,796	(26,505)	18,684

INTEREST COVERAGE OF TRC

The information contained in this section was derived from TRC’s audited consolidated financial statements for the year ended December 31, 2024 and the related management’s discussion and analysis, each of which is incorporated by reference in this prospectus.

The following ratios are for the 12 months ended December 31, 2024 and 2023, respectively. There will be no change to the interest coverage of TRC after giving effect to the Exchange Offers. These ratios are also adjusted to give effect to repayments of debt securities, as if such repayments occurred at the beginning of each period. These ratios do not purport to reflect actual ratios that would have resulted if the transactions had actually occurred on that date, nor are they indicative of ratios for any future periods.

12 Months Ended
	December 31, 2024	December 31, 2023
Net earnings attributable to common shareholders before deducting interest expense (which includes the effect of related debt swaps) and before tax expense (1)	$2,277 million(2)	$3,349 million(2)

Adjusted annualized interest on total debt (1)	$142 million	$139 million

Interest coverage ratio	16.0x	24.1x

TRC’s borrowing cost requirements, after giving effect to the issue of New Notes to be distributed under this prospectus, amounted to $142 million for the 12 months ended December 31, 2024 (2023: $139 million). TRC’s profit or loss attributable to common shareholders before borrowing costs and income tax for the 12 months then ended was $2,277 million (2023: $3,349 million), which is 16.0 times (2023: 24.1 times) TRC’s borrowing cost requirements for this period.

Below, we have also provided a supplemental calculation of our interest coverage ratios based on Adjusted EBITDA, which is a non-IFRS financial measure. We describe Adjusted EBITDA and provide a reconciliation to the most directly comparable IFRS financial measure in our management’s discussion and analysis for the year ended December 31, 2024 incorporated by reference in this prospectus.

12 Months Ended
	December 31, 2024	December 31, 2023
Adjusted EBITDA (1)	$2,779 million	$2,678 million

Adjusted annualized interest on total debt (1)	$142 million	$139 million

Interest coverage ratio	19.6x	19.3x

(1)

Excludes non-cash interest expense on pension and other post-employment benefit plans and the interest expense component of lease payments that TRC reports in finance costs within its consolidated income statement.

(2)

Includes $68 million and $1,099 million in the 12 months ended December 31, 2024 and 2023, respectively for TRC’s share of post-tax earnings in York Parent Limited and its subsidiaries (“YPL”), an equity method investment. YPL held TRC’s indirect investment in London Stock Exchange Group plc (“LSEG”) shares. TRC sold its remaining indirect interest in LSEG shares in the second quarter of 2024. See note 9 to TRC’s audited consolidated financial statements for the year ended December 31, 2024 for additional information.

INTEREST COVERAGE OF TR FINANCE

We expect TR Finance to have an interest coverage ratio of at least 1.00x based on the interest income it will earn from loans it expects to extend to affiliates that are direct or indirect shareholders of the Subsidiary Guarantors. TR Finance has no other independent sources of funding and no other operations.

PRIOR SALES

No New Notes or securities convertible or exchangeable into New Notes have been distributed in the twelve-month period prior to the date of this prospectus.

USE OF PROCEEDS

Thomson Reuters will not receive any net cash proceeds on a consolidated basis from the issuance and exchange of the New Notes in connection with the Exchange Offers. In exchange for delivering the New Notes, which will satisfy TRC’s obligation to repay the principal amount of the tendered Old Notes, TRC will receive such tendered Old Notes, and such Old Notes will be cancelled shortly after the completion of the Exchange Offers.

SELLING SECURITYHOLDER

The New Notes to be delivered in connection with the Exchange Offers will be delivered by TRC. TRC indirectly owns 100% of TR Finance. As of the date of this prospectus, TRC does not own, beneficially or of record, or control or direct any New Notes. Upon closing, TRC will effect the Exchange Offers and Consent Solicitations by: (i) subscribing for the principal amount of each series of New Notes that corresponds to the consideration payable for the amount of validly tendered and accepted Old Notes of the corresponding series, (ii) satisfying repayment of the principal amount of such Old Notes by delivering to the holders thereof such New Notes, and (iii) paying the Consent Solicitation Fee to holders as consideration for consenting to the Proposed Amendments. As such, the amount of New Notes being distributed for the account of TRC will not be known until following the Expiration Time and, following the distribution, TRC will not own, beneficially or of record, or control or direct any New Notes.

As of March 7, 2025, Woodbridge and its affiliates beneficially owned approximately 70% of TRC’s common shares and is the principal and controlling shareholder of Thomson Reuters.

Woodbridge, a private company, is the primary investment vehicle for members of the family of the late Roy H. Thomson, the first Lord Thomson of Fleet. Woodbridge is a professionally managed company that, in addition to its controlling interest in Thomson Reuters, has other substantial investments.

Prior to his passing in 2006, Kenneth R. Thomson controlled TRC through Woodbridge. He did so by holding shares of a holding company of Woodbridge, Thomson Investments Limited. Under his estate arrangements, the 2003 TIL Settlement, a trust of which the trust company subsidiary of a Canadian chartered bank is trustee and members of the family of the late first Lord Thomson of Fleet are beneficiaries, holds those holding company shares. Kenneth R. Thomson established these arrangements to provide for long-term stability of the business of Woodbridge. The equity of Woodbridge continues to be owned by members of successive generations of the family of the first Lord Thomson of Fleet.

Under the estate arrangements of Kenneth R. Thomson, the directors and officers of Woodbridge are responsible for its business and operations. In certain limited circumstances, including very substantial dispositions of TRC common shares by Woodbridge, the estate arrangements provide for approval of the trustee to be obtained.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

TRC is making the Exchange Offers to optimize the Thomson Reuters group capital structure and align revenue generation to indebtedness and give existing holders of Old Notes the option to receive notes issued by TR Finance with the same financial terms and substantially similar covenants as the applicable series of Old Notes, which will satisfy repayment of the principal amount of such Old Notes.

TRC is making the Consent Solicitations to modify or eliminate certain reporting requirements, restrictive covenants and events of default in the Thomson Reuters Indenture applicable to the respective series of Old Notes in order to ease administration of TRC’s indebtedness.

Mechanics of the Exchange Offers

Upon closing, TRC and TR Finance will effect the Exchange Offers and Consent Solicitations by completing the following three steps:

●

Step 1: TRC will subscribe for the principal amount of each series of New Notes that corresponds to the consideration payable for the amount of validly tendered and accepted Old Notes of the corresponding series;

●	Step 2: TRC will satisfy repayment of the principal amount of such Old Notes by delivering to the holders thereof such New Notes; and

●	Step 3: TRC will pay the Consent Solicitation Fee to holders of validly tendered and accepted Old Notes as consideration for consenting to the Proposed Amendments.

Terms of the Exchange Offers and Consent Solicitations

In the Exchange Offers, TRC is offering, in exchange for a holder’s outstanding Old Notes, to pay the Consent Solicitation Fee (as further described below) and deliver the following New Notes:

Aggregate Principal Amount Outstanding	Series of Old Notes to be Exchanged	Series of New Notes to be Issued	Interest Payment Dates for Both the Old Notes and New Notes	Record Dates for Both the Old Notes and New Notes
$500,000,000	3.350% Notes due 2026	New 2026 Notes	Bi-annually, on May 15 and November 15 in each year.	Bi-annually, on May 1 and November 1 in each year.

$500,000,000	5.850% Notes due 2040	New 2040 Notes	Bi-annually, on April 15 and October 15 in each year.	Bi-annually, on April 1 and October 1 in each year.

$119,045,000	4.500% Notes due 2043	New 4.50% 2043 Notes	Bi-annually, on May 23 and November 23 in each year.	Bi-annually, on May 9 and November 9 in each year.

Aggregate Principal Amount Outstanding	Series of Old Notes to be Exchanged	Series of New Notes to be Issued	Interest Payment Dates for Both the Old Notes and New Notes	Record Dates for Both the Old Notes and New Notes
$350,000,000	5.650% Notes due 2043	New 5.65% 2043 Notes	Bi-annually, on May 23 and November 23 in each year.	Bi-annually, on May 9 and November 9 in each year.

$400,000,000	5.500% Debentures due 2035	New 2035 Debentures	Bi-annually, on February 15 and August 15 in each year.	Bi-annually, on February 1 and August 1 in each year.

In connection with the Exchange Offers, TRC will be soliciting consents from each holder of Old Notes to adopt the Proposed Amendments. Holders may not consent to the Proposed Amendments without tendering their Old Notes in the applicable Exchange Offer and may not tender their Old Notes for exchange without consenting to the applicable Proposed Amendments.

Pursuant to the A&R Prospectus, the terms of the Exchange Offers and Consent Solicitations were amended such that the Total Consideration and the Consent Solicitation Fee, which were previously being offered only to those holders of Old Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender Time and accepted for exchange, will be offered through the Expiration Time. Consequently, in respect of each $1,000 principal amount of Old Notes that is validly tendered prior to the Expiration Time and not validly withdrawn, holders will receive the Total Consideration, which consists of the exchange consideration of $1,000 principal amount of New Notes of the applicable series in exchange for such Old Notes, as well as the Consent Solicitation Fee, which consists of $2.50 in cash for consenting to the Proposed Amendments by tendering such Old Notes , regardless of whether such Old Notes were tendered prior to the Early Tender Time.

Each series of New Notes will be issued in the same minimum denomination as the corresponding series of Old Notes for which they are being offered in exchange for (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2035 Debentures), other than as described below. See “Description of New Notes — General.” In order to be eligible to receive New Notes pursuant to the Exchange Offers, a holder must validly tender for exchange an amount of the applicable Old Notes at least equal to such minimum denomination. If, with respect to any tender of Old Notes of a particular series, TRC would be required to deliver a New Note in a denomination other than the applicable minimum denomination, or an integral multiple of $1,000 in excess thereof, for the New 2035 Debentures, TRC will, in lieu of such delivery:

●	deliver a New Note in a principal amount that has been rounded down to the nearest lesser integral multiple of $1,000 above such minimum denomination; and

●

pay a cash amount equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Notes actually issued in accordance with this paragraph.

Holders will not receive any payment for interest on this cash amount by reason of any delay on the part of the Exchange Agent and Information Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC, to participants in DTC, or in the allocation or crediting of securities or monies received by participants to beneficial owners. In no event will TR Finance or TRC be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

Each series of New Notes issued pursuant to the Exchange Offers will have the same interest rate, interest payment dates and maturity date, and the economic terms of the optional redemption provisions will be the same, as the corresponding series of Old Notes for which they are being offered in exchange. Each New Note will bear interest from and including the Settlement Date to, but not including, the next interest payment date, which interest will be paid by TR Finance on the next interest payment date. Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, irrespective of whether a record date for payment falls before or after the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Consequently, holders of New Notes who validly tender their Old Notes prior to the Expiration Time and receive the Total Consideration will receive the same total amount of interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer and Consent Solicitation. Holders who trade, or otherwise dispose of, their New Notes prior to the first applicable record date for payment of interest following the Settlement Date will not be entitled to receive any interest on the applicable New Note or the corresponding tendered Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have (i) agreed to defer payment by TRC of the interest accrued on the tendered Old Notes to (but not including) the Settlement Date until the first interest payment date of the corresponding New Notes, and (ii) waived the right to receive any payment from TRC in respect of interest accrued on such Old Notes from and including the Settlement Date. Interest will continue to accrue on Old Notes that are not tendered in the applicable Exchange Offer and Consent Solicitation in accordance with the terms of such Old Notes. Subject to the minimum denominations as described herein, the principal amount of each New Note will be rounded down, if necessary, to the nearest integral multiple of $1,000, and TRC will pay cash equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Notes actually issued.

Each series of New Notes is a new series of New Notes that will be issued under the TR Finance Indenture and one or more supplements setting forth the terms of the respective series. The terms of the New Notes will include those expressly set forth in such notes and the TR Finance Indenture and those made part of the TR Finance Indenture by reference to the Trust Indenture Act.

If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), such holder may validly withdraw their tender in respect of such Old Notes at any time before the Expiration Time, but such holder will not receive the Total Consideration and the Consent Solicitation Fee unless they validly re-tender such notes before the Expiration Time. Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

The consummation of the Exchange Offers and Consent Solicitations is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “— Conditions to the Exchange Offers and Consent Solicitations”. TRC may, at its option and in its sole discretion, waive any such conditions, except the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities. For information about other conditions to TRC’s obligations to consummate the Exchange Offers and Consent Solicitations, see “— Conditions to the Exchange Offers and Consent Solicitations.” For a description of the Proposed Amendments, see “The Proposed Amendments”. The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such Old Notes and the Thomson Reuters Indenture applicable to such Old Notes to be amended. If the Requisite Consent Condition is not satisfied with respect to such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied.

It is expected that the Tenth Supplemental Indenture to the Thomson Reuters Base Indenture will be duly executed and delivered by TRC and the Trustees on or about the Settlement Date to give effect to the Proposed

Amendments in respect of each series of Old Notes for which the Requisite Consent Condition is satisfied. The Proposed Amendments contained therein will become effective from the Settlement Date. The Proposed Amendments will not affect any series of notes under the Thomson Reuters Base Indenture that are not subject to the Exchange Offers and Consent Solicitations.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of the Exchange Offers and Consent Solicitations is subject to the following statements being true:

(a)	The registration statement of which this prospectus forms a part has been declared effective by the SEC;

(b)	The OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities;

(c)

No action or event has occurred or been threatened in writing (including a default under an agreement, indenture or other instrument or obligation to which Thomson Reuters or one of its affiliates, as applicable, is a party or by which Thomson Reuters or one of its affiliates, as applicable, is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offers, the Consent Solicitations, the Proposed Amendments or the exchange of Old Notes under the Exchange Offers, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

●

in TRC’s reasonable judgment, challenges the making of the Exchange Offers, Consent Solicitations the Proposed Amendments or the exchange of Old Notes under the Exchange Offers, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the Exchange Offers, the Consent Solicitations, the Proposed Amendments or the exchange of Old Notes under the Exchange Offer; or

●

in TRC’s reasonable judgment, is likely to materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Thomson Reuters, or materially impair the contemplated benefits to Thomson Reuters of the Exchange Offers, the Consent Solicitations, the Proposed Amendments or the exchange of the Old Notes under the Exchange Offers;

(d)	None of the following has occurred:

●	any general suspension of trading in securities on any Canadian marketplace, United States national securities exchange or in the over-the-counter market;

●	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States or Canada (whether or not mandatory);

●

a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly relating to the United States or Canada, if the effect of any such event, in TRC’s reasonable judgment, is reasonably likely to have a material adverse effect on us or on our ability to proceed with the Exchange Offers, the Consent Solicitations or the Proposed Amendments, or the exchange of Old Notes under the Exchange Offers;

●

any limitation (whether or not mandatory) by any governmental authority on, or other event, in TRC’s reasonable judgment, having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States or Canada; or

●

in the case of any of the foregoing existing at the time of the commencement of the Exchange Offers and Consent Solicitations, a material acceleration or worsening thereof which, in our reasonable judgment, is reasonably likely to have a material adverse effect on us or on our ability to complete the Exchange Offers and Consent Solicitations;

(e)

None of the Trustees has objected in any respect to, or taken any action that could, in TRC’s reasonable judgment, materially adversely affect the consummation of, any of the Exchange Offers, the Consent Solicitations or the Proposed Amendments or the exchange of Old Notes under the Exchange Offers, nor has any of the Trustees taken any action that challenges the validity or effectiveness of the procedures used by us in making the Exchange Offers or the Consent Solicitations or the exchange of the Old Notes under the Exchange Offers; and

(f)

No change (or development involving a prospective change) has occurred in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be materially adverse to us, and we have not become aware of facts that, in our reasonable judgment, have or may have material adverse significance with respect to the applicable Old Notes or the New Notes or the Exchange Offers, Consent Solicitations or the Proposed Amendments.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such Old Notes and the Thomson Reuters Indenture applicable to such Old Notes to be amended. If the Requisite Consent Condition is not satisfied in respect of such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

All of these conditions are for the sole benefit of TRC and, except for the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities, may be waived by TRC, in whole or in part in its sole discretion. Any determination made by TRC concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Old Notes to challenge such determination in a court of competent jurisdiction. All conditions to the Exchange Offers and Consent Solicitations must be satisfied or, where permitted, waived, at or by the Expiration Time.

Expiration Time; Extensions; Amendments

The Expiration Time for each Exchange Offer shall be 5:00 p.m., New York City time, on March 17, 2025, subject to TRC’s right to extend that date and time in its sole discretion, in which case the Expiration Time shall be the latest date and time to which TRC has extended such Exchange Offer.

Subject to applicable law, TRC expressly reserves the right, in its sole discretion to:

(a)

delay accepting any Old Notes to extend one or more of the Exchange Offers and Consent Solicitations or to terminate one or more of the Exchange Offers and Consent Solicitations and not accept any Old Notes; and

(b)

amend, modify or waive in part or whole, at any time, or from time to time, the terms of one or more of the Exchange Offers and Consent Solicitations in any respect, including waiver of any conditions to consummation of one or more of the Exchange Offers and Consent Solicitations (except the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities).

If TRC amends, extends, terminates or withdraws any of the Exchange Offers or Consent Solicitations, TRC will give written notice thereof to the Exchange Agent and Information Agent and will make a public announcement thereof as promptly as practicable and, in the case of an extension of the Expiration Time, no later than 9:00 a.m. New York City time, on the next business day after the scheduled Expiration Time. Without limiting the manner in which TRC may choose to make a public announcement of any extension, amendment or termination of any of the Exchange Offers or Consent Solicitations, TRC will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the Exchange Offers and Consent Solicitations will remain open following material changes in the terms of the Exchange Offers and Consent Solicitations or in the information concerning the Exchange Offers will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the U.S. Exchange Act, if TRC elects to change the consideration offered, the percentage of Old Notes sought, the Exchange Offers will remain open for a minimum ten-business-day period following the date that the notice of such change is first published or sent to holders of the Old Notes.

If the registration statement of which this prospectus forms a part or the terms of the Exchange Offers are changed or amended in a manner determined by us to constitute a material change, consistent with Rule 13e-4(d) and Rule 14d-4(d) under the U.S. Exchange Act (as applicable to the Exchange Offers by way of Rule 162(a)(2) under the U.S. Securities Act), we will promptly disclose any such change or amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment, and, as required by Rule 13e-4(e) and Rule 14d-4(d) under the U.S. Exchange Act, will extend the Exchange Offers for (i) 5 business days for any material changes other than changes to the Exchange Offer consideration or the principal amount of Old Notes offered for exchange, and (ii) 10 business days for any material changes that would constitute a post-effective amendment to the registration statement of which this prospectus forms a part, in either case with, for the avoidance of doubt, withdrawal rights continuing to apply during any such extension.

Subject to applicable law, each Exchange Offer and Consent Solicitation is being made independently of the other Exchange Offers and Consent Solicitations, and TRC reserves the right to terminate, withdraw, amend or waive any condition to each Exchange Offer and each Consent Solicitation independently of the other Exchange Offers and Consent Solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a noteholder that is not validly withdrawn will constitute a binding agreement between that holder and TRC upon the terms and subject to the conditions of the Exchange Offers and Consent Solicitations. The acceptance of the Exchange Offers and Consent Solicitations by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. If a holder validly tenders Old Notes before the Expiration Time (including holders that validly tendered Old Notes prior to the Early Tender Time), such holder may validly withdraw their tender in respect of such Old Notes at any time before the Expiration Time, but such holder will not receive the Total Consideration and the Consent Solicitation Fee unless they validly re-tender such notes before the Expiration Time. Tenders of Old Notes may not be withdrawn after the Expiration Time; provided that, if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period.

In addition, if the Proposed Amendments have become effective with respect to a series of Old Notes, the amendments will apply to all Old Notes of such series that are not exchanged in the applicable Exchange Offer, even though the holders of such Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the Thomson Reuters Indenture, as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Thomson Reuters Indenture, as so amended, will have reduced reporting requirements and fewer restrictive terms and afford reduced protection to the remaining holders of those notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. See “Risk Factors — Risk Factors Related to the Exchange Offers and Consent Solicitations”.

Absence of Dissenters’ Rights

Holders of the Old Notes do not have any appraisal or dissenters’ rights under the OBCA, the laws of the State of New York, the Old Notes, or under the terms of the Thomson Reuters Indenture in connection with the Exchange Offers and Consent Solicitations.

Acceptance of Old Notes for Exchange; Delivery of New Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the Exchange Offers and Consent Solicitations are satisfied or waived, the New Notes to be delivered in connection with the Exchange Offers will be delivered in book-entry form on the Settlement Date (in exchange for Old Notes that are validly tendered (and not validly withdrawn) before the Expiration Time and accepted for exchange).

TRC will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the Proposed Amendments) if and when TRC has given written notice thereof to the Exchange Agent and Information Agent. Subject to the terms and conditions of the Exchange Offers and Consent Solicitations, delivery of New Notes in connection with the exchange for Old Notes accepted by TRC will be made by the Exchange Agent and Information Agent on the Settlement Date upon receipt of such notice. The Exchange Agent and Information Agent will act as agent for participating holders of the Old Notes for the purpose of receiving Old Notes from, and transmitting New Notes and the Consent Solicitation Fee to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers and Consent Solicitations or are withdrawn prior to the Expiration Time, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after such withdrawal or the expiration or termination of the Exchange Offers.

It is expected that the Tenth Supplemental Indenture to the Thomson Reuters Base Indenture will be duly executed and delivered by TRC and the Trustees on or about the Settlement Date to give effect to the Proposed Amendments in respect of each series of Old Notes for which the Requisite Consent Condition is satisfied. The Proposed Amendments contained therein will become effective from the Settlement Date. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. The Proposed Amendments will not affect any series of notes under the Thomson Reuters Base Indenture that are not subject to the Exchange Offers and Consent Solicitations.

Procedures for Consent and Tendering

If a holder holds Old Notes and wishes to have those notes exchanged for New Notes, such holder must validly tender (or cause the valid tender of) such Old Notes using the procedures described in this prospectus. The proper tender of Old Notes will constitute an automatic consent to the Proposed Amendments.

The procedures by which a holder may tender or cause to be tendered Old Notes will depend upon the manner in which such holder holds the Old Notes. Beneficial owners of Old Notes that hold their Old Notes in street name through a broker, dealer, commercial bank, trust company or other nominee must contact the institution that holds their Old Notes and follow such broker’s, dealer’s, commercial bank’s, trust company’s or nominee’s procedures for instructing the tender of such Old Notes. Holders should contact the institution that holds their Old Notes for more details. No alternative, conditional or contingent tenders will be accepted. Currently, all of the Old Notes are held in book-entry form and can only be tendered by following the procedures described below under “— Old Notes Held with DTC.” There will be no letter of transmittal for the Exchange Offers and Consent Solicitations.

Old Notes Held with DTC

Currently, all of the Old Notes are held in book-entry form through DTC and can only be tendered through the applicable procedures of DTC.

Pursuant to authority granted by DTC, if a holder is a DTC participant that has Old Notes credited to their DTC account, and thereby held of record by DTC’s nominee, such holder may directly tender their Old Notes as if they were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent and Information Agent will establish accounts with respect to the Old Notes at DTC for purposes of the Exchange Offers.

Tenders of Old Notes will be accepted only in the minimum denominations applicable to such series of Old Notes (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2035 Debentures).

Any DTC participant may tender Old Notes and thereby deliver a consent to the Proposed Amendments by effecting a book-entry transfer of the Old Notes to be tendered in the Exchange Offers into the account of the Exchange Agent and Information Agent at DTC and electronically transmitting its acceptance of the Exchange Offers through ATOP procedures for transfer before the Expiration Time.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent and Information Agent’s account at DTC and send an agent’s message to the Exchange Agent and Information Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and Information Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Exchange Offers and that TRC may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Time.

An agent’s message and any other required documents must be transmitted to and received by the Exchange Agent and Information Agent prior to the Expiration Time of the Exchange Offers at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the Exchange Agent and Information Agent.

There will be no letter of transmittal for the Exchange Offers and Consent Solicitations.

Effect of Tendering Old Notes

Subject to and effective upon the acceptance for exchange and the delivery of New Notes in exchange for Old Notes, by tendering Old Notes in accordance with the terms and subject to the conditions set forth in this prospectus and not validly withdrawing such notes, a holder also: (1) waives any and all rights with respect to such Old Notes (including any existing or past defaults and their consequences in respect of the Old Notes); (2) releases and discharges any and all claims related to such Old Notes that such tendering holder may have now, or may have in the future, against TRC, the Trustees and their respective affiliates, including, without limitation, any claims that such tendering holder is entitled to receive additional principal or interest payments with respect to such Old Notes (other than as expressly provided in this prospectus) or to participate in any redemption or defeasance of Old Notes; and (3) irrevocably appoints the Exchange Agent and Information Agent as its true and lawful agent and attorney-in-fact (with full knowledge that the Exchange Agent and Information Agent also acts as TRC’s agent with respect to the tendered Old Notes, with full power coupled with an interest) to:

●

deliver certificates representing the Old Notes, or transfer ownership of the Old Notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon TRC’s order;

●	present the Old Notes for transfer on the relevant security register; and

●

receive all benefits or otherwise exercise all rights of beneficial ownership of the Old Notes (except that the Exchange Agent and Information Agent will have no rights to or control over TRC’s or TR Finance’s funds, other than as agent for the tendering holders for the purpose of receiving applicable payments pursuant to the Exchange Offers);

all in accordance with the terms and conditions of the Exchange Offers as described in this prospectus.

By tendering Old Notes pursuant to the Exchange Offers and delivering its consent in connection with the Consent Solicitations, a holder will, and any direct participant submitting such request on behalf of such holder(s) will in respect of itself and each such holder, be deemed to have acknowledged, agreed, represented, warranted and undertaken, as applicable, to TRC, TR Finance, the Exchange Agent and Information Agent and the Dealer Managers the following, at the time of submission of such request, the Expiration Time and the time of settlement on the Settlement Date (if the holder of such Old Notes or the direct participant is unable to give these acknowledgements, agreements, representations, warranties and undertakings, such holder or direct participant should contact the Exchange Agent and Information Agent immediately):

(1) that such holder has received and read a copy of this prospectus and understands and agrees to be bound by all of the terms and conditions of the Exchange Offers and the Consent Solicitations;

(2) that such holder has full power and authority to tender, sell, assign and transfer the Old Notes tendered thereby (and deliver its consent to the Proposed Amendments thereto) and that when such Old Notes are accepted for purchase and payment by TRC, TRC will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right;

(3) that such holder will, upon request, execute and deliver any additional documents deemed by the Exchange Agent and Information Agent or by TRC to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered thereby;

(4) that such holder has observed the laws of all relevant jurisdictions and obtained all requisite governmental, exchange control or other required consents in each respect in connection with any offer or acceptance in any jurisdiction and that it has not taken or omitted to take any action in breach of the terms of the Exchange Offers and/or the Consent Solicitations or which will or may result in TRC, TR Finance, the Exchange Agent and Information Agent and the Dealer Managers, or any other person acting in breach of the legal or regulatory requirements of any such jurisdiction in connection with the Exchange Offers and/or the Consent Solicitations;

(5) that such holder is not located in any member state of the EEA (each a “Member State”), or if it is located or resident in a Member State, it is (i) a qualified investor as defined within Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (ii) not a retail investor (as defined within the section titled “Notices to Certain Non-U.S. and Non-Canadian Holders – European Economic Area”);

(6) that such holder is not located or a resident in Belgium or, if it is located or a resident in Belgium, it is not a consumer within the meaning of Article I.1 of the Belgian Code of Economic Law, as amended from time to time;

(7) that such holder is not acquiring its interests in the New Notes pursuant to an invitation to the public in the Cayman Islands;

(8) that such holder is not located or resident in France, or if it is located or resident in France, it is a qualified investor (investisseur qualifie) as defined in Article 2(e) of the Prospectus Regulation and in accordance with Articles L. 411-1 and L.411-2 of the French Code monétaire et financier;

(9) that such holder is not located or resident in Hong Kong, or if it is located or resident in Hong Kong, it is a professional investor (as defined in the Securities and Futures Ordinance (Cap. 571., Laws of Hong Kong) and its subsidiary legislation);

(10) that such holder is not resident and/or located in Italy, or, if resident and/or located in Italy, it is an authorized person or is tendering its Old Notes through an authorized person (such as an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 58 of February 24, 1998, as amended, CONSOB Regulation No. 20307 of February 15, 2018, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with any other applicable laws and regulations and with any requirements imposed by CONSOB (as defined herein) and any other Italian authority;

(11) that such holder is not located or resident in Switzerland, or if it is located or resident in Switzerland, it qualifies as a professional client within the meaning of the Swiss Financial Services Act (“FinSA”);

(12) that such holder is not located or resident in Singapore, or if it is located or resident in Singapore, it is (i) an institutional investor under section 274 of the Securities and Futures Act (as defined herein), (ii) a relevant person pursuant to section 275(1) of the Securities and Futures Act, or any person pursuant to section 275(1A) of the Securities and Futures Act, and in accordance with the conditions, specified in section 275 of the Securities and Futures Act, or (iii) otherwise compliant with, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act; and

(13) that such holder is not located or resident in the United Kingdom or, if it is located or resident in the United Kingdom, it is (i) (A) a person falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (“the Financial Promotion Order”)), (B) a person within Article 43 of the Financial Promotion Order, (C) a high net worth entity falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (D) a person to whom this prospectus and any other documents or materials relating to the Exchange Offers and Consent Solicitations may otherwise lawfully be communicated in accordance with the Financial Promotion Order; and (ii) not a retail investor (“Notices to Certain Non-U.S. and Non-Canadian Holders – United Kingdom”).

By tendering Old Notes pursuant to the Exchange Offers and delivering its consent in connection with the Consent Solicitations, the holder will also be deemed to have agreed that the delivery and surrender of the Old Notes is not effective, and the risk of loss of the Old Notes does not pass to TRC or the Exchange Agent and Information Agent, until receipt by the Exchange Agent and Information Agent of a properly transmitted agent’s message together with all accompanying evidence of authority and any other required documents in form satisfactory to TRC.

Holders may not transfer record or beneficial ownership of any Old Notes validly tendered in the Exchange Offers and Consent Solicitations and not validly withdrawn.

The agreement between TRC, TR Finance and a holder set forth in any agent’s message or book-entry confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

In addition, if the Proposed Amendments to the Thomson Reuters Indenture have become effective with respect to a series of Old Notes, the amendments will apply to all Old Notes of such series that are not exchanged in the applicable Exchange Offer, even though the holders of those Old Notes did not consent to the Proposed Amendments. Thereafter, all such Old Notes will be governed by the Thomson Reuters Indenture, as amended by the Proposed Amendments. If the Proposed Amendments become effective, the Thomson Reuters Indenture, as so amended, will have reduced reporting requirements and fewer restrictive terms and afford reduced protection to the remaining holders of those notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. See “Risk Factors — Risk Factors Related to the Exchange Offers and Consent Solicitations”.

Agent’s Message

Subject to and effective upon the acceptance for exchange and delivery of New Notes, in exchange for Old Notes tendered pursuant to an agent’s message transmitted pursuant to ATOP, a tendering holder of Old Notes:

●

irrevocably sells, assigns and transfers to or upon the order of TRC all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of the Old Notes tendered thereby;

●

releases and discharges TRC, the Trustees and their respective affiliates from any and all claims such holder may have, now or in the future, arising out of or related to the Old Notes, including any claims that such tendering holder is entitled to receive additional principal or interest payments with respect to the Old Notes (other than as expressly provided in this prospectus) or to participate in any redemption or defeasance of the Old Notes;

●	represents and warrants that the Old Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind; and

●

irrevocably constitutes and appoints the Exchange Agent and Information Agent as the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Notes (with full knowledge that the Exchange Agent and Information Agent also acts as the agent of TRC and TR Finance), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Notes tendered to be assigned, transferred and exchanged in the Exchange Offers.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers and Consent Solicitation under the terms of this prospectus. Tendering holders must tender their Old Notes in accordance with the procedures set forth above.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of Old Notes in connection with the Exchange Offers and Consent Solicitations may be withdrawn at any time prior to the Expiration Time of the Exchange Offers and Consent Solicitations; provided, that if we have not yet accepted Old Notes for exchange by April 12, 2025 (the 60th day following commencement of the Exchange Offers), tenders of Old Notes may also be validly withdrawn at any time during the Extended Withdrawal Period. Consents may be revoked only by validly withdrawing the associated tendered Old Notes prior to the Expiration Time (and may not be revoked at any time thereafter). A valid withdrawal of tendered Old Notes prior to the Expiration Time will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments, and a revocation of a consent to the Proposed Amendments prior to the Expiration Time will be deemed to be a concurrent withdrawal of the related tendered Old Notes.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the bank, brokerage, or other nominee DTC participant, as applicable, through which they previously caused their Old Notes to be tendered. In order to withdraw Old Notes previously tendered, a written or printed copy of a notice of withdrawal must be actually received by the Exchange Agent and Information Agent at the place of deposit of the relevant Old Notes. Any such notice of withdrawal must be signed by the DTC participant in the same manner as the participant’s name is listed on the applicable agent’s message, and must specify the name of the person who deposited the Old Notes to be withdrawn, the name of the registered holder if different from that of the person who deposited such Old Notes, and the number of Old Notes to be withdrawn. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If a holder is a beneficial owner of Old Notes issued in certificated form and has tendered such notes (but not through DTC) and such holder wishes to withdraw their tendered notes, such holder should contact the Exchange Agent and Information Agent for instructions.

Withdrawals of tenders of Old Notes may not be rescinded. Any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers and Consent Solicitations. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Time.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the Exchange Offers and Consent Solicitations will be determined by TRC, in its sole discretion, and TRC’s determination will be final and binding, subject to any contrary ruling by a court of competent jurisdiction. TRC reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of TRC’s counsel, be unlawful. TRC also reserves the absolute right to waive any defect or irregularity in the tender of any Old Notes in the Exchange Offers and Consent Solicitations, and TRC’s interpretation of the terms and conditions of the Exchange Offers and Consent Solicitations will be final and binding on all parties, subject to any contrary ruling by a court of competent jurisdiction. None of TRC, TR Finance, the Subsidiary Guarantors, the Exchange Agent and Information Agent, the Dealer Managers, or any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the Exchange Agent and Information Agent in connection with the Exchange Offers and Consent Solicitations that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent and Information Agent to (i) a holder by mail if they were tendered in certificated form, or (ii) if they were tendered through the ATOP procedures, the DTC participant who delivered such Old Notes by crediting an account maintained at DTC designated by such DTC participant, in each case promptly after the Expiration Time of the Exchange Offers and Consent Solicitations or the withdrawal or termination of the Exchange Offers and Consent Solicitations.

TRC may also in the future seek to acquire untendered Old Notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of the Exchange Offers.

Transfer Taxes

TRC will pay all transfer taxes, if any, applicable to the transfer of Old Notes to TRC, the repayment of same by TRC, the payment of the Consent Solicitation Fee (if applicable), and the delivery of New Notes pursuant to the Exchange Offers, unless a holder instructs TRC to issue or cause to be issued New Notes, or request that Old Notes not accepted in the Exchange Offers be returned, to a person other than the tendering holder. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder, in which case if satisfactory evidence of payment of or exemption from those transfer taxes is not submitted by such tendering holder to the Exchange Agent and Information Agent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

Canadian Withholding Taxes

All payments or deliveries made by TRC with respect to the payment of the Consent Solicitation Fee will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or therein or by any authority or agency therein or thereof having power to tax (for purposes of this provision, “Taxes”), unless TRC is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If TRC is so required to withhold or deduct any amount for or on account of Taxes from the payment of the Consent Solicitation Fee, TRC will pay such additional amounts (for purposes of this provision, “Additional Amounts”) as may be necessary so that the net amount received by each holder of the Old Notes (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction (including such deductions and withholdings applicable to Additional Amounts) will not be less than the amount such holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any payment to a holder or beneficial owner who is liable for such Taxes with respect to the payment of the Consent Solicitation Fee (i) to the extent such payment is deemed to be interest for purposes of the withholding tax rules in the Tax Act (as defined herein), by reason of such holder or beneficial owner being a person with whom TR Finance or TRC does not deal at arm’s length (within the meaning of the Tax Act (as defined herein)), or (ii) by reason of the existence of any present or former connection between such holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership, limited liability company or corporation) and Canada or any province or territory thereof or therein other than the mere ownership, or receiving payments under, execution of, engaging in any transaction pursuant to or contemplated by or enforcing any rights in respect of the payment of the Consent Solicitation Fee as a non-resident or deemed non-resident of Canada or any province or territory thereof or therein; (b) any Tax that is levied or collected other than by withholding from payments or deliveries with respect to the payment of the Consent Solicitation Fee; (c) any estate, inheritance or gift, Tax or any similar Tax; (d) any Taxes that are imposed or withheld by reason of the failure of the holder or beneficial owner of such Old Notes to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, or administrative practice of Canada or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or is otherwise reasonably requested by TRC to support a claim for relief or exemption from such Taxes (including, without limitation, a certification that such holder or beneficial owner is not resident in Canada); or (e) any combination of the foregoing clauses (a) to (e).

TRC will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. TRC will furnish to the holders of the Old Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. TRC will indemnify and hold harmless each such holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (e) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments or deliveries made by TRC with respect to the payment of the Consent Solicitation Fee which have not been withheld or deducted and remitted by TRC in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (e) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the Exchange Agent and Information Agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the Exchange Offers and Consent Solicitations. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the Exchange Agent and Information Agent with such holder’s correct taxpayer identification number (“TIN”) on U.S. Internal Revenue Service (“IRS”) Form W-9 (available from the IRS website at https://www.irs.gov) or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain non-U.S. persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date, and send the IRS Form W-9 to the Exchange Agent and Information Agent. Non-U.S. persons, including entities, may qualify as exempt recipients by submitting to the Exchange Agent and Information Agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to foreign status. Backup withholding generally will apply to payments made to otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the Exchange Agent and Information Agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally the holder’s social security number. If the Exchange Agent and Information Agent is not provided with the correct TIN, a penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the Exchange Offers and Consent Solicitations may be subject to backup withholding. The failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the Exchange Agent and Information Agent would be required to withhold on any payments made to the tendering holder (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against the holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the required information is furnished to the IRS in a timely manner.

Each of TRC and TR Finance reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent and Information Agent

D.F. King & Co., Inc. (the “Exchange Agent and Information Agent”) has been appointed the exchange agent and information agent for the Exchange Offers and Consent Solicitations. The Exchange Agent and Information Agent will be paid reasonable and customary fees for its services and will be reimbursed for its reasonable, out-of-pocket expenses in connection therewith, which fees and expenses will be borne directly or indirectly by TRC. Letters of transmittal and all correspondence in connection with the Exchange Offers and Consent Solicitations should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent and Information Agent at the address and telephone numbers set forth on the back cover page of this prospectus. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Exchange Agent and Information Agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Old Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the Exchange Offers and Consent Solicitations.

Dealer Managers and Solicitation Agents

In connection with the Exchange Offers and Consent Solicitations, TRC and TR Finance have retained J.P. Morgan Securities LLC to act as lead dealer manager and solicitation agent and RBC Capital Markets, LLC to act as co-dealer manager and solicitation agent (collectively, the “Dealer Managers”) and TR Finance will pay the Dealer Managers a customary fee as compensation for their services (and TRC fully and unconditionally guarantees such payment). TR Finance will also reimburse the Dealer Managers for certain expenses (and TRC fully and unconditionally guarantees such payment). The obligations of the Dealer Managers to perform this function are subject to certain conditions. TRC, TR Finance and each of the Subsidiary Guarantors have jointly and severally agreed to indemnify the Dealer Managers against certain liabilities, including liabilities under federal securities laws. Questions regarding the terms of the Exchange Offers and Consent Solicitations may be directed to the Dealer Managers at their respective addresses and telephone numbers set forth on the back cover page of this prospectus.

Each of the Dealer Managers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Each of the Dealer Manager and their respective affiliates have provided, and may in the future provide, a variety of these services to Thomson Reuters and to persons and entities with relationships with Thomson Reuters, for which they have received or will receive customary fees and expenses. In particular, JPMorgan Chase Bank, N.A., an affiliate of the lead dealer manager and solicitation agent, is party to and serves as the administrative agent and a lender under TRC’s amended and restated credit agreement, dated November 7, 2022 (the “TRC Credit Facility”). Royal Bank of Canada, an affiliate of the co-dealer manager and solicitation agent, is party to and serves as a lender under the TRC Credit Facility.

In the ordinary course of their various business activities, the Dealer Managers and their affiliates may at any time hold long or short positions, and may trade for their own account or the accounts of customers, in the debt or equity securities of Thomson Reuters or its affiliates, including any of the Old Notes and, to the extent that such Dealer Manager or its affiliates holds Old Notes during the Exchange Offers and Consent Solicitations, they may tender such Old Notes pursuant to the terms of the Exchange Offers and Consent Solicitations.

Other Fees and Expenses

The expenses incurred in connection with soliciting tenders and consents with respect to the Old Notes (other than commissions or concessions of any brokers or dealers) will be borne directly or indirectly by TRC. The principal solicitations are being made by electronic transmission and additional solicitations may be made by telephone, mail or in person by the Dealer Managers and the Exchange Agent and Information Agent, as well as by officers and other employees of TRC and its affiliates.

Tendering holders of Old Notes will not be required to pay any fee or commission to the Dealer Managers. If a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE NEW NOTES

AND THE OLD NOTES

The following are summary comparisons of the material terms of the New Notes and the Old Notes that differ. If the Exchange Offers are consummated, the rights of holders of Old Notes who exchange their Old Notes for New Notes will continue to be governed by the laws of the State of New York but will then be governed by the terms of the applicable New Notes and the TR Finance Indenture.

The description of the Old Notes reflects the Old Notes as currently constituted by the Thomson Reuters Indenture and does not reflect any changes to the covenants and other terms of the Old Notes or the Thomson Reuters Indenture that may be effected following the Consent Solicitations as described under “The Proposed Amendments”.

This summary does not purport to be complete and is qualified in its entirety by reference to the Thomson Reuters Indenture and the TR Finance Indenture. Copies of the Thomson Reuters Indenture, including the relevant supplements thereto, are or will be available on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov. The Thomson Reuters Indenture, including the relevant supplements thereto, and the form of TR Finance Indenture are filed as exhibits to the registration statement of which this prospectus forms a part.

Other than the 2.239% Notes due 2025 issued by TRC pursuant to the Ninth Supplemental Indenture dated May 14, 2020 between TRC and Computershare Trust Company of Canada, the Old Notes represent, as of the date of this prospectus, the only debt securities issued under the Thomson Reuters Indenture.

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Old Notes is:

Series of Old Notes	Aggregate Principal Amount Outstanding

3.350% Notes due 2026	US$500,000,000

5.850% Notes due 2040	US$500,000,000

4.500% Notes due 2043	US$119,045,000

5.650% Notes due 2043	US$350,000,000

5.500% Debentures due 2035	US$400,000,000

Total	US$1,869,045,000

The Subsidiary Guarantors will guarantee the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. As such, it is expected that the remaining Old Notes (and all other series of notes under the Thomson Reuters Indenture) and the New Notes will be effectively pari passu. Both the Old Notes and New Notes will be structurally subordinated to any indebtedness of any subsidiary of TRC that is not a Guarantor. On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above.

Terms used in the comparison of the Old Notes and the New Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the TR Finance Indenture or the Thomson Reuters Indenture, as applicable. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued. For the avoidance of doubt, the comparison below does not give effect to the Proposed Amendments to the Old Notes.

Comparison of the Old Notes and New Notes

	Old Notes	New Notes
Issuer	Thomson Reuters Corporation, a corporation incorporated under the OBCA	TR Finance LLC, a limited liability company formed under the laws of the State of Delaware

Trustees	Computershare Trust Company of Canada, as Canadian Trustee, and Deutsche Bank Trust Company Americas, as U.S. Trustee	Computershare Trust Company of Canada, as Canadian Trustee, and Deutsche Bank Trust Company Americas, as U.S. Trustee

Guarantee	The Subsidiary Guarantors will jointly and severally guarantee the remaining Old Notes on the same basis that the Subsidiary Guarantors will guarantee the New Notes upon closing of the Exchange Offers. On or about the Settlement Date, it is anticipated that the Thomson Reuters Base Indenture will be amended and restated to give effect to the guarantees of the Old Notes and other series of notes under the Thomson Reuters Indenture by the Subsidiary Guarantors, as described above.	Section 1301 The New Notes will be fully and unconditionally, jointly and severally guaranteed by TRC and the Subsidiary Guarantors on a senior unsecured basis.

Consolidation, Merger, Conveyance, Transfer or Lease

Section 801

TRC shall not amalgamate or consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless certain conditions are satisfied.

Section 801

Neither TRC nor TR Finance shall amalgamate or consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless certain conditions are satisfied.

	Old Notes	New Notes
	The surviving entity must be organized under the laws of Canada, the United States, the United Kingdom or a country that is in the European Community jurisdiction.	The TR Finance Indenture does not restrict the jurisdiction where the surviving entity may be organized.

Modification	Section 901 TRC may modify the Thomson Reuters Indenture without the consent of any holder of Old Notes in certain prescribed circumstances.

Section 901

TR Finance may modify the TR Finance Indenture without the consent of any holder of New Notes in certain prescribed circumstances, including to make any change that does not adversely affect the interests of holder of New Notes of any series in any material respect.

Additional Amounts

Section 1005

All payments made by TRC under or with respect to the Securities (as defined in the Thomson Reuters Base Indenture) of any series will be made free and clear of and without withholding or deduction for or on account of any Taxes (as defined in the Thomson Reuters Base Indenture) imposed or levied by or on behalf of Canada (or, in the case of the 3.35% Notes due 2026 only, any jurisdiction from or through which payment is made on TRC’s behalf), unless TRC is required to withhold or deduct such Taxes. If withholding is required, TRC will pay such Additional Amounts (as defined in the Thomson Reuters Base Indenture) as may be necessary so that the net amount received by each holder (including Additional Amounts) after such withholding will not be less than the amount the Holder would have received if such Taxes had not been withheld; provided that Additional Amounts will not be payable in certain circumstances.

Supplemental Indentures

All payments made by TRC under the Guarantee with respect to a certain series of New Notes will be made free and clear of and without withholding or deduction for or on account of any Taxes (as defined herein), unless TRC is required to withhold or deduct such Taxes. If TRC is required to withhold or deduct any amount for or on account of Taxes from any payment made by it under the Guarantee, TRC will pay such Additional Amounts (as defined herein) as may be necessary so that the net amount received (including Additional Amounts) by each holder of such series of New Notes (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction will not be less than the amount such holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that Additional Amounts will not be payable in certain circumstances (as described in “Description of New Notes — Additional Amounts”).

	Old Notes	New Notes

Other than in the case of the 5.500% Debentures due 2035, where any person assumes TRC’s obligations under the Thomson Reuters Base Indenture as a result of an amalgamation, consolidation, merger, conveyance, transfer or lease effected in compliance with the Thomson Reuters Base Indenture and such person is domiciled in a jurisdiction other than Canada, all payments made by such person under or with respect to the Securities will be made free and clear of and without withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of such person’s jurisdiction of domicile, subject to certain exceptions.

Where any person assumes TR Finance’s obligations under a particular series of New Notes and under the TR Finance Indenture as a result of an amalgamation, consolidation, merger, conveyance, transfer, sale or lease effectuated in compliance with the TR Finance Indenture or becomes a co-obligor under a particular series of the New Notes, and such person is domiciled under any Non-U.S. Taxing Jurisdiction (as defined herein), such Non-U.S. Person (as defined herein) shall pay Other Additional Amounts (as defined herein) in the form substantially similar to that described above, with certain modifications (as described in “Description of New Notes — Other Additional Amounts following Merger, Consolidation or Amalgamation or Addition of Co-Obligor”).

Optional Redemption

Section 1104

In the case of any redemption at the option of TRC, TRC shall provide at least 30 days’ notice of such redemption.

Calculation of Redemption Price

In the case of an optional redemption of any series of Old Notes, for purposes of determining the redemption price, the remaining scheduled payments of principal and interest are discounted to the redemption date using a “Treasury Rate” determined at the time of redemption plus the applicable basis points spread contained in the terms of the applicable supplemental indenture.

For the Old Notes, the “Treasury Rate” used in the calculation of the redemption price is the yield on a comparable United States Treasury security selected by an independent investment

Section 1104

In the case of any redemption at the option of TR Finance, TR Finance shall provide at least 10 days’ notice of such redemption.

Calculation of Redemption Price

Same as the Old Notes, except the “Treasury Rate” will be calculated in accordance with the standardized framework published by the Securities Industry and Financial Markets Association, or SIFMA. The Treasury Rate will be calculated by using the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” or any successor designation or publication as of 4:15 p.m. New York time on the third business day preceding the redemption date and choosing the relevant Treasury constant maturity or Treasury constant maturities, as described in “Description of New

	Old Notes	New Notes
bank as having an actual or interpolated maturity comparable to the remaining term of the series of Old Notes to be redeemed (in the case of the 3.350% Notes due 2026, assuming that such Old Notes matured on the Par Call Date (as defined in the 2026 Old Notes Supplemental Indenture)) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such series of Old Notes.

Notes — Optional Redemption”. In accordance with the SIFMA standard, the Treasury Rate definition also specifies alternative calculation methodologies if there are issues determining the rate in accordance with the foregoing. Applicable calculations use the period from the redemption date to the maturity date of the New Notes to be redeemed (or, in the case of the 3.350% Notes due 2026, the Par Call Date).

Tax Redemption

Section 1108

The Securities of a series may be subject to redemption at a redemption price equal to the principal amount thereof together with accrued and unpaid interest, if TRC determines that Additional Amounts are required to be paid as a result of changes to tax laws of Canada.

Other than in the case of the 5.500% Debentures due 2035, any person that assumes TRC’s obligations under the Thomson Reuters Base Indenture as a result of an amalgamation, consolidation, merger, conveyance, transfer or lease effected in compliance with the Thomson Reuters Base Indenture may exercise the redemption right described above if such person determines that Additional Amounts are required to be paid as a result of changes to tax laws in the jurisdiction in which such person is organized or existing.

Supplemental Indentures

A series of New Notes will be redeemable, at TR Finance’s option following receipt of a written request from TRC requesting that TR Finance redeem a particular series of New Notes, at a redemption price equal to the principal amount thereof together with accrued and unpaid interest (including any Additional Amounts) in certain circumstances (as described in “Description of New Notes — Redemption for Changes in Canadian Withholding Taxes”) if TRC determines that Additional Amounts are required to be paid as a result of changes to tax laws of Canada.

Where any person assumes TR Finance’s obligations under a particular series of New Notes and under the TR Finance Indenture as a result of an amalgamation, consolidation, merger, conveyance, transfer, sale or lease effectuated in compliance with the TR Finance Indenture or becomes a co-obligor under a particular series of the New Notes, and such person is domiciled under any Non-U.S. Taxing Jurisdiction (as defined herein), the New Notes will be redeemable, at such Non-U.S. Person’s option, in whole and not

	Old Notes	New Notes
in part, at any time, at 100% of the aggregate principal amount, together with accrued and unpaid interest thereon to the redemption date, including any Other Additional Amounts (as defined herein), in certain circumstances (as described in “Description of New Notes — Other Additional Amounts following Merger, Consolidation or Amalgamation or Addition of Co-Obligor”).

Assumption of Obligations

Supplemental Indentures

TRC may designate a wholly-owned subsidiary as co-obligor with TRC to assume, on a joint and several basis, all of TRC’s obligations under the Indenture. TRC is required to pay additional amounts on account of any withheld or deducted foreign Taxes.

Supplemental Indentures

TR Finance may designate a wholly-owned subsidiary of TRC as co-obligor and such co-obligor will be required to pay additional amounts on account of any withheld or deducted Canadian Taxes (as defined herein), subject to certain exceptions, including those described under “Description of New Notes – Other Additional Amounts following Merger, Consolidation or Amalgamation or Addition of Co-Obligor” below.

Other Covenants	Covenants apply to TRC and, on closing of the Exchange Offers, certain covenants will also apply to the Subsidiary Guarantors as guarantors of the Old Notes.	Covenants, in general terms, apply to TR Finance, but also include TRC where required to reflect the nature of TR Finance as a wholly-owned finance subsidiary of TRC. Certain covenants apply to the Subsidiary Guarantors, as well.

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of the Old Notes to, among other things, provide for fewer restrictive terms in the Thomson Reuters Indenture. Once the Proposed Amendments described below become effective with respect to any series of Old Notes, the amendments will apply to all Old Notes of such series not tendered in the applicable Exchange Offer. Thereafter, all such Old Notes will be governed by the Thomson Reuters Indenture, as amended by the Proposed Amendments, which will have fewer restrictive terms and afford reduced protection to the remaining holders of Old Notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes. See “Risk Factors – Risk Factors Related to the Exchange Offers and Consent Solicitations – If the Proposed Amendments become effective, the Thomson Reuters Indenture will have fewer restrictive terms and afford reduced protections to the remaining holders of those notes compared to those currently in the Thomson Reuters Indenture or those applicable to the New Notes”.

Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date.

The descriptions above of the provisions of the Thomson Reuters Indenture to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Thomson Reuters Indenture, which may be accessed on SEDAR+ at www.sedarplus.ca and EDGAR at www.sec.gov, and the form of the Tenth Supplemental Indenture that contains the amendments to become effective if the Requisite Consent Condition is satisfied as of the Expiration Time with respect to each series of Old Notes, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Both the Thomson Reuters Indenture and the form of Tenth Supplemental Indenture are also available from the Exchange Agent and Information Agent upon request.

Assuming all other conditions of the Exchange Offers and Consent Solicitations are satisfied or waived (except for the condition that the registration statement of which this prospectus forms a part has been declared effective under the U.S. Securities Act and the condition that the OSC has issued a receipt for the final prospectus relating to the Exchange Offers and Consent Solicitations in accordance with MI 11-102 on behalf of itself and the Qualifying Authorities, both of which may not be waived) by the Expiration Time, as applicable, the Proposed Amendments would, among other things:

●

modify Section 501 (“Events of Default”) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the events of default for breach of covenant (Section 501(4)) and bankruptcy and insolvency related events (Section 501(5) and Section 501(6)) (so that the only remaining events of default applicable to the Old Notes under the Thomson Reuters Base Indenture would be those listed in Section 501(1), Section 501(2), Section 501(3) and Section 501(7) of the Thomson Reuters Base Indenture, being those in respect of the default in the payment of any interest or related coupon due and payable, in the payment of the principal or premium on maturity, or in the deposit of any sinking fund or analogous payment when due, or any other event of default provided with respect to the Old Notes of that series);

●

remove Section 702(b) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the reporting requirements of TRC contained therein with respect to the Old Notes under Section 702 (“Reports by the Company”) of the Thomson Reuters Base Indenture (so that TRC is only required to comply with the reporting requirements under the Trust Indenture Act);

●

remove Article Eight (“Consolidation, Merger, Conveyance, Transfer or Lease”) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the covenants that restrict TRC from amalgamating or consolidating with or merging into any other person, or conveying, transferring or leasing its properties and assets substantially as an entirety to any person unless certain conditions are satisfied;

●

remove Section 1007 (“Negative Pledge”) of the Thomson Reuters Base Indenture with respect to the Old Notes to eliminate the covenants that restrict TRC from (i) creating or permitting to subsist, after knowledge of the existence thereof, any security interest upon any part of its undertaking or assets to secure any indebtedness of TRC, or (ii) permitting any material subsidiary of TRC to give any guarantee to secure any indebtedness of TRC unless certain conditions are satisfied or a specified exception applies;

●

remove Section 2.03(i) (“Offer to Repurchase on Change of Control Triggering Event”) of the 2026 Old Notes Supplemental Indenture, the 4.50% 2043 Old Notes Supplemental Indenture and the 5.65% 2043 Old Notes Supplemental Indenture, and Section 203(i) (“Offer to Repurchase on Change of Control Triggering Event”) of the 2040 Old Notes Supplemental Indenture, in each case to eliminate the provisions in the applicable Thomson Reuters Supplemental Indenture requiring TRC, upon the occurrence of a change of control triggering event, to offer to repurchase the Old Notes of the applicable series; and

●

remove Article III (“Events of Default”) of the 2026 Old Notes Supplemental Indenture, the 4.50% 2043 Old Notes Supplemental Indenture, the 5.65% 2043 Old Notes Supplemental Indenture, the 2035 Old Debentures Supplemental Indenture and the 2040 Old Notes Supplemental Indenture, in each case (i) to eliminate the event of default arising upon (A) a failure to repay the principal amount of any indebtedness of TRC or any material subsidiary at its final maturity, (B) such principal amount being declared due and payable prior to its final maturity as a result of a default thereunder, or (C) a failure of TRC or any material subsidiary to honor a guarantee of such indebtedness, and (ii) other than with respect to the 2035 Old Debentures Supplemental Indenture, to eliminate the event of default arising upon the failure by TRC to comply with the “Offer to Repurchase On Change of Control Triggering Event” provisions contained therein (so that the only remaining events of default applicable to the Old Notes under the Thomson Reuters Base Indenture would be those listed in Section 501 of the Thomson Reuters Base Indenture, as modified by the Proposed Amendments).

The Proposed Amendments for the Thomson Reuters Indenture with respect to each series of Old Notes constitute a single proposal with respect to that series of notes, and a consenting holder of that series of Old Notes must consent to the Proposed Amendments in their entirety and may not consent selectively with respect to certain of the Proposed Amendments.

Pursuant to the Thomson Reuters Indenture with respect to each series of Old Notes, the Proposed Amendments require that the Requisite Consent with respect to the applicable series of Old Notes must be received. The Requisite Consents are set forth in the table below. The table below sets forth, with respect to each series of Old Notes, among other things: the relevant Thomson Reuters Supplemental Indenture, and the Requisite Consent applicable to such series of Old Notes (the “Requisite Consents”):

Series of Old Notes	Indenture	Requisite Consent

3.350% Notes due 2026	Thomson Reuters Base Indenture; 2026 Old Notes Supplemental Indenture	Majority of the outstanding principal amount of the 3.350% Notes due 2026

5.850% Notes due 2040	Thomson Reuters Base Indenture; 2040 Old Notes Supplemental Indenture	Majority of the outstanding principal amount of the 5.850% Notes due 2040

4.500% Notes due 2043	Thomson Reuters Base Indenture; 4.50% 2043 Old Notes Supplemental Indenture	Majority of the outstanding principal amount of the 4.500% Notes due 2043

5.650% Notes due 2043	Thomson Reuters Base Indenture; 5.65% 2043 Old Notes Supplemental Indenture	Majority of the outstanding principal amount of the 5.650% Notes due 2043

5.500% Debentures due 2035	Thomson Reuters Base Indenture; 2035 Old Debentures Supplemental Indenture	Majority of the outstanding principal amount of the 5.500% Debentures due 2035

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Old Notes is:

Series of Old Notes	Indenture

3.350% Notes due 2026	US$500,000,000

5.850% Notes due 2040	US$500,000,000

4.500% Notes due 2043	US$119,045,000

5.650% Notes due 2043	US$350,000,000

5.500% Debentures due 2035	US$400,000,000

Total	US$1,869,045,000

The valid tender of a holder’s Old Notes will constitute the consent of the tendering holder to the Proposed Amendments in their entirety.

If the Requisite Consent Condition is satisfied as of the Expiration Time with respect to each series of Old Notes, and all other conditions of the Exchange Offers and Consent Solicitations are satisfied or waived, as applicable, each of the sections or provisions listed below will be deleted or modified (as indicated) with respect to the Thomson Reuters Indenture for each affected series of Old Notes.

Modifications and Deletions to the Thomson Reuters Base Indenture Applicable to the Old Notes

●	Section 501 (“Events of Default”) (modified with respect to the Old Notes to remove clauses (4), (5) and (6));

●

Section 702 (“Reports by the Company”) (modified with respect to the Old Notes to remove Section 702(b) so that TRC is only required to comply with the reporting requirements under the Trust Indenture Act);

●	Article Eight (“Consolidation, Merger, Conveyance, Transfer or Lease”) (deleted with respect to the Old Notes); and

●	Section 1007 (“Negative Pledge”) (deleted with respect to the Old Notes).

Deletions to the 2026 Old Notes Supplemental Indenture

●	Section 2.03(i) (“Offer to Repurchase on Change of Control Triggering Event”); and

●	Article III (“Events of Default”).

Deletions to the 2040 Old Notes Supplemental Indenture

●	Section 203(i) (“Offer to Repurchase on Change of Control Triggering Event”); and

●	Article III (“Events of Default”).

Deletions to the 4.50% 2043 Old Notes Supplemental Indenture

●	Section 2.03(i) (“Offer to Repurchase on Change of Control Triggering Event”); and

●	Article III (“Events of Default”).

Deletions to the 5.65% 2043 Old Notes Supplemental Indenture

●	Section 2.03(i) (“Offer to Repurchase on Change of Control Triggering Event”); and

●	Article III (“Events of Default”).

Deletions to the 2035 Old Debentures Supplemental Indenture

●	Article III (“Events of Default”).

Conforming changes, etc.: The Proposed Amendments would also amend the Thomson Reuters Indenture with respect to the Old Notes, the Old Notes and any exhibits thereto to make certain conforming changes to the Thomson Reuters Indenture with respect to the Old Notes, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such series of Old Notes and the corresponding provisions of the applicable Thomson Reuters Indenture to be amended. If the Requisite Consent Condition is not satisfied with respect to such series of Old Notes, the Proposed Amendments may still become effective with respect to any other series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition is satisfied.

The deletion or modification of the restrictive covenants contemplated by the Proposed Amendments would, among other things, permit TRC and its subsidiaries to take actions that could be adverse to the interests of the applicable series of holders of the outstanding Old Notes. See “Risk Factors”, “Description of the Differences Between the New Notes and the Old Notes – Comparison of the Old Notes and New Notes”, “The Exchange Offers and Consent Solicitations” and “Description of New Notes”.

Effectiveness of Proposed Amendments

It is expected that the Tenth Supplemental Indenture to the Thomson Reuters Base Indenture will be duly executed and delivered by TRC and the Trustees on or about the Settlement Date to give effect to the Proposed Amendments in respect of each series of Old Notes in respect of which the Requisite Consent Condition is satisfied. The Proposed Amendments contained therein will become effective from the Settlement Date. Based on the aggregate principal amounts of each series of Old Notes validly tendered (and not validly withdrawn) as of the Tender Update Time, and assuming a sufficient number of related consents are not validly revoked prior to the Expiration Time, the Requisite Consents for each series of Old Notes are currently expected to be obtained and the Proposed Amendments adopted on the Settlement Date. The Proposed Amendments will not affect any series of notes under the Thomson Reuters Base Indenture that are not subject to the Exchange Offers and Consent Solicitations.

DESCRIPTION OF NEW NOTES

The new 3.350% Notes due 2026 (the “New 2026 Notes”), 5.850% Notes due 2040 (the “New 2040 Notes”), 4.500% Notes due 2043 (the “New 4.50% 2043 Notes”), 5.650% Notes due 2043 (the “New 5.65% 2043 Notes”) and 5.500% Debentures due 2035 (the “New 2035 Debentures”, and together with the New 2026 Notes, New 2040 Notes, New 4.50% 2043 Notes, New 5.65% 2043 Notes and New 2035 Debentures, the “New Notes”) will be issued under a trust indenture to be entered into on the Settlement Date of the Exchange Offers, among TR Finance, TRC, the Subsidiary Guarantors, the Canadian Trustee and the U.S. Trustee (as amended, supplemented or otherwise modified from time to time, the “TR Finance Indenture”). The terms of the TR Finance Indenture will apply to all series of New Notes. TR Finance will also enter into a separate supplemental indenture to the TR Finance Indenture for each series of the New Notes, which will contain the series specific terms (each, a “TR Finance Supplemental Indenture”). The TR Finance Indenture, the TR Finance Supplemental Indentures and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York and are subject to the Trust Indenture Legislation. References in this “Description of New Notes” to the “Indenture” in respect of a series of New Notes are to the TR Finance Indenture and the TR Finance Supplemental Indenture applicable to such series of New Notes.

The following description of the New Notes is a summary only. Please refer to the complete text of the provisions of the New Notes, the TR Finance Indenture and the TR Finance Supplemental Indentures, including the definition of certain terms in the TR Finance Indenture and the TR Finance Supplemental Indentures. It is the TR Finance Indenture and the TR Finance Supplemental Indentures, and not this summary, that will govern the rights of holders of New Notes. Capitalized terms that are used in this section and not defined have the meanings assigned to them in the form TR Finance Indenture or the form TR Finance Supplemental Indenture, as applicable. TR Finance has defined selected terms at the end of this section.

A copy of the form of the TR Finance Indenture and the TR Finance Supplemental Indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

General

The New Notes will be senior unsecured obligations of TR Finance and, on the issue date, will be fully and unconditionally, jointly and severally guaranteed as to payment of principal, premium (if any) and interest by Thomson Reuters Corporation (“TRC”), as well as West Publishing Corporation (“West Publishing”), Thomson Reuters Applications Inc. (“Thomson Reuters Applications”) and Thomson Reuters (Tax & Accounting) Inc. (“Thomson Reuters Tax & Accounting”), each of which is an indirect subsidiary of TRC (such subsidiaries, collectively, the “Subsidiary Guarantors”, and each of TRC and the Subsidiary Guarantors is individually referred to as a “Guarantor” and collectively, the “Guarantors”) (the “Guarantee Obligations”).

The TR Finance Indenture will provide that an unlimited amount of New Notes may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or any other currency.

The TR Finance Indenture will also provide that there may be more than one trustee under the TR Finance Indenture, each with respect to one or more different series of New Notes. See “— Resignation of Trustees” below for more information. As there is more than one trustee under the TR Finance Indenture, the powers and trust obligations of each Trustee as described in this prospectus shall extend only to the one or more series of New Notes for which it is trustee. The New Notes (whether of one or more than one series) for which each Trustee is acting shall in effect be treated as if issued under separate trust indentures.

The initial Trustee under the TR Finance Indenture for the New 2035 Debentures will be Computershare Trust Company of Canada. The address of Computershare Trust Company of Canada is 100 University Avenue, 8th Floor, North Tower, Toronto, Ontario M5J 2Y1, Canada. The Paying Agent under the TR Finance Indenture for the New 2035 Debentures will be Computershare Trust Company, N.A. The address of Computershare Trust Company, N.A. is 1505 Energy Park Drive, St. Paul, Minnesota 55108, United States. The initial Trustee and the Paying Agent under the TR Finance Indenture for all other series of New Notes will be Deutsche Bank Trust Company Americas. The address of Deutsche Bank Trust Company Americas is Trust & Agency Services, 1 Columbus Circle, Mail Stop NYC01-0417, 10019-8735 New York, NY 10019, United States.

Each of the Trustees and their respective affiliates have provided, and may in the future provide, a variety of services to Thomson Reuters and to persons and entities with relationships with Thomson Reuters, for which they have received or will receive customary fees and expenses. In particular, Computershare Trust Company of Canada and its affiliates serve as transfer agents and registrars with respect to TRC’s common shares, depositary interests and Series II preference shares.

The general provisions of the TR Finance Indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders protection in the event of a highly leveraged or similar transaction involving Thomson Reuters.

Under the TR Finance Indenture, TR Finance will have the ability, in addition to the ability to issue new series of notes with terms different from those of other New Notes previously issued, without the consent of the holders, to reopen a previous issue of a series of New Notes and issue additional New Notes of such series.

The aggregate principal amount of the New Notes will be issued in minimum denominations applicable to the corresponding series of Old Notes (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2035 Debentures). The principal of, and interest on, the notes will be paid in lawful money of the United States. Certain Canadian and U.S. federal income tax considerations applicable to the New Notes are described below under “Certain U.S. Federal Income Tax Consequences” and “Certain Canadian Federal Income Tax Consequences”.

Principal Amount, Interest and Maturity

3.350% 2026 Notes

The New 2026 Notes will have the following terms:

Initial Aggregate Principal Amount	Interest Rate	Maturity Date
Up to US$500,000,000	3.350%	May 15, 2026

The New 2026 Notes will be payable at 100% of the principal amount at maturity. Interest payments on the New 2026 Notes will be payable in semi-annual installments on May 15 and November 15 in each year, expected to commence on May 15, 2025. Interest on the New 2026 Notes will be paid to persons in whose names the New 2026 Notes are registered at the close of business on the preceding May 1 or November 1, respectively. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

5.850% 2040 Notes

The New 2040 Notes will have the following terms:

Initial Aggregate Principal Amount	Interest Rate	Maturity Date
Up to US$500,000,000	5.850%	April 15, 2040

The New 2040 Notes will be payable at 100% of the principal amount at maturity. Interest payments on the New 2040 Notes will be payable in semi-annual installments on April 15 and October 15 in each year, expected to commence on April 15, 2025. Interest on the New 2040 Notes will be paid to persons in whose names the New 2040 Notes are registered at the close of business on the preceding April 1 or October 1, respectively. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

4.500% 2043 Notes

The New 4.50% 2043 Notes will have the following terms:

Initial Aggregate Principal Amount	Interest Rate	Maturity Date
Up to US$119,045,000	4.500%	May 23, 2043

The New 4.50% 2043 Notes will be payable at 100% of the principal amount at maturity. Interest payments on the New 4.50% 2043 Notes will be payable in semi-annual installments on May 23 and November 23 in each year, expected to commence on May 23, 2025. Interest on the New 4.50% 2043 Notes will be paid to persons in whose names the New 4.50% 2043 Notes are registered at the close of business on the preceding May 9 or November 9, respectively. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

5.650% 2043 Notes

The New 5.65% 2043 Notes will have the following terms:

Initial Aggregate Principal Amount	Interest Rate	Maturity Date
Up to US$350,000,000	5.650%	November 23, 2043

The New 5.65% 2043 Notes will be payable at 100% of the principal amount at maturity. Interest payments on the New 5.65% 2043 Notes will be payable in semi-annual installments on May 23 and November 23 in each year, expected to commence on May 23, 2025. Interest on the New 5.65% 2043 Notes will be paid to persons in whose names the New 5.65% 2043 Notes are registered at the close of business on the preceding May 9 or November 9, respectively. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

5.500% 2035 Debentures

The New 2035 Debentures will have the following terms:

Initial Aggregate Principal Amount	Interest Rate	Maturity Date
Up to US$400,000,000	5.500%	August 15, 2035

The New 2035 Debentures will be payable at 100% of the principal amount at maturity. Interest payments on the New 2035 Debentures will be payable in semi-annual installments on February 15 and August 15 in each year, expected to commence on August 15, 2025. Interest on the New 2035 Debentures will be paid to persons in whose names the New 2035 Debentures are registered at the close of business on the preceding February 1 or August 1, respectively. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Additional Notes

The New Notes will be issued in an initial aggregate principal amount up to the amounts set forth above. TR Finance may, from time to time, without notice to or the consent of the holders of a series of New Notes, create and issue, pursuant to the TR Finance Supplemental Indenture with respect to that series and in accordance with applicable laws and regulations, additional New Notes (the “Additional Notes”) maturing on the same maturity date as the other New Notes of that series and having the same terms and conditions under that TR Finance Supplemental Indenture (including with respect to the Guarantors and the Guarantees) as the previously outstanding New Notes of that series in all respects (or in all respects except for issuance date, issue price and, possibly, the first interest payment date and the date interest begins to accrue), so that such Additional Notes shall be consolidated and form a single series with the previously outstanding New Notes of that series, provided that if the Additional Notes of any series are not fungible with the New Notes of such series for U.S. federal income tax purposes, then the Additional Notes of such series will be issued with a separate CUSIP or ISIN number, so that they are distinguishable from the New Notes of such series. Without limiting the foregoing, TR Finance may, from time to time, without notice to or the consent of the holders of the New Notes, create and issue, pursuant to a TR Finance Supplemental Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the New Notes.

Ranking and Other Indebtedness

The New Notes will be senior unsecured obligations of TR Finance, and will rank equally with all of TR Finance’s other existing and future senior unsecured obligations. The New Notes will be fully and unconditionally guaranteed by TRC and will also be guaranteed by the Subsidiary Guarantors, on a joint and several basis, and such guarantees will rank equally with each such Guarantor’s other senior unsecured obligations and will effectively be subordinated to all existing and future liabilities of each such Guarantor’s subsidiaries (other than TR Finance and the Subsidiary Guarantors). The Indentures will not limit the amount of secured debt that TR Finance or the Guarantors may incur, and the New Notes will effectively be subordinated in right of payment to any secured debt TR Finance or the Guarantors may incur, as applicable, and to their respective secured obligations, in each case to the extent of the value of the collateral securing such debt or other obligations.

Form, Denomination, Exchange and Transfer

The New Notes will be issued as registered New Notes in global form in the same minimum denomination as the corresponding series of Old Notes for which they are being offered in exchange for (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2035 Debentures). New Notes of any series will be exchangeable for other New Notes of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

The New Notes may be presented for exchange as described above, and New Notes may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee or at the office of any transfer agent designated by TR Finance for such purpose with respect to any series of New Notes. No service charge will be made for any transfer or exchange of New Notes, but TR Finance may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. TR Finance may at any time designate one or more successor or additional transfer agents with respect to any series of New Notes and may from time to time rescind any such designation. TR Finance will be required to maintain a transfer agent in each place of payment for such series.

So long as required by the OBCA, TR Finance shall cause to be kept, by TR Finance or a trust corporation registered in Ontario, a central securities register that complies with the requirements of the OBCA. Additionally, TR Finance will cause to be recorded promptly in the central securities register maintained pursuant to the OBCA, the particulars of each issue, exchange or transfer of New Notes.

TR Finance shall not be required to:

●

issue, register the transfer of, or exchange New Notes of any series during a period beginning at the opening of business 15 days before any selection of New Notes of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

●	register the transfer of or exchange any New Notes, or portion thereof, called for redemption, except the unredeemed portion of any New Notes being redeemed in part; or

●	issue, register the transfer of, or exchange any New Notes which have been surrendered for repayment at the option of the holder except the portion, if any, of such New Notes not to be so repaid.

Addition of Co-Obligors

TR Finance has the right at any time, without notice to or consent of the holders of the New Notes, to have one of TRC’s direct or indirect wholly-owned subsidiaries become a co-obligor under a particular series of the New Notes.

If TR Finance were to exercise this right, the co-obligor would become liable for such New Notes on a joint and several basis with TR Finance, and TR Finance would not be released from its obligations under the TR Finance Indenture or the New Notes. The co-obligor’s obligations under the particular series of the New Notes would rank equally with all of the co-obligor’s other senior unsecured obligations.

Additional Amounts

All payments made by TRC under the Guarantee with respect to a certain series of New Notes will be made free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or therein or by any authority or agency therein or thereof having power to tax (for purposes of this provision, “Taxes”), unless TRC is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If TRC is so required to withhold or deduct any amount for or on account of Taxes from any payment made by it under the Guarantee, TRC will pay such additional amounts (for purposes of this provision, “Additional Amounts”) as may be necessary so that the net amount received by each holder of such series of New Notes (including, as applicable, the beneficial owners in respect of any such holder) after such withholding or deduction (including such deductions and withholdings applicable to Additional Amounts) will not be less than the amount such holder (including, as applicable, the beneficial owners in respect of any such holder) would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to: (a) any Tax that is levied or collected other than by withholding from payments made under the Guarantee; (b) any such New Note presented for payment (where presentation is required) more than 30 days after the later of (i) the date on which such payment first becomes due or (ii) if the full amount of the monies payable has not been paid to the holders or beneficial owners of such New Notes on or prior to such date, the date on which the full amount of such monies has been paid to the holders or beneficial owners of such New Notes, except to the extent that the holder or beneficial owner of such New Notes would have been entitled to such Additional Amounts on presentation of the same for payment on the last day of such period of 30 days; (c) any estate, inheritance, gift, sales, transfer, excise or personal property Tax or any similar Tax; (d) any Taxes that are imposed or withheld by reason of the failure of the holder or beneficial owner of such New Notes to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, or administrative practice of Canada or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes or is otherwise reasonably requested by TR Finance or TRC to support a claim for relief or exemption from such Taxes (including, without limitation, a certification that such holder or beneficial owner is not resident in Canada); (e) any (i) tax, assessment, withholding or deduction required pursuant to Sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (“FATCA”), or any successor version thereof, or any similar legislation imposed by any other governmental authority, or (ii) Tax or penalty arising from such holder’s or beneficial owner’s failure to properly comply with the holder’s or beneficial owner’s obligations imposed under the Canada-United States Enhanced Tax Information Exchange Agreement Implementation Act (Canada) or any treaty, law or regulation or other official guidance enacted by Canada implementing FATCA or an intergovernmental agreement with respect to FATCA or any similar legislation imposed by any other governmental authority, including, for greater certainty, Part XVIII and Part XIX of the Income Tax Act (Canada) (the “Tax Act”); or (f) any combination of the foregoing clauses (a) to (e).

TRC will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld by it to the relevant authority in accordance with applicable law. TRC will furnish to the holders of such New Notes, within 30 days after the date the payment of any Taxes by it is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by it. TRC will indemnify and hold harmless each such holder (including, as applicable, the beneficial owners in respect of any such holder) and, upon written request, will reimburse each such holder (including, as applicable, the beneficial owners in respect of any such holder) for the amount of (i) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (f) above) levied or imposed and paid by such holder (including, as applicable, the beneficial owners in respect of any such holder) as a result of payments made under the Guarantee which have not been withheld or deducted and remitted by TRC in accordance with applicable law, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Taxes (other than any Taxes for which Additional Amounts would not be payable pursuant to clauses (a) through (f) above) imposed with respect to any reimbursement under clause (i) or (ii) above, but excluding any such Taxes on such holder’s (including, as applicable, the beneficial owners in respect of any such holder’s) net income.

Whenever in the Indentures there is mentioned, in any context, the payment of principal (and premium, if any), redemption price, Change of Control Payment, interest or any other amount payable, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Trustee shall not at any time be under any duty or responsibility to any holder of New Notes to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts owed, or with respect to the method employed in such calculation of the Additional Amounts.

Other Additional Amounts following Merger, Consolidation or Amalgamation or Addition of Co-Obligor

Where any person (i) assumes TR Finance’s obligations under a particular series of New Notes and under the TR Finance Indenture pursuant to the provision described under “— Merger, Consolidation or Amalgamation”, or (ii) becomes a co-obligor under a particular series of the New Notes, pursuant to “— Addition of Co-Obligors”, and such person is domiciled under any jurisdiction other than a state of the United States (a “Non-U.S. Taxing Jurisdiction”) (each such person, a “Non-U.S. Person”), such Non-U.S. Person shall (A) pay additional amounts (“Other Additional Amounts”) in the form substantially similar to that described above under “— Additional Amounts”, with such modifications as TR Finance and such Non-U.S. Person reasonably determine are customary and appropriate for U.S. and Canadian noteholders to address then-applicable (or potentially applicable future) taxes, duties, levies, imposts, assessments or other governmental charges imposed or levied by or on behalf of the applicable governmental authority in respect of payments made by such Non-U.S. Person under or with respect to the notes, including any exceptions thereto as TR Finance and such Non-U.S. Person shall reasonably determine would be customary and appropriate for U.S. and Canadian bondholders and (B) the New Notes will be redeemable, at such Non-U.S. Person’s option, in whole and not in part, at any time, at 100% of the aggregate principal amount, together with accrued and unpaid interest thereon to the redemption date (including any Other Additional Amounts), upon the giving of a notice as described in Section 1102 and Section 1104 of the TR Finance Indenture, if (1) such Non-U.S. Person determines that (a) as a result of any change in or amendment to (including any officially announced prospective change or amendment) the laws (or any rules, regulations, rulings or administrative pronouncements promulgated thereunder) of any Non-U.S. Taxing Jurisdiction, or any change in official position regarding the application or interpretation of such laws, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) on or after the date such Non-U.S. Person assumes TR Finance’s obligations, such Non-U.S. Person has or will become obligated to pay, on the next succeeding interest payment date, Other Additional Amounts with respect to any New Notes or (b) on or after the date such Non-U.S. Person assumes TR Finance’s obligations, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, a Non-U.S. Taxing Jurisdiction, including any of those actions specified in clause (a) above, whether or not such action was taken or decision was rendered with respect to such Non-U.S. Person, or any change, amendment, application or interpretation shall be officially proposed (assuming that such announced change will become effective as of the date specified in such announcement and in the form announced), which, in any such case, in the opinion of counsel to such Non-U.S. Person, will result in such Non-U.S. Person becoming obligated to pay, on the next succeeding interest payment date, Other Additional Amounts with respect to any New Notes, and (2) in any such case, such Non-U.S. Person in its business judgment determines that such obligation cannot be avoided by the use of reasonable measures available to such Non-U.S. Person (which, for the avoidance of doubt, shall not include a change in the terms of the New Notes or a substitution of the debtor); provided however, that at the time such notice of redemption is given, such obligation to pay such Other Additional Amounts remains in effect.

Guarantees

On the issue date, TRC and the Subsidiary Guarantors will fully and unconditionally guarantee, jointly and severally as primary obligors and not merely as sureties, on a senior unsecured basis, the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of TR Finance under the New Notes, whether for payment of principal of, or premium or interest on the New Notes, Additional Amounts, indemnification or otherwise. Each guarantee from a Subsidiary Guarantor will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the guarantee, as it relates to that Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event of a sale or other disposition of all or substantially all of the assets of the applicable Subsidiary Guarantor to a person that is not TRC or a wholly-owned subsidiary of TRC in compliance with the covenant described under “— Merger, Consolidation or Amalgamation”, or if any Subsidiary Guarantor ceases to be a direct or indirect wholly-owned subsidiary of TRC for any reason, such Subsidiary Guarantor shall be released from its guarantee.

Optional Redemption

In the case of an optional redemption, as described below, holders of the New Notes to be redeemed will receive notice (mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures)) thereof at least 10 days and not more than 60 days prior to the date fixed for redemption. Unless TR Finance defaults in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the series of New Notes or the portions thereof called for redemption. TR Finance’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

3.350% 2026 Notes

Prior to February 15, 2026 (three months prior to the maturity date) (the “Par Call Date”), TR Finance may redeem the New 2026 Notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●

(a) the sum of the present values, as calculated by TR Finance, of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the New 2026 Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

●	100% of the principal amount of the New 2026 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, TR Finance may redeem the New 2026 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the New 2026 Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

For the purposes of the New 2026 Notes:

“Treasury Rate” means, with respect to any redemption date, the yield determined by TR Finance in accordance with the following two paragraphs.

The Treasury Rate shall be determined by TR Finance after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, TR Finance shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, TR Finance shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, TR Finance shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, TR Finance shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

5.850% 2040 Notes

The New 2040 Notes will be redeemable at the election of TR Finance, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●

(a) the sum of the present values, as calculated by TR Finance, of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

●	100% of the principal amount of the New 2040 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

4.500% 2043 Notes

Prior to November 23, 2042 (six months prior to the maturity date), the New 4.50% 2043 Notes will be redeemable at the election of TR Finance, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●

(a) the sum of the present values, as calculated by TR Finance, of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

●	100% of the principal amount of the New 4.50% 2043 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after November 23, 2042, the New 4.50% 2043 Notes shall be redeemable at the election of TR Finance at a redemption price equal to 100% of the principal amount of the New 4.50% 2043 Notes, together with accrued and unpaid interest thereon to the redemption date.

5.650% 2043 Notes

Prior to May 23, 2043 (six months prior to the maturity date), the New 5.65% 2043 Notes will be redeemable at the election of TR Finance, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●

(a) the sum of the present values, as calculated by TR Finance, of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

●	100% of the principal amount of the New 5.65% 2043 Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after May 23, 2043, the New 5.65% 2043 Notes shall be redeemable at the election of TR Finance at a redemption price equal to 100% of the principal amount of the New 5.65% 2043, together with accrued and unpaid interest thereon to the redemption date.

5.500% 2035 Debentures

The New 2035 Debentures will be redeemable at the election of TR Finance, in whole or in part, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●

(a) the sum of the present values, as calculated by TR Finance, of the remaining scheduled payments of principal and interest thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, and

●	100% of the principal amount of the New 2035 Debentures to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

For the purposes of the New 2040 Notes, New 4.50% 2043 Notes, New 5.65% 2043 Notes and New 2035 Debentures:

“Treasury Rate” means, with respect to any redemption date, the yield determined by TR Finance in accordance with the following two paragraphs.

The Treasury Rate shall be determined by TR Finance after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, TR Finance shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the applicable series of New Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the maturity date of the applicable series of New Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single

Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, TR Finance shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the applicable series of New Notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the applicable series of New Notes but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the applicable series of New Notes, one with a maturity date preceding the maturity date of such New Notes and one with a maturity date following the maturity date of such New Notes, TR Finance shall select the United States Treasury security with a maturity date preceding the maturity date of such New Notes. If there are two or more United States Treasury securities maturing on the maturity date of applicable series of New Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, TR Finance shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Trustee and its agents disclaim all liability for the accuracy, completeness or verification of any redemption calculations related to the New Notes.

Redemption for Changes in Canadian Withholding Taxes

A series of New Notes will be redeemable, at TR Finance’s option following receipt of a written request by TRC requesting that TR Finance redeem a particular series of New Notes, in whole and not in part, at any time, at 100% of the aggregate principal amount, together with accrued and unpaid interest thereon to the redemption date (including any Additional Amounts), upon the giving of a notice as described in Section 1102 and Section 1104 of the TR Finance Indenture, if (1) TRC will be obligated on the next interest payment date to pay an amount under the Guarantee with respect to such series of New Notes, (2) TRC determines that (a) as a result of any change in or amendment to (including any officially announced prospective change or amendment) the laws (or any rules, regulations, rulings or administrative pronouncements promulgated thereunder) of Canada or of any political subdivision or taxing authority promulgated thereunder, or any change in official position regarding the application or interpretation of such laws, rules, regulations, rulings or administrative pronouncements (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective (assuming, in the case of any announced prospective change, that such announced change will become effective as of the date specified in such announcement and in the form announced) on or after the date TRC assumes TR Finance’s obligations pursuant to the Guarantee, TRC has or will become obligated to pay, on the next succeeding interest payment date, Additional Amounts under the Guarantee or (b) on or after the date TRC assumes TR Finance’s obligations pursuant to the Guarantee, any action has been taken by any taxing authority of, or any decision has been rendered by a court of competent jurisdiction in, Canada or any political subdivision or taxing authority thereof or therein, including any of those actions specified in clause (a) above, whether or not such action was taken or decision was rendered with respect to TRC, or any change, amendment, application or interpretation shall be officially proposed (assuming that such announced change will become effective as of the date specified in such announcement and in the form announced), which, in any such case, in the opinion of counsel to TRC, will result in TRC becoming obligated to pay, on the next succeeding interest payment date, Additional Amounts under the Guarantee, and (3) in any such case, TRC and TR Finance in their business judgment determine that such obligation cannot be avoided by the use of reasonable measures available to TRC or TR Finance (which, for the avoidance of doubt, shall not include a change in the terms of the applicable series of New Notes or a substitution of the debtor); provided however, that at the time such notice of redemption is given, such obligation to pay such Additional Amounts remains in effect.

Repurchase Upon Change of Control Triggering Event

The following applies to all of the New Notes other than the New 2035 Debentures.

If a Change of Control Triggering Event occurs, unless TR Finance has exercised its right to redeem the New Notes as described above, TR Finance will be required to make an offer to repurchase all, or, at the holder’s option, any part (equal to $1,000 or an integral multiple thereof), of each holder’s New Notes pursuant to the offer described below, referred to as the Change of Control Offer, on the terms set forth in the New Notes. In the Change of Control Offer, TR Finance will be required to offer payment in cash equal to 101% of the aggregate principal amount of the New Notes repurchased plus accrued and unpaid interest, if any, on such New Notes repurchased, to the date of purchase, referred to as the Change of Control Payment.

Within 30 days following any Change of Control Triggering Event, TR Finance will be required to mail a notice to holders of New Notes, with a copy to the Trustees, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the New Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, referred to as the Change of Control Payment Date, pursuant to the procedures required by the New Notes and described in such notice. We must comply with the requirements of applicable securities laws and regulations in connection with the repurchase of the New Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any applicable securities laws or regulations conflict with the Change of Control (as defined herein) provisions of the New Notes, we will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the New Notes by virtue of such conflicts.

On the Change of Control Payment Date, TR Finance will be required, to the extent lawful, to:

●	accept for payment all New Notes or portions of New Notes properly tendered pursuant to the Change of Control Offer;

●	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all New Notes or portions of New Notes properly tendered; and

●

deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of New Notes or portions of New Notes being purchased by TR Finance.

The Paying Agent will be required to promptly mail to each holder who properly tendered New Notes the purchase price for such New Notes and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new New Note equal in principal amount to any unpurchased portion of the New Notes surrendered, if any; provided that each new New Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 or an integral multiple of $1,000 in excess thereof in the case of the New 2035 Debentures.

TR Finance will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by TR Finance and such third party purchases all New Notes properly tendered and not withdrawn under its offer.

For purposes of the repurchase provisions of the New Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Thomson Reuters, taken as a whole, to any person or group, other than to a Thomson Reuters entity; (2) the first day on which a majority of the members of TRC’s board of directors are not Continuing Directors (as defined herein); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person or group of related persons, other than the Woodbridge Group (as defined herein), becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the U.S. Exchange Act), directly or indirectly, of more than 50% of the voting stock of TRC (which, for greater certainty, excludes the Thomson Reuters Founders Share in TRC held by Thomson Reuters Founders Share Company), measured by voting power rather than number of shares; (4) the consummation of a so-called “going private/Rule 13e-3 transaction” that results in any of the effects described in paragraph (a)(3)(ii) of Rule 13e-3 under the U.S. Exchange Act (or any successor provision), following which the Woodbridge Group beneficially owns, directly or indirectly, more than 50% of the voting stock of TRC (which, for greater certainty, excludes the Thomson Reuters Founders Share), measured by voting power rather than number of shares; or (5) TRC ceases to own, directly or indirectly, 100% of the Voting Stock/Interests of TR Finance, measured by voting power rather than number of units. For the purposes of this definition, “person” and “group” have the meanings used in Sections 13(d) and 14(d) of the U.S. Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the TRC board of directors who (1) was a member of the TRC board of directors on the date of the issuance of the notes; or (2) was nominated for election, elected or appointed to the TRC board of directors with the approval of a majority of the Continuing Directors who were members of the TRC board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the TRC management information circular in which such member was named as a nominee for election as a director).

“DBRS” means DBRS Limited.

“Fitch” means Fitch Ratings Ltd.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB– (or the equivalent) by S&P, BBB (low) (or the equivalent) by DBRS or BBB– (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc.

“Rating Agencies” means (a) each of Moody’s, S&P, DBRS and Fitch; and (b) with respect to a series of New Notes, if any of the Rating Agencies ceases to rate such New Notes or fails to make a rating of such New Notes publicly available for reasons outside of TRC’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the U.S. Exchange Act selected by us (as certified by a resolution of the TRC board of directors) as a replacement for Moody’s, S&P, DBRS or Fitch, or some or all of them, as the case may be.

“Rating Event” means, with respect to a series of New Notes, the rating on such New Notes is lowered by (a) at least three out of four Rating Agencies, if there are four Rating Agencies or (b) all of the Rating Agencies, if there are less than four Rating Agencies, and such New Notes are rated below an Investment Grade Rating by such number of Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of such New Notes is under publicly announced consideration for a possible downgrade by such number of Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or TRC’s intention to effect a Change of Control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will be deemed not to have occurred in respect of a particular Change of Control (and thus will not be deemed a rating event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform TRC that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the rating event).

“S&P” means Standard & Poor’s Rating Services.

“Thomson Reuters” means, collectively, TRC and its consolidated subsidiaries.

“Thomson Reuters Founders Share” means the Thomson Reuters Founders Share in the capital of TRC.

“Thomson Reuters Founders Share Company” means Thomson Reuters Founders Share Company Limited, a corporation incorporated and existing in accordance with the laws of England and Wales.

“Woodbridge Group” means at any particular time such of (a) The Woodbridge Company Limited (“Woodbridge”), (b) the affiliates of Woodbridge and (c) the respective successors and assigns of Woodbridge or any such affiliate, as, at such time, are controlled directly or indirectly by one or more corporations all of the shares of which are held by one or more individuals who are members of the family of the late first Lord Thomson of Fleet or trusts for their benefit.

The failure by us to comply with the obligations described under “— Repurchase Upon Change of Control Triggering Event” will constitute an Event of Default with respect to the New Notes (other than the New 2035 Debentures).

We may not have sufficient funds to repurchase the New Notes (other than the New 2035 Debentures) in cash at such time. In addition, TR Finance’s ability to repurchase the New Notes (other than the New 2035 Debentures) for cash may be limited by law or the terms of other agreements which we are subject to at the time.

The Change of Control Triggering Event feature of the New Notes (other than the New 2035 Debentures) may in certain circumstances make more difficult or discourage a sale or takeover of TR Finance and, thus, the removal of incumbent management. Restrictions on TR Finance’s ability to incur liens are contained in the covenants as described in this prospectus under “Description of New Notes — Negative Pledge”.

Negative Pledge

Each Indenture will provide that, so long as any New Notes of the applicable series are outstanding:

●

neither TR Finance nor TRC will create or permit to subsist after knowledge of the existence thereof any mortgage, lien, pledge, encumbrance, conditional sale or other title retention agreement, or other similar security interest, or security interest, upon any part of any undertaking or assets to secure any Debt of TR Finance or TRC; or

●	TRC will not permit any Material Subsidiary to give any guarantee to secure any Debt of TR Finance or TRC;

without at the same time or as soon as reasonably practicable thereafter offering to the holders of New Notes a ratable and pari passu interest in the same security interest or guarantee, as applicable, but this covenant will not apply to, or operate to prevent:

(i)

any security interest for, or any guarantee by a Material Subsidiary of, any Debt of TR Finance or TRC, as applicable, the amount of which, when aggregated with the amount of all other Debt of TR Finance and TRC then outstanding in respect of which such a security interest or such a guarantee by a Material Subsidiary has been given, excluding any security interest or guarantee given pursuant to the exceptions in subparagraphs (ii) to (iv), would not exceed 10% of Consolidated Shareholders’ Equity;

(ii)

any security interest on (a) any asset (including shares) acquired or held by TR Finance or TRC to secure Debt of TR Finance or TRC incurred solely for the purpose of financing the acquisition, construction, research, development or improvement of such asset or (b) shares of a Subsidiary organized solely to acquire any such asset;

(iii)

the assumption by TR Finance or TRC of any security interest in existence on any asset at the time of acquisition thereof, including any such assumption consequent upon any amalgamation, merger, arrangement or other corporate reorganization;

(iv)

TR Finance or TRC giving a security interest (other than on shares or fixed assets) in the ordinary course of TR Finance’s or a Guarantor’s business to any bank or banks or others to secure any Debt of TR Finance or TRC that is not a Funded Obligation; or

(v)

the extension, renewal or refunding of any security interest permitted under subparagraphs (ii) to (iv) to the extent of the principal amount of Debt of TR Finance or TRC secured by and owing under any such security interest at the time of such extension, renewal or refunding.

Merger, Consolidation or Amalgamation

The TR Finance Indenture will provide that TR Finance may not amalgamate or consolidate with or merge into any other person and that TR Finance may not convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, unless:

●

the person formed by such consolidation or amalgamation or into which TR Finance is merged or the person which acquires or leases TR Finance’s properties and assets substantially as an entirety expressly assumes its obligations under the New Notes and the TR Finance Indenture,

●

such transaction is on such terms and carried out at such times and otherwise in such manner as is not prejudicial to the interests of the holders of the New Notes or to the rights and powers of the Trustees, and

●	certain other conditions are met.

Notwithstanding the foregoing, any Subsidiary of TRC may consolidate with, merge into or transfer all or a portion of its properties or assets to TR Finance.

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TR Finance’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “— Negative Pledge” above without equally and ratably securing the New Notes or unless the New Notes are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

The TR Finance Indenture will provide that TRC may not amalgamate or consolidate with or merge into any other person and that TRC may not convey, transfer, sell or lease its properties and assets substantially as an entirety to any person, unless:

●

the person formed by such consolidation or amalgamation or into which TRC is merged or the person which acquires or leases TRC’s properties and assets substantially as an entirety expressly assumes TRC’s obligations under the New Notes and the TR Finance Indenture,

●

such transaction is on such terms and carried out at such times and otherwise in such manner as is not prejudicial to the interests of the holders of the New Notes or to the rights and powers of the Trustees, and

●	certain other conditions are met.

Notwithstanding the foregoing, any Subsidiary of TRC may consolidate with, merge into or transfer all or a portion of its properties or assets to TRC.

In addition, no such amalgamation, consolidation, merger or transfer may be made if, as a result thereof, any of TRC’s property or assets would become subject to any mortgage or other encumbrance securing Debt, unless such mortgage or other encumbrance could be created pursuant to the provisions described under “— Negative Pledge” above without equally and ratably securing TRC’s guarantee of the New Notes or unless the New Notes are secured equally and ratably with, or prior to, the Debt secured by such mortgage or other encumbrance.

Events of Default

The Indenture with respect to a series of New Notes will provide, with respect to such series of outstanding New Notes thereunder, that the following shall constitute Events of Default:

(i)	default in the payment of any interest upon any New Note of that series, when the same becomes due and payable, continued for 30 days;

(ii)	default in the payment of the principal of or any premium on any New Note of that series at its Maturity;

(iii)

default in the performance, or breach, of any of TR Finance’s or any Guarantor’s covenants or warranties in the applicable Indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the applicable Indenture), continued for 60 days after written notice to TR Finance or such Guarantor;

(iv)	certain events of bankruptcy, insolvency or reorganization in respect of TR Finance or any Guarantor; and

(v)

any guarantee of a Guarantor ceasing to be, or asserting by any Guarantor as not being, in full force and effect, enforceable according to its terms, except to the extent contemplated by the Indenture, including without limitation the release of any guarantee in accordance with the terms of the Indenture.

No Event of Default provided with respect to a particular series of New Notes necessarily constitutes an Event of Default with respect to any other series of New Notes. Each of TR Finance and the Guarantors will be required under each Indenture to file with the Trustees, annually, an officer’s certificate as to its compliance with all conditions and covenants under the such Indenture. Each Indenture will provide that the Trustee may withhold notice to the holders of New Notes of any default (except payment defaults on the New Notes) if it is determined, in accordance with such Indenture, to be in the best interest of the holders of New Notes to do so.

If an Event of Default listed in clause (i), (ii), (iii) or (v) of the second preceding paragraph with respect to New Notes of a particular series occurs and is continuing, the Trustee, acting on written direction of the holders of not less than 25% in principal amount of outstanding New Notes of that series, may declare the outstanding New Notes of that series due and payable immediately. If an Event of Default listed in clause (iv) of the second preceding paragraph occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of all New Notes then outstanding under the TR Finance Indenture may declare to be due and payable immediately. However, in either case the holders of a majority in principal amount of the outstanding New Notes of that series, or of all outstanding New Notes under the TR Finance Indenture, as the case may be, by written notice to TR Finance, the Guarantors and the Trustee, may, under certain circumstances, rescind and annul such declaration.

Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to New Notes of any or all series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the TR Finance Indenture at the request, order or direction of any of the holders of such New Notes, unless such holders shall have offered to the Trustee reasonable indemnity, security and funding (as required under the TR Finance Indenture) against the expenses and liabilities which might be incurred by it in compliance with such request. Subject to such provisions for the indemnification and funding of, and provision of security to, the Trustee, the holders of not less than a majority in principal amount of the outstanding New Notes of any series (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (i), (ii), (iii) or (v) above) or the holders of a majority in principal amount of all outstanding New Notes (with respect to any other remedy, trust or power), as the case may be and in each case under the TR Finance Indenture, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the TR Finance Indenture, or exercising any trust or power conferred on the Trustee.

The holders of not less than a majority in principal amount of the outstanding New Notes of any series under an Indenture may on behalf of the holders of all the New Notes of such series waive any past default described in clause (i), (ii), (iii) or (v) above (or, in the case of a default described in clause (iv) above, the holders of not less than a majority in principal amount of all outstanding New Notes under the TR Finance Indenture may waive any such past default) and its consequences, except a default (a) in the payment of the principal of (or premium, if any) or any interest on any New Notes, or (b) in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding New Note of such series affected thereby, in each case under the applicable Indenture.

Modification and Waiver

TR Finance, TRC and the Trustees (and any applicable Subsidiary Guarantor, solely in the case of supplemental indentures adding or evidencing the succession of a Guarantor Party or amending any covenant, right or power of such Subsidiary Guarantor under Section 902(a)(4) of the TR Finance Indenture) may modify and amend the TR Finance Indenture, including any TR Finance Supplemental Indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding New Notes under the TR Finance Indenture that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each outstanding New Note affected thereby, among other things:

●	change the stated maturity date of, the principal of (or premium, if any), or any installment of interest on any such New Notes;

●	reduce the principal amount or the rate of interest on or any premium payable on any New Notes;

●	change TR Finance’s obligation to pay Additional Amounts provided for pursuant to Section 1005 of the TR Finance Indenture, with certain exceptions;

●	reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the Maturity thereof;

●	adversely affect any right of repayment at the option of the holder of any such New Notes;

●	change the currency or place of payment of principal of, or any premium or interest on, any such New Notes;

●

reduce the above-stated percentage of holders of such outstanding New Notes necessary to modify or amend the TR Finance Indenture (or any TR Finance Supplemental Indenture) or to consent to any waiver thereunder (including a waiver of certain defaults);

●

amend or modify the provisions of the TR Finance Indenture or any TR Finance Supplemental Indenture (i) governing the guarantee of TRC in a manner adverse to the rights of the holders of the New Notes or (ii) governing the guarantee of the Subsidiary Guarantors in a manner that reduces the terms and conditions of any obligations of the Subsidiary Guarantors in respect of the due and punctual payment of principal, premium, if any, Additional Amounts, if any, and interest of any New Notes, provided, in each case, that this requirement shall not prohibit the release of any obligations of any Subsidiary Guarantor in accordance with the terms of the TR Finance Indenture and, as applicable, such TR Finance Supplemental Indenture; or

●	modify the foregoing requirements with certain exceptions.

The holders of a majority in principal amount of outstanding New Notes under the TR Finance Indenture affected thereby have the right to waive compliance by us with certain covenants.

TR Finance, TRC (and any applicable Subsidiary Guarantor, solely in the case of supplemental indentures establishing the form or terms of any series of New Notes pursuant to Section 901(a)(7) of the TR Finance

Indenture or adding or evidencing the succession of a Guarantor Party or amending any covenant, right or power of such Subsidiary Guarantor under Section 901(a)(1), (2) or (3) of the TR Finance Indenture) and the Trustees may modify and amend the TR Finance Indenture or any TR Finance Supplemental Indenture without the consent of any holder under the TR Finance Indenture or such TR Finance Supplemental Indenture, for any of the following purposes:

●

to evidence the succession of another person to TR Finance or a Guarantor as obligors under the TR Finance Indenture, subject to the provisions described above under “— Merger, Consolidation or Amalgamation”;

●	to evidence the addition of a co-obligor or one or more additional Guarantors in respect of all or any series of New Notes, subject to the terms of the New Notes;

●	to add to TR Finance’s and the Guarantors’ covenants for the benefit of the holders of all or any series of New Notes;

●	to add additional Events of Default for the benefit of the holders of all or any series of New Notes;

●

to add, change or eliminate any provisions of the TR Finance Indenture, provided that any such addition, change or elimination shall become effective only when there are no New Notes outstanding of any series created prior thereto under the TR Finance Indenture which are entitled to the benefit of such provision or any such addition, change or elimination shall not apply to any outstanding New Notes under the TR Finance Indenture;

●	to secure the New Notes pursuant to the provisions described under “— Negative Pledge” and “— Merger, Consolidation or Amalgamation,” or otherwise;

●	to establish the form or terms of New Notes of any series;

●

to add or amend provisions for purposes of effecting the conversion or exchange of New Notes or to facilitate issuances of New Notes through the facilities of a depositary other than DTC or CDS, to the extent permitted under the terms of such New Notes as contemplated by Section 301 of the TR Finance Indenture;

●	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the TR Finance Indenture by more than one Trustee;

●

to cure any ambiguity, defect or inconsistency in the TR Finance Indenture or to make any other provisions with respect to matters or questions arising under the TR Finance Indenture, provided such action does not adversely affect the interests of holders of New Notes of any series under the TR Finance Indenture in any material respect;

●

to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of New Notes, other conditions, limitations and restrictions thereafter to be observed, provided such action does not adversely affect the interests of holders of New Notes of any series under the TR Finance Indenture in any material respect;

●

to supplement any of the provisions of the TR Finance Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of New Notes, provided such action does not adversely affect the interests of holders of any New Notes of any series under the TR Finance Indenture in any material respect;

●	to comply with Trust Indenture Legislation, provided such action does not adversely affect the interests of holders of New Notes of any series under the TR Finance Indenture in any material respect;

●

to add to or change any of the provisions of the TR Finance Indenture to such extent as shall be necessary to permit or facilitate the issuance of New Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of New Notes in uncertificated form;

●

to conform the text of the TR Finance Indenture or the terms of the New Notes of any series to any corresponding provision of the prospectus, prospectus supplement, offering memorandum, offering circular, term sheet or other document pursuant to which such New Notes were offered and setting forth the final terms of such New Notes, as evidenced in an Officer’s Certificate; or

●	to make any other change that does not adversely affect the interests of holders of New Notes of any series in any material respect.

The TR Finance Indenture will provide that each Subsidiary Guarantor shall not be required to enter into any indenture supplemental to the TR Finance Indenture, other than in the case of any supplemental indenture establishing the form or terms of any series of New Notes pursuant to Section 901(a)(7) of the TR Finance Indenture or adding or evidencing the succession of a Guarantor Party or amending any covenant, right or power of such Subsidiary Guarantor pursuant to Section 901(a)(1), (2) or (3) of the TR Finance Indenture.

The TR Finance Indenture will provide that in determining whether the holders of the requisite principal amount of New Notes of a series then outstanding under the TR Finance Indenture have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

●

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

●

the principal amount of a New Note denominated in a currency or currencies other than U.S. dollars shall be the U.S. dollar equivalent, determined as of the date such New Notes were originally issued, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of such original issue discount security of the amount determined as provided in the first bullet above); and

●	New Notes owned by TR Finance or any other obligor or affiliate of TR Finance or such other obligor shall be disregarded and not deemed to be outstanding.

Discharge, Defeasance and Covenant Defeasance

TR Finance may discharge certain obligations to holders of any series of New Notes issued under the TR Finance Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee as trust funds (i) an amount in the Currency in which the New Notes of such series are payable, (ii) Government Obligations in such Currency in which the New Notes of such series are payable, or (iii) a combination thereof, sufficient to pay the entire indebtedness on such New Notes for principal (and premium, if any) and interest to the date of such deposit (if such New Notes have become due and payable) or to the stated maturity date or redemption date, as the case may be.

TR Finance may, at its option and at any time, elect to have the obligations of both TR Finance and each Guarantor discharged with respect to the outstanding New Notes of or within any series, which TR Finance refers to as defeasance. Defeasance means that TR Finance shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding New Notes and to have satisfied its other obligations under the TR Finance Indenture with respect to such New Notes, except for:

●

the rights of holders of such outstanding New Notes to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such New Notes when such payments are due;

●

TR Finance’s obligations with respect to such New Notes relating to the issuance of temporary securities, the registration, transfer and exchange of the New Notes, the replacement of mutilated, destroyed, lost or stolen New Notes, the maintenance of an office or agency in the applicable place of payment, the holding of money for security payments in trust and with respect to the payment of Additional Amounts, if any, pursuant to the TR Finance Indenture;

●	the rights, powers, trusts, duties and immunities of the Trustees; and

●	the defeasance provisions of the TR Finance Indenture.

TR Finance may, at its option and at any time, elect for both TR Finance and the Guarantors to be released from their respective obligations with respect to certain covenants that are described in the TR Finance Indenture (including those described under “— Negative Pledge” and “— Merger, Consolidation or Amalgamation” above), and TR Finance refers to this as “covenant defeasance,” and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such New Notes.

In order to exercise either defeasance or covenant defeasance:

●

TR Finance must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the holders of such New Notes, cash, government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such outstanding New Notes, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the currency in which such New Notes are then specified as payable at stated maturity date;

●

in the case of defeasance, except where such election relates to a series of New Notes offered to or held solely by persons that are not U.S. persons, TR Finance shall have delivered to the Trustee an Opinion of Counsel stating that (x) TR Finance has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the TR Finance Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of such outstanding New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

●

in the case of covenant defeasance, except where such election relates to a series of New Notes offered to or held solely by persons that are not U.S. persons, TR Finance shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of such outstanding New Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

●

TR Finance is not “insolvent” within the meaning of U.S. Code Title 11, on the date of the deposit referred to in the first bullet above or at any time during the period ending on the 91st day after the date of such deposit.

If, after TR Finance has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to any New Notes:

●

the holder of any such New Notes is entitled to, and does, elect pursuant to the terms of such New Notes to receive payment in a currency other than that in which such deposit has been made in respect of such New Notes; or

●

the currency in which such deposit has been made in respect of any such New Notes ceases to be used by its government of issuance, the indebtedness represented by such New Notes shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such New Notes as they become due out of the proceeds yielded by converting the amount so deposited in respect of such New Notes into the currency in which such New Notes becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

All payments of principal of (and premium, if any), and interest, if any, on any New Notes that are payable in a currency other than U.S. dollars that ceases to be used by its government of issuance shall be made in U.S. dollars.

Payment of Principal and Interest and Paying Agents

Unless otherwise specified in the TR Finance Indenture, principal of (and premium, if any), and interest, if any, on any New Notes will be payable at an office or agency maintained by TR Finance in New York, New York, except that at its option, interest, if any, may be paid by:

●	check mailed to the address of the person entitled thereto as such address shall appear in the Security Register; or

●	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the Security Register.

Payment of any installment of interest on New Notes will be made to the person in whose name such New Notes are registered at the close of business on the regular record date for such interest.

Any Paying Agent outside the United States and any other Paying Agent in the United States initially designated by TR Finance for the New Notes may be established for each series of New Notes. TR Finance may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that TR Finance will be required to maintain a Paying Agent in each place of payment for such series.

Resignation of Trustees

The Trustees may resign or be removed with respect to one or more series of New Notes and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of New Notes, each such Trustee shall be a Trustee of a trust under the TR Finance Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the Trustee may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of New Notes for which it is Trustee.

Book-Entry Delivery and Form

The New Notes will be issued in whole or in part in the form of one or more global notes that will be deposited with DTC. Global notes may be issued in either temporary or permanent form. New Notes that are represented by a global note will be issued in the same minimum denomination as the corresponding series of Old Notes for which they are being offered in exchange (being $2,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof in the case of the New 2035 Debentures) in registered form only, without coupons. Payments of principal of (and premium, if any), and interest, if any, on any New Notes represented by a global note will be made by the Trustee to DTC, or its respective nominee.

Governing Law

The TR Finance Indenture and the New Notes will be governed by, and construed in accordance with, the laws of the State of New York. The TR Finance Indenture will be subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions.

Agent for Service of Process

The TR Finance Indenture will provide that TRC has designated its subsidiary, Thomson Reuters Holdings Inc., as its authorized agent for service of process in any suit, action or proceeding arising out of or relating to the TR

Finance Indenture and the New Notes that may be instituted in any federal or state court located in the Borough of Manhattan, in the City of New York, or brought under United States federal or state securities laws or brought by either Trustee, and TRC has irrevocably submitted to the jurisdiction of such courts.

Definitions

Set forth below is a summary of certain of the defined terms used in the TR Finance Indenture and the TR Finance Supplemental Indentures. Reference is made to the TR Finance Indenture and the TR Finance Supplemental Indentures, as applicable, for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

“Consolidated Shareholders’ Equity” means the aggregate of the stated capital accounts for all of TRC’s outstanding shares and the amount of TRC’s consolidated surplus, whether paid in, earned, or otherwise, as such consolidated surplus is shown on our then most recent audited consolidated balance sheet, determined in accordance with GAAP.

“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Funded Obligation” means any Debt, the principal amount of which by its terms is not payable on demand and the due date of payment of which, after giving effect to any right of extension or renewal exercisable unilaterally on the part of the obligor, is more than 18 months from the date of the creation, issue or incurring of the same.

“GAAP” means generally accepted accounting principles which are in effect from time to time in Canada (or, if TRC hereafter determines to prepare its principal consolidated financial statements in accordance with generally accepted accounting principles which are in effect from time to time in the United States, such principles).

“Guarantee” means the guarantee obligations of TRC pursuant to Section 1301 of the TR Finance Indenture in respect of a series of New Notes.

“Material Subsidiary” means any Subsidiary of TRC the revenues of which for the 12 months ending at the end of the most recently completed fiscal year of such Subsidiary represent 5% or more of the revenues of TRC and its consolidated subsidiaries taken as a whole for the 12 months ending at the end of the most recently completed fiscal year of TRC, or the gross assets of which as at the end of the most recently completed fiscal year of such Subsidiary represent 5% or more of the gross assets of TRC and its consolidated Subsidiaries taken as a whole as at the end of the most recently completed fiscal year of TRC, calculated in each case in accordance with GAAP.

“Subsidiary” means any corporation, limited liability company, partnership, association or other entity (whether incorporated or unincorporated) of which TRC or TR Finance, as applicable, at the time of determination, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the shares of Voting Stock/Interests of such corporation.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended as in force at the date as of which a trust indenture was executed, except as provided in Section 905 of the TR Finance Indenture.

“Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to this Indenture, and at the date of this Indenture means the Trust Indenture Act and the regulations thereunder and, in respect of New Notes of any series offered in Canada, the applicable provisions of the OBCA and the regulations thereunder as amended or re-enacted from time to time.

“Voting Stock/Interests” means stock or interests of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock or interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

Depositary Procedures

DTC

The New Notes will be delivered on the date of closing to and registered in the name of DTC. Beneficial interests in the New Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, which include Euroclear and Clearstream. Owners of beneficial interests in the New Notes will not be entitled to receive the New Notes in definitive form (except in the very limited circumstances described in this section below) and will not be considered holders of New Notes under the TR Finance Indenture.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of U.S. Exchange Act. DTC holds securities that its participants deposit with the DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. These direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC’s system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the DTC and its direct and indirect participants are on file with the SEC.

Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the Dealer Managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.

Distributions with respect to New Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.

Euroclear was created in 1968 to hold securities for participants of Euroclear, or Euroclear participants, and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., or Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, or Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of

Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Dealer Managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking Commission.

Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the New Notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC. When New Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the holder must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive the New Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the New Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending New Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The exchange proceeds will be available to the DTC settler on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between the two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer New Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these New Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead by valued as of the actual settlement date.

Holders should be aware that they will only be able to make and receive deliveries, payments and other communications involving the New Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.

Individual certificates in respect of the New Notes will not be issued except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the New Notes or ceases to be a clearing agency registered under the U.S. Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the New Notes represented by such global notes upon delivery of such global notes for cancellation. In the event that individual certificates are issued, holders will be able to receive payments, including principal and interest, on the New Notes and effect transfer of the New Notes at the offices of the Exchange Agent and Information Agent. Title to book-entry interests in the New Notes will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures. Book-entry interests in the New Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the New Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

According to DTC the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

The information in this section concerning DTC and its system has been obtained from sources that TR Finance believes to be reliable, but is subject to any changes to the arrangements between TR Finance and DTC and any changes to such procedures that may be instituted unilaterally by DTC.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

This section describes certain material U.S. federal income tax consequences (i) of the exchange of Old Notes for New Notes pursuant to the Exchange Offers, (ii) of the ownership of New Notes acquired in the Exchange Offers, and (iii) to holders of Old Notes that do not tender their Old Notes pursuant to the Exchange Offers. It applies to you only if (i) you participate in the Exchange Offers, you acquire your New Notes in the Exchange Offers, and you hold your Old Notes and New Notes as capital assets for U.S. federal income tax purposes; or (ii) you do not participate in the Exchange Offers and you hold your Old Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances. This section does not address any non-U.S., state, or local tax consequences, or any tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to persons subject to special tax rules, including, without limitation:

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	financial institutions;

●	insurance companies;

●	tax-exempt organizations;

●	regulated investment companies or real estate investment trusts;

●	persons that hold Old Notes or New Notes as a position in a hedging, straddle, conversion, or other risk-reduction transaction;

●	persons that hold Old Notes or New Notes as part of a constructive sale or other integrated financial transaction;

●	persons subject to special tax accounting rules under Section 451 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); or

●	U.S. Holders (as defined herein) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar.

If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds Old Notes or New Notes, the tax treatment of a partner in the partnership generally would depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Old Notes or New Notes, you should consult your tax adviser regarding the tax consequences of the Exchange Offers and the ownership of New Notes.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code (the “Treasury Regulations”), published rulings, and court decisions, all as currently in effect. These laws are subject to change, possibly with retroactive effect.

You are urged to consult your tax adviser as to the U.S. federal, state, local, and other tax consequences of the Exchange Offers and of owning the New Notes, or of retaining the Old Notes, with regard to your particular circumstances.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the tax consequences to a U.S. Holder that exchanges Old Notes for New Notes pursuant to the Exchange Offers. You are a “U.S. Holder” if you are a beneficial owner of the Old Notes and you are, for U.S. federal income tax purposes:

●	a citizen or resident of the United States;

●	a domestic corporation;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

If you are not a U.S. Holder, or if you are a U.S. Holder that does not exchange Old Notes for New Notes, this subsection generally does not apply to you, and you should refer to “— Tax Consequences to Exchanging Non-U.S. Holders” or “— Tax Consequences to Non-Exchanging Holders” below.

The Exchange Offers

Characterization of the Exchange of Old Notes for New Notes. The exchange of Old Notes for New Notes pursuant to the Exchange Offers will constitute a taxable disposition of the Old Notes for U.S. federal income tax purposes if the exchange results in a “significant modification” of the Old Notes. Treasury Regulations provide that the substitution of a new obligor on a recourse debt instrument generally is a significant modification. As a result, under these Treasury Regulations, the exchange of the Old Notes for the New Notes pursuant to the Exchange Offers should constitute a significant modification of the terms of the Old Notes under the “change in obligor” test. The following discussion assumes that the exchange of the Old Notes for the New Notes will be treated as a significant modification.

Taxable Exchange. A U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the Old Notes.

●

The amount realized in the exchange will equal the sum of (i) the issue price of the New Notes received in the exchange (determined in the manner described below) and (ii) the cash consideration received in the exchange, minus the accrued and unpaid interest on the Old Notes at the time of the exchange, which generally will be taxed as discussed below.

●

The adjusted tax basis in the Old Notes generally will be the U.S. Holder’s cost of the notes, increased by any market discount previously included in income with respect to the Old Notes and decreased (but not below zero) by any bond premium that the holder has amortized with respect to the Old Notes.

●

Subject to the discussion of the market discount rules below, the U.S. Holder’s gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for the Old Notes exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally is taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Market Discount. If a U.S. Holder acquired Old Notes with market discount, any gain that the holder recognizes upon the exchange of Old Notes for New Notes (and cash, if any) would be treated as ordinary income to the extent of the market discount that accrued during the U.S. Holder’s period of ownership, unless the U.S. Holder previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes. A U.S. Holder will be treated as having acquired an Old Note with market discount if the stated principal amount of the Old Note exceeded the holder’s initial tax basis in the Old Note by more than a de minimis amount.

Accrued but Unpaid Interest and Pre-Issuance Accrued Interest. A U.S. Holder that exchanges Old Notes for New Notes (and cash, if any) on the Settlement Date will include any accrued but unpaid interest on the Old Notes at such time in ordinary income, even though no accrued but unpaid interest will be paid on the Old Notes on the Settlement Date. As described above in “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations,” payment of the interest accrued on the tendered Old Notes to (but not including) the Settlement Date will be deferred until the first interest payment date of the corresponding New Notes. New Notes received pursuant to the Exchange Offers will therefore have an embedded entitlement to such pre-issuance accrued interest. As a result, the amount of interest income that a U.S. Holder recognizes upon the first payment of interest on a New Note will be reduced by the amount of such pre-issuance accrued interest attributable to the Old Note, and the issue price of the New Notes (determined in the manner described below) will be reduced by the amount of such pre-issuance accrued interest attributable to the Old Note.

Issue Price of the New Notes. The issue price of the New Notes will depend on whether the Old Notes and New Notes are treated for U.S. federal income tax purposes as traded on an established market (“publicly traded”) on the Settlement Date. If a New Note is treated as publicly traded on the Settlement Date, then the issue price of the New Note generally will equal the fair market value of the New Note as of the Settlement Date. If a New Note is not treated as publicly traded on the Settlement Date, but the Old Note with respect to which such New Note is issued is treated as publicly traded on the Settlement Date, then the issue price of such New Note generally will equal the fair market value of the Old Note as of the Settlement Date, minus the cash consideration received in respect of the Old Note. If neither the New Note nor the Old Note with respect to which such New Note is issued is treated as publicly traded on the Settlement Date, then the issue price of the New Note generally will equal the principal amount of the New Note. A New Note will not be treated as publicly traded for U.S. federal income tax purposes if the outstanding principal amount of the note does not exceed $100 million as of the Settlement Date.

We expect (i) each series of Old Notes to be treated as publicly traded for U.S. federal income tax purposes and (ii) each series of New Notes with an outstanding principal amount in excess of $100 million as of the Settlement Date also to be treated as publicly traded for U.S. federal income tax purposes. Accordingly, we expect the issue price of each series of New Notes to equal their fair market value on the Settlement Date, assuming that each series has an outstanding principal amount in excess of $100 million as of the Settlement Date. If that is not the case with respect to a particular series of Old Notes, we expect the issue price of the New Notes received in respect of such Old Notes to be determined by reference to the fair market value of the Old Notes on the Settlement Date. As described above, New Notes received pursuant to the Exchange Offers will have an embedded entitlement to pre-issuance accrued interest (in respect of the Old Notes), and the issue price of the New Notes will therefore be reduced by the amount of such pre-issuance accrued interest.

We will make available our determination of the issue price for the New Notes in a manner consistent with the applicable Treasury Regulations. Our determination of the issue price is binding on a holder, unless the holder properly discloses a different position to the IRS on a timely filed U.S. federal income tax return for the taxable year of the exchange of Old Notes for New Notes.

Ownership of the New Notes

Certain Additional Payments. In certain circumstances (for example, as described above under “Description of New Notes — Repurchase Upon Change of Control Triggering Event”), TR Finance may be obligated to pay amounts on the New Notes in excess of stated interest or principal. These potential payments may implicate the Treasury Regulations relating to “contingent payment debt instruments.” We do not intend to treat the possibility of paying such additional amounts as causing the New Notes to be treated as contingent payment debt instruments. However, the IRS may take a contrary position. If the IRS takes a contrary position, you may be required to accrue interest income based upon a “comparable yield” (as defined in the Treasury Regulations) determined at the time of issuance of the New Notes, with adjustments to such accruals when any contingent payments are made that differ from the payments based on the comparable yield. In addition, any income on the sale or other taxable disposition of the New Notes would be treated as interest income rather than as capital gain. Our determination that the New Notes are not contingent payment debt instruments is binding on you, unless you disclose a contrary position to the IRS in the manner required by applicable Treasury Regulations. The remainder of this discussion assumes that the New Notes are not treated as contingent payment debt instruments. You should consult your tax adviser regarding the tax consequences to you if the New Notes are treated as contingent payment debt instruments.

Payments of Interest. Subject to the discussion above regarding pre-issuance accrued interest, stated interest on the New Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of a series of New Notes (as determined in the manner described above under “— The Exchange Offers — Issue Price of the New Notes”) is less than their principal amount by an amount that is more than or equal to the de minimis amount, the New Notes of such series would be treated as issued with OID for U.S. federal income tax purposes in an amount equal to such difference. Because the New Notes will have economic terms that are substantially identical to those of the Old Notes, it is likely, but not certain, that the fair market value of the New Notes as of their issue date will be similar to the trading price for the corresponding Old Notes on such date. Accordingly, subject to the discussion above under “— The Exchange Offers — Issue Price of the New Notes,” New Notes issued in exchange for Old Notes that are currently trading at a discount to their principal amount may be expected to have a fair market value as of their issue date, and thus an issue price, that is less than the principal amount of such New Notes, which generally will cause the New Notes to be issued with OID for U.S. federal income tax purposes if the issue price is less than the principal amount by an amount more than or equal to the de minimis amount, as described above. The de minimis amount equals 1/4 of 1 percent of the principal amount of a New Note, multiplied by the number of complete years to maturity. If a U.S. Holder owns New Notes issued with de minimis OID, the notes will be treated for U.S. federal income tax purposes as issued without OID.

If a U.S. Holder owns New Notes with more than de minimis OID, the following U.S. federal income tax consequences will result:

●

Over the life of the New Notes, the U.S. Holder will be required to include OID as ordinary income as it accrues, regardless of the holder’s method of accounting for U.S. federal income tax purposes. A U.S. Holder will therefore generally be required to include such OID in income, and in some cases pay tax on that income, before receiving the cash that corresponds to that income.

●

OID will accrue on the New Notes according to a “constant yield” method, which takes into account the compounding of interest. Generally, the U.S. Holder will include increasingly greater amounts of OID in income over the life of the New Notes.

●	A U.S. Holder’s tax basis in the New Notes will be increased by any OID reported as income and decreased by any principal payments received on the New Notes.

We expect certain series New Notes to be issued with OID and therefore to be subject to the foregoing rules.

Bond Premium. If, immediately after the exchange, you have an initial tax basis in a New Note in excess of the stated principal amount of the New Note, the New Note will be treated as issued with bond premium. Generally, you may elect to amortize such bond premium as an offset to stated interest income in respect of the New Note, using a constant-yield method prescribed under applicable Treasury Regulations, over the remaining term of the New Note. However, because the New Notes may be redeemed by us prior to their maturity at a premium (as described under “Description of New Notes — Optional Redemption”), special rules may apply that may reduce, defer, or eliminate the amount of bond premium that a U.S. Holder may amortize with respect to the New Notes. If you elect to amortize bond premium, you will be required to reduce your adjusted tax basis in each New Note by the amount of the amortized premium used to offset stated interest on such New Note. Any election to amortize bond premium applies to all debt instruments (other than “tax-exempt” debt instruments) you hold at the beginning of the first taxable year to which the election applies, or that you subsequently acquire, and is irrevocable without the consent of the IRS. U.S. Holders should consult their tax advisers regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, Exchange, or Other Disposition. Upon the sale, exchange, or other taxable disposition of New Notes, you will recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, or other taxable disposition (excluding accrued but unpaid stated interest, which generally would be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the New Notes. Your adjusted tax basis in the New Notes generally would be the issue price of the New Notes, increased by any OID previously included in income with respect to the New Notes, decreased (but not below zero) by any bond premium that you have amortized with respect to the New Notes, and decreased by any pre-issuance accrued interest (in respect of the New Notes) that you have elected to reduce the issue price by.

Gain or loss that you recognize upon the sale, exchange, or other taxable disposition of New Notes will be capital gain or loss, and will be long-term capital gain or loss if your holding period for the New Notes exceeds one year at the time of the sale, exchange, or other taxable disposition. Your holding period for the New Notes will not include your holding period for the Old Notes exchanged and will begin on the day after the Settlement Date. Long-term capital gain recognized by non-corporate U.S. Holders generally is taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

In general, U.S. Holders will be subject to U.S. federal tax information reporting with respect to cash payments pursuant to the Exchange Offers, payments of principal, and any premium and interest on the New Notes, as well as the accrual of OID, if any, on the New Notes. TR Finance and other payors may also be required to report to the IRS any payment of proceeds from a U.S. Holder’s sale of the New Notes before maturity. Additionally, unless a U.S. Holder is an exempt recipient, backup withholding may apply to any such payments, including payments of OID, if the holder fails to comply with applicable certification requirements (such as providing an accurate taxpayer identification number on IRS Form W-9), or (in the case of interest payments) is notified by the IRS that the holder has failed to report all interest and dividends required to be shown on its federal income tax returns. Any amounts withheld under the backup withholding rules will be allowed as a credit against a taxpayer’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisers regarding the application of the information reporting and backup withholding rules in light of their particular circumstances.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder that exchanges Old Notes for New Notes pursuant to the Exchange Offers. You are a “Non-U.S. Holder” if you are a beneficial owner of Old Notes and you are, for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a foreign corporation; or

●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from an Old Note or New Note.

Special rules may apply to certain Non-U.S. Holders, such as “controlled foreign corporations” and “passive foreign investment companies.” Such Non-U.S. Holders should consult their tax advisers to determine the U.S. federal, state, local, and other tax consequences that may be relevant to them.

If you are a U.S. Holder, or you are a Non-U.S. Holder that does not exchange Old Notes for New Notes, this subsection does not apply to you.

The Exchange Offers

Gain Characterized as Capital Gain. Subject to the discussion below with respect to backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the exchange of Old Notes for New Notes pursuant to the Exchange Offers, unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder);

●	the Non-U.S. Holder is an individual present in the United States for at least 183 days during the taxable year in which the gain is realized and certain other conditions are satisfied; or

●	such gain represents accrued but unpaid interest, in which case the rules for gain characterized as interest income discussed below would apply to the portion that represents interest.

If a Non-U.S. Holder is a corporation and the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Non-U.S. Holder may be subject to an additional “branch profits tax” on the Non-U.S. Holder’s earnings that are connected with its U.S. trade or business, including gain from the Exchange Offer. This tax is currently imposed at the rate of 30%, subject to reduction or elimination under an applicable income tax treaty.

Gain Characterized as Interest Income. Subject to the discussion of backup withholding below, a Non-U.S. Holder of Old Notes generally will not be subject to U.S. federal withholding tax upon the exchange in respect of any gain attributable to accrued but unpaid interest. If the interest is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such interest will be subject to U.S. federal income tax on a net income basis, generally in the same manner as for U.S. Holders, and, if the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax, as described above under “— Gain Characterized as Capital Gain.”

Ownership of the New Notes

Payments of Interest. Subject to the discussions below under “— FATCA” and “— Information Reporting and Backup Withholding,” payments of interest on the New Notes generally will not be subject to U.S. federal withholding tax. However, for the exemption from withholding tax on interest to apply to a Non-U.S. Holder, the Non-U.S. Holder must meet at least one of the following requirements:

●

The Non-U.S. Holder provides a valid IRS Form W-8BEN or Form W-8BEN-E, as applicable, to the bank, broker, or other intermediary through which the Non-U.S. Holder holds the New Notes and qualifies for the “portfolio interest” exemption. Such IRS Form W-8BEN or Form W-8BEN-E, as applicable, must contain the Non-U.S. Holder’s name, address, and a statement that the holder is the beneficial owner of the New Notes and is not a U.S. person. A Non-U.S. Holder of New Notes generally is expected to qualify for the exemption for portfolio interest, provided that the holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of TR Finance stock entitled to vote and (ii) is not a controlled foreign corporation that is related to TR Finance through stock ownership.

●

The Non-U.S. Holder holds the New Notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. Holder. A qualified intermediary generally is a non-U.S. financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that has entered into a withholding agreement with the IRS.

●

The Non-U.S. Holder is entitled to an exemption from withholding tax on interest under a tax treaty between the United States and the Non-U.S. Holder’s country of residence. To claim this exemption, the Non-U.S. Holder generally must provide a valid IRS Form W-8BEN or Form W-8BEN-E, as applicable, and state a claim to treaty benefits. In some cases, the Non-U.S. Holder may instead be permitted to provide an intermediary with documentary evidence of the Non-U.S. Holder’s country of residence. Alternatively, a qualified intermediary may have some or all of the necessary documentary evidence in its files.

●

The interest income on the New Notes is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, and the income is not exempt from U.S. tax under a tax treaty. To claim this exemption, the Non-U.S. Holder must complete IRS Form W-8ECI.

Even if a Non-U.S. Holder meets one of the foregoing requirements, interest on the New Notes paid to the Non-U.S. Holder may, nonetheless, be subject to a U.S. federal withholding tax, generally imposed at the rate of

30% on gross income from U.S. sources, if (i) the withholding agent or an intermediary knows or has reason to know that the Non-U.S. Holder is not entitled to an exemption from withholding tax, (ii) the IRS notifies the withholding agent that information that the Non-U.S. Holder or an intermediary provided concerning the Non-U.S. Holder’s status is false, or (iii) an intermediary through which the Non-U.S. Holder holds the New Notes fails to comply with certain procedures necessary to avoid withholding tax on the New Notes.

If interest on the New Notes is effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the holder), such interest will be subject to U.S. federal income tax on a net income basis generally in the same manner as for U.S. Holders, and if the Non-U.S. Holder is a corporation, may also be subject to a branch profits tax, as described above under “— Tax Consequences to Exchanging Non-U.S. Holders — The Exchange Offers — Gain Characterized as Capital Gain.”

Sale, Exchange, or Other Disposition. Upon the sale, exchange, or other disposition of New Notes, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized, unless the Non-U.S. Holder falls into one of the exceptions discussed above under “— Tax Consequences to Exchanging Non-U.S. Holders — The Exchange Offers — Gain Characterized as Capital Gain.”

FATCA

Under FATCA, a 30% U.S. federal withholding tax may be imposed on payments of interest on the New Notes to a Non-U.S. Holder, if the holder fails to comply with the FATCA information reporting requirements. The 30% U.S. federal withholding tax may also apply to interest paid to a foreign financial institution, investment fund, or other non-U.S. person receiving payments on behalf of a Non-U.S. Holder, if the non-U.S. person fails to comply with the FATCA information reporting requirements (even if payments to the holder would not otherwise have been subject to withholding under FATCA). An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Holders are urged to consult their tax advisers regarding the implications under FATCA for their ownership and disposition of New Notes.

Information Reporting and Backup Withholding

In general, a Non-U.S. Holder will be exempt from U.S. federal backup withholding with respect to amounts received pursuant to the Exchange Offers, as well as payments of principal and interest on the New Notes, provided that the Non-U.S. Holder satisfies any certification requirements described above under “— Tax Consequences to Exchanging Non-U.S. Holders — Ownership of the New Notes” or otherwise qualifies for an exemption. The exemption does not apply if the recipient of the applicable form knows or has reason to know that the Non-U.S. Holder should be subject to the usual information reporting or backup withholding rules. Additionally, interest payments made to a Non-U.S. Holder may be reported to the IRS on IRS Form 1042-S.

Sale proceeds from a Non-U.S. Holder’s disposition of New Notes effected through a broker may be subject to federal information reporting and/or backup withholding if the Non-U.S. Holder fails to qualify for an exemption. In particular, information reporting and backup reporting may apply if the Non-U.S. Holder uses the U.S. office of a broker, and information reporting (but not generally backup withholding) may apply if the Non-U.S. Holder uses the foreign office of a broker that has certain connections to the United States. To claim an exemption from information reporting and backup withholding, a Non-U.S. Holder generally may provide a valid IRS Form W-8BEN or Form W-8BEN-E, as applicable. Non-U.S. Holders should consult their tax advisers regarding the application of the information reporting and backup withholding rules to their sale of New Notes.

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax consequences to a holder who does not tender Old Notes pursuant to the Exchange Offers will depend on whether the adoption of the Proposed Amendments to the applicable Thomson Reuters Indenture results in a deemed exchange of such non-exchanging holder’s “old” Old Notes for “new” Old Notes for U.S. federal income tax purposes. In general, the modification of a debt instrument results in a deemed exchange of an “old” debt instrument for a “new” debt instrument (upon which gain or loss may be recognized) if the modification is “significant” within the meaning of the applicable Treasury Regulations. Under these regulations, a modification is “significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury Regulations further provide that a modification of a debt instrument that adds, deletes, or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.”

If the adoption of the Proposed Amendments does not constitute a “significant modification” of the Old Notes within the meaning of the Treasury Regulations, then holders should not recognize gain or loss as a result of the adoption of the Proposed Amendments. Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the Proposed Amendments as not constituting a significant modification of the terms of the Old Notes with respect to non-exchanging holders. There can be no assurance, however, that the IRS will not successfully challenge our intended position.

If the IRS were to successfully assert that the adoption of the Proposed Amendments results in a deemed exchange of the “old” Old Notes for “new” Old Notes to non-exchanging holders, the treatment of such deemed exchange as taxable to a non-exchanging holder would depend, among other things, on whether the exchange were to qualify as a tax-free recapitalization for U.S. federal income tax purposes. Qualification as a tax-free recapitalization is, in the case of at least one series of Old Notes, unclear. If a deemed exchange were to fail to qualify as a tax-free recapitalization, non-exchanging U.S. Holders generally would recognize taxable gain or loss upon the deemed exchange.

If, consistent with our intended position, the adoption of the Proposed Amendments is not treated as resulting in a deemed exchange for U.S. federal income tax purposes, then there should be no material U.S. federal income tax consequences in respect of such adoption to holders who do not exchange their Old Notes for New Notes. Even if the adoption of the Proposed Amendments were to result in a deemed exchange, Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange, except as described above under “Tax Consequences to Exchanging Non-U.S. Holders — The Exchange Offers.”

In light of the uncertainty with respect to the applicable rules, non-exchanging holders should consult their tax advisers regarding the risk that the adoption of the Proposed Amendments constitutes a significant modification of the Old Notes for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the Proposed Amendments are so treated, and the U.S. federal income tax consequences of continuing to own Old Notes after the adoption of the Proposed Amendments.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax consequences under the Tax Act and the regulations thereunder (the “Regulations”) generally applicable to a beneficial owner of Old Notes who (i) deals at arm’s length and is not affiliated with TRC, TR Finance, the Guarantors and the Exchange Agent and Information Agent for purposes of the Tax Act, and (ii) holds the Old Notes, and will hold the New Notes, as capital property for purposes of the Tax Act (a “Holder”).

This summary is not applicable to a Holder (i) that is a “financial institution” (as defined for purposes of the “mark-to-market” property rules in the Tax Act), (ii) an interest in which is a “tax shelter investment” (as defined in the Tax Act), (iii) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a functional currency in accordance with the provisions of the Tax Act or (iv) that has entered or will enter into a “derivative forward agreement” (as defined in the Tax Act) with respect to the Old Notes or the New Notes. In addition, this summary does not address the deductibility of interest by a Holder who had borrowed money or otherwise incurred debt in connection with the acquisition of the Old Notes exchanged pursuant to the Exchange Offers.

This summary is based upon the facts set out in this prospectus, the current provisions of the Tax Act and the Regulations in force at the date of this prospectus, all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Proposed Tax Amendments”) and our understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency (the “CRA”) prior to the date hereof. There can be no assurance that the Proposed Tax Amendments will be implemented in their current form or at all. This summary does not otherwise take into account or anticipate any changes of law or practice, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ significantly from those discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the Canadian federal income tax consequences to any particular Holder are made. Accordingly, Holders should consult their own tax advisors for advice with respect to the tax consequences to them of retaining Old Notes, participating in the Exchange Offers and Consent Solicitations and acquiring, holding and disposing of the New Notes, including the application and effect of the income and other tax laws of any country, province, territory, state or local tax authority.

This summary assumes that no Co-Obligor will be added to any series of New Notes.

Currency Conversion

For the purposes of the Tax Act, each amount relating to the disposition of the Old Notes pursuant to the Exchange Offers and relating to the Consent Solicitations and the acquisition, holding or disposition of New Notes must be converted into Canadian dollars based on exchange rates as determined in accordance with the detailed rules in the Tax Act in that regard. As a result, a Holder may realize income, capital gains or capital losses by virtue of fluctuations in the value of the foreign currency relative to the Canadian dollar.

Holders Resident in Canada

The following is a summary of the principal Canadian federal income tax consequences generally applicable under the Tax Act to a Holder who, at all relevant times for purposes of the Tax Act, is resident or deemed to be resident in Canada (a “Resident Holder”). Generally, the Old Notes and the New Notes will be considered to be capital property to a Resident Holder provided that the Resident Holder does not hold the notes in the course of carrying on a business of buying and selling securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Certain Resident Holders whose notes might not otherwise qualify as capital property may be entitled to have the Old Notes, and all other “Canadian securities” (as defined in the Tax Act) owned by the Resident Holder in the year and in each subsequent taxation year, deemed to be capital property by making an irrevocable election permitted by subsection 39(4) of the Tax Act. Such Resident Holders should consult their own tax advisors as to whether this election is available and advisable, having regard to their own particular circumstances. New Notes will not be considered to be “Canadian securities” for purposes of this election.

Taxation of Final Interest Payment on Old Notes

Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, which interest (the “Stub Period Interest”) will be paid to the holder of the New Notes on the next interest payment date under the New Notes. Such Stub Period Interest received, receivable or accrued generally will be subject to taxation in the same manner as described under “– Taxation of Interest on the New Notes” and “– Disposition of the New Notes” below. Resident Holders should consult their own tax advisors in this regard. A Resident Holder who trades, or otherwise disposes of, their right to receive the Stub Period Interest with respect to an Old Note should consult their own tax advisors with respect to whether such disposition may give rise any income or gain.

Taxation of the Exchange Offers and Consent Solicitations

The exchange of an Old Note pursuant to an Exchange Offer will be a taxable disposition of such Old Note (but not including the Resident Holder’s right to the Stub Period Interest) by a Resident Holder. In the event such Old Note was issued at a discount from its face value a Resident Holder should generally be required to include the amount of such discount in its income to the extent, if any, that (i) the proceeds of disposition of such Old Note exceed the issue price of the Old Note, (ii) such discount is or is deemed to be interest or otherwise of an income nature for purposes of the Tax Act, and (iii) such discount was not previously included in the Resident Holder’s income. Additionally, if the proceeds of disposition of an Old Note exceed the principal amount of such Old Note, the Resident Holder should generally be required to include in computing its income as interest for the taxation year in which the disposition occurs the amount of such excess to the extent that such excess can reasonably be considered to relate to, and does not exceed the value at the time of the disposition of, the interest that would have been paid or payable by TRC on such Old Note for a taxation year ending after the disposition. For purposes of this paragraph, the proceeds of disposition of an Old Note should be the fair market value of the New Note (plus any cash received on the Exchange Offer in lieu of a New Note) received by the Resident Holder at the time of the exchange pursuant to the Exchange Offers. Resident Holders should consult their own tax advisors with respect to the quantum and timing of any income inclusion resulting from the exchange taking into account their own particular circumstances.

A Resident Holder will realize a capital gain (or capital loss) on the disposition of an Old Note equal to the amount, if any, that the Resident Holder’s proceeds of disposition for such Old Note exceed (or are less than) the total of the adjusted cost base of such Old Note (less any cost allocable to the Stub Period Interest) immediately before the transfer and any reasonable costs of disposition. For this purpose, the proceeds of disposition of an Old Note should be the fair market value of the New Note received by the Resident Holder at the time of the exchange (plus any cash received on the Exchange Offer in lieu of a fraction of a New Note), less any portion of the proceeds of disposition that is required to be included in the income of the Resident Holder as interest.

A Resident Holder’s cost of a New Note received by the Resident Holder on an exchange should generally be equal to its fair market value at the time of the exchange.

For information regarding the taxation of capital gains and losses, see below under “Taxation of Capital Gains and Losses”.

The amount of the Consent Solicitation Fee received by a Resident Holder should be included in computing such Resident Holder’s income in the taxation year in which the fee is received or receivable. However, there is no authority addressing directly the treatment under the Tax Act of the receipt of a Consent Solicitation Fee by a resident of Canada. Accordingly, Resident Holders should consult their own tax advisors with respect to the receipt of the Consent Solicitation Fee, taking into account their own particular circumstances.

Taxation of Interest on the New Notes

A Resident Holder that is a corporation, partnership, unit trust or any trust of which a corporation or partnership is a beneficiary will be required to include in computing its income for a taxation year any interest (or amount that is considered for the purposes of the Tax Act to be interest) on a New Note that accrues (or is deemed to accrue) to the Resident Holder to the end of that taxation year or that becomes receivable by or is received by the Resident Holder before the end of that taxation year, except to the extent that such interest was otherwise included in computing the Resident Holder’s income for a preceding taxation year.

Any other Resident Holder, including an individual (other than certain trusts), will be required to include in computing income for a taxation year all interest on the New Notes that is received or receivable by the Resident Holder in that taxation year (depending upon the method regularly followed by the Resident Holder in computing income), including on a redemption, except to the extent that such interest was included in the Resident Holder’s income for a preceding taxation year.

On a disposition or deemed disposition of a New Note, whether on redemption, purchase for cancellation or otherwise, a Resident Holder generally will be required to include in its income the amount of interest accrued (or deemed to accrue) to the Resident Holder on the New Note from the date of the last interest payment to the date of disposition, except to the extent that such amount has otherwise been included in the Resident Holder’s income for the taxation year or a previous taxation year. Any Resident Holder that disposes of a New Note on a redemption, purchase for cancellation or otherwise for consideration equal to fair market value will generally be entitled to deduct in computing income for the year of disposition an amount equal to any interest included in income for that or any preceding taxation year to the extent that no amount was received or became receivable by the Resident Holder in respect of such interest, to the extent and under the circumstances described in the Tax Act.

Any amount paid by TR Finance to a Resident Holder as a premium, penalty or bonus because of the early redemption or purchase for cancellation by it of a New Note before maturity generally will be deemed to be interest received at that time by the Resident Holder, and will be required to be included in computing the Resident Holder’s income, as described above, to the extent that such premium can reasonably be considered to relate to, and does not exceed the value at the time of the redemption or purchase for cancellation of, the interest that would have been paid or payable by TR Finance on the New Note for a taxation year of TR Finance ending after the redemption or purchase for cancellation.

Disposition of the New Notes

In general, a disposition or deemed disposition of a New Note will give rise to a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any accrued interest and any other amount included in computing income and any reasonable costs of disposition, exceed (or are less than) the adjusted cost base of the New Note to the Resident Holder immediately before the disposition or deemed disposition. For information regarding the cost to a Resident Holder of a New Note acquired pursuant to the Exchange Offers, see above under “Taxation of the Exchange Offers and Consent Solicitations”.

For information regarding the taxation of capital gains and losses, see below under “Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Subject to the Capital Gains Proposals (as defined herein), a Resident Holder will generally be required to (a) include in computing income for a taxation year one-half of the amount of any capital gain (a “taxable capital gain”) realized in that year, and (b) deduct one-half of the amount of any capital loss (an “allowable capital loss”) realized in a taxation year from taxable capital gains realized by the Resident Holder in that taxation year (subject to and in accordance with rules contained in the Tax Act). Allowable capital losses in excess of taxable capital gains for a taxation year may be carried back to any of the three preceding taxation years or carried forward to any subsequent taxation year and deducted against net taxable capital gains realized in such years to the extent and under the circumstances specified by the Tax Act.

Proposed Tax Amendments related to the capital gains inclusion rate (the “Capital Gains Proposals”) would, if enacted, increase a Resident Holder’s capital gains inclusion rate from one-half to two-thirds. The Capital Gains Proposals include provisions that would, generally, offset the increase in the capital gains inclusion rate for up to $250,000 of net capital gains realized (or deemed to be realized) by Resident Holders that are individuals (including certain trusts) in the year that are not offset by net capital losses carried back or forward from another taxation year. The Capital Gains Proposals also provide that capital losses which are deductible against capital gains will offset an equivalent capital gain regardless of the inclusion rate which applied at the time such capital losses were realized. On January 31, 2025, the Department of Finance announced its intention to defer the date on which the capital gains inclusion rate would be increased pursuant to the Capital Gains Proposals from June 25, 2024 (as initially proposed) to January 1, 2026. Resident Holders should consult their own tax advisors with respect to the Capital Gains Proposals.

Resident Holders that are individuals (other than certain trusts) may be subject to the alternative minimum tax provisions of the Tax Act in respect of realized capital gains. Such Resident Holders should consult their own tax advisors.

Additional Refundable Tax

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) throughout a taxation year or, at any time in the taxation year, a “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” for such year (as defined in the Tax Act), including amounts in respect of interest and net taxable capital gains. Resident Holders are advised to consult their own tax advisors in this regard.

Taxation Consequences to Non-Exchanging Holders

Although not free from doubt, the Proposed Amendments likely would not result in the disposition of the Old Notes by a Resident Holder for purposes of the Tax Act. Canadian jurisprudence has held that the amendment of a debt obligation, such as an Old Note, generally will not result in a disposition for Canadian federal income tax purposes, unless the amendment is considered to result in the substitution of a new debt obligation under applicable commercial law or in a change to the fundamental terms of the obligation. There can be no assurance that the CRA would not treat the Proposed Amendments as a disposition of the Old Notes, or that a Canadian court would agree with the CRA’s position. Resident Holders should consult with their own tax advisors regarding the treatment of the Proposed Amendments for Canadian federal income tax purposes. In the event the Proposed Amendments do not cause a disposition of the Notes, then a Resident Holder will not be considered to have disposed of any property for Canadian federal income tax purposes, and will experience no adverse Canadian federal income tax consequences solely as a result of the Proposed Amendments becoming effective.

Eligibility for Investment

An applicable series of New Notes, if acquired on the date of the closing of the Exchange Offers and Consent Solicitations, would at that time be “qualified investments” under the Tax Act for a trust governed by a registered retirement savings plan (“RRSP”), registered retirement income fund (“RRIF”), registered education savings plan (“RESP”), registered disability savings plan (“RDSP”), tax-free savings account (“TFSA”), first home savings account (“FHSA”) or deferred profit sharing plan provided either (a) such New Notes are listed on a “designated stock exchange” for purposes of the Tax Act (which includes the New York Stock Exchange (NYSE) and the National Association of Securities Dealers Automated Quotation System (NASDAQ)), or (b) such New Notes (i) have an investment grade rating with a prescribed credit rating agency for purposes of the Tax Act (such as DBRS, Fitch, S&P and Moody’s), and (ii) are issued as part of a single issue of debt of at least C$25,000,000.

Notwithstanding the foregoing, a holder of a TFSA, RDSP or FHSA, an annuitant of an RRSP or RRIF or a subscriber of an RESP, as the case may be (each a “Plan Holder”), will be subject to a penalty tax if the applicable series of New Notes held in the TFSA, RDSP, FHSA RRSP, RRIF or RESP (each a “Plan”) are a “prohibited investment” (as defined in the Tax Act) for the Plan. The New Notes generally will not be a “prohibited investment” on the date hereof if the Plan Holder: (i) deals at arm’s length for the purposes of the

Tax Act with TR Finance and (ii) does not have a “significant interest” (as defined for the purposes of the prohibited investment rules in the Tax Act) in TR Finance. Resident Holders should consult their own tax advisors in this regard.

Holders Not Resident in Canada

The following portion of the summary is generally applicable to a Holder who, at all relevant times for purposes of the Tax Act, (i) is not, and is not deemed to be, resident in Canada, (ii) does not use or hold, and is not deemed to use or hold, the Old Notes, and will not use or hold, and will not be deemed to use or hold, the New Notes, in a business carried on, or deemed to be carried on, in Canada, (iii) deals at arm’s length with any Canadian resident (or deemed Canadian resident) to whom the Holder disposes of the New Notes, (iv) is not a “specified non-resident shareholder” of TRC, TR Finance or any Guarantor or a person who does not deal at arm’s length with such a “specified shareholder” of TRC, TR Finance or any Guarantor (each as defined in subsection 18(5) of the Tax Act), (v) is not an insurer who carries on business in Canada and elsewhere, and (vi) is not an entity in respect of which TRC, TR Finance, any Guarantor or any transferee resident (or deemed to be resident) in Canada to whom the Holder disposes of, loans or otherwise transfers the New Notes is a “specified entity” and is not a “specified entity” in respect of such a transferee, for purposes of the “hybrid mismatch rules” in section 18.4 of the Tax Act (a “Non-Resident Holder”). This summary does not address the possible application of the “hybrid mismatch rules” in subsection 18.4 of the Tax Act.

Taxation of Final Interest Payment on the Old Notes

Interest will continue to accrue on the tendered Old Notes from the most recent interest payment date of the tendered Old Note to, but not including, the Settlement Date, which interest will be paid by TRC on the next interest payment date (and not on the Settlement Date). Such interest payment will be exempt from Canadian withholding tax.

Taxation of the Exchange Offers and Consent Solicitations

The treatment of the payment of a Consent Solicitation Fee to a Non-Resident Holder is uncertain. Non-Resident Holders are urged to consult their own tax advisors regarding the tax consequences of the payment by TRC of a Consent Solicitation Fee to a Non-Resident Holder. However, if Proposed Tax Amendments effective August 28, 2024 are enacted as proposed, amounts paid as a Consent Solicitation Fee to a Non-Resident Holder pursuant to the Exchange Offers and Consent Solicitations will be exempt from withholding tax under the Tax Act. It is TRC’s intention not to withhold any amount from a Consent Solicitation Fee paid to a Non-Resident Holder. A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of the Old Notes pursuant to the Exchange Offers and Consent Solicitations.

Taxation of Interest on the New Notes and Disposition of the New Notes

Amounts paid or credited, or deemed to be paid or credited, as, on account or in lieu of payment of, or in satisfaction of, interest, premium or principal on the New Notes by TR Finance to a Non-Resident Holder, including in respect of a redemption of the New Notes, will be exempt from Canadian withholding tax.

No other taxes on income (including taxable capital gains) will be payable under the Tax Act by a Non-Resident Holder in respect of the holding, redemption or disposition of the New Notes or the receipt of interest or premium thereon.

LEGAL MATTERS

Certain legal matters relating to the validity of the New Notes and the related guarantees will be passed upon by Torys LLP, New York, New York and Toronto, Ontario. As of the date of this prospectus, the partners and associates of Torys LLP owned beneficially as a group, directly or indirectly, less than 1% of TRC’s outstanding shares. Certain legal matters related to Texas law will be passed upon by Holland & Knight LLP. Certain legal matters related to Minnesota law will be passed upon by Fredrikson & Byron, P.A. The Dealer Managers have been represented by Cravath, Swaine & Moore LLP.

NOTICES TO CERTAIN NON-U.S. AND NON-CANADIAN HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of New Notes or the possession, circulation or distribution of this prospectus or any material relating to TRC, TR Finance, the Subsidiary Guarantors, the Old Notes or the New Notes in any jurisdiction where action for that purpose is required. Accordingly, the New Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Exchange Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or New Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to the Cayman Islands, the EEA (including, without limitation, Belgium, France and Italy), Hong Kong, Switzerland and the United Kingdom) may be restricted by law. Persons into whose possession this prospectus comes are required by TR Finance, TRC, the Subsidiary Guarantors, the Dealer Managers and the Exchange Agent and Information Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their respective affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offer and Consent Solicitation shall be deemed to be made by such Dealer Manager or such affiliate (as the case may be) on TRC’s behalf in such jurisdiction.

The New Notes will be issued in the same minimum denomination as the corresponding series of Old Notes for which they are being offered in exchange being $2,000 in principal amount and integral multiples of $1,000 in excess thereof for the New 2026 Notes, the New 2040 Notes, the New 4.50% 2043 Notes and the New 5.65% 2043 Notes and $1,000 in principal amount and integral multiples of $1,000 in excess thereof for the New 2035 Debentures. See “Description of New Notes – Form, Denomination, Exchange and Transfer.” TRC will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of New Notes below such minimum denomination.

Belgium

Neither this prospectus nor any other documents or materials relating to the Exchange Offers have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority and, accordingly, the Exchange Offers may not be made in Belgium by way of a “public offering” as defined in Articles 3 and 6 of the Belgian Law of April 1, 2007 on public takeover bids (the “Belgian Takeover Law”) or by way of an offer of securities to the public for which the publication of a prospectus would be required pursuant to the Prospectus Regulation or pursuant to the Belgian Law of July 11, 2018 on the offering of investment instruments to the public and the admission of investment instruments to trading on a regulated market (the “Belgian Prospectus Law”), as applicable, each as amended or replaced from time to time. Accordingly, the Exchange Offers may not be advertised and the Exchange Offers will not be extended, and neither this prospectus nor any other documents or materials relating to the Exchange Offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” in the sense of Article 2(e) of the Prospectus Regulation, acting on their own account; or (ii) in any other circumstances which do not require the publication of a prospectus under any of the Belgian Takeover Law, the Prospectus Regulation and the Belgian Prospectus Law, as applicable. This prospectus has been issued only for the personal use of the above investors and exclusively for the purpose of the Exchange Offers. Accordingly, the information contained in this prospectus may not be used for any other purpose or disclosed to any other person in Belgium.

The Exchange Offers are not made, and will not be made or advertised, directly or indirectly, to any individual in Belgium qualifying as a consumer within the meaning of Article I.1 of the Belgian Code of Economic Law, as amended from time to time (a “Belgian Consumer”) and this prospectus or any other documents or materials relating to the Exchange Offers have not been and shall not be distributed, directly or indirectly, in Belgium to any Belgian Consumer.

Cayman Islands

No invitation whether directly or indirectly may be made to the public in the Cayman Islands to exchange Old Notes for New Notes.

European Economic Area

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of New Notes in any Member State will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of New Notes. Accordingly, any person making or intending to make any offer in that Member State of New Notes that are subject to the Exchange Offers contemplated in this prospectus may only do so in circumstances in which no obligation arises for TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers has authorized, nor do TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers authorize, the making of any offer of New Notes in circumstances in which an obligation arises for TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers to publish a prospectus for such offer.

Any offer of the New Notes made to holders of the Old Notes which are located or resident in any Member State is addressed only to holders of Old Notes which are qualified investors as defined in the Prospectus Regulation. Any holder of Old Notes that is not a qualified investor is not able to participate in the Exchange Offers.

France

The Exchange Offers are not being made, directly or indirectly, to the public (other than to qualified investors (investisseurs qualifiés)) in France. This prospectus and any other offering material relating to the Exchange Offers may be distributed in France only to qualified investors as defined in Article 2(e) of the Prospectus Regulation and in accordance with Articles L.411-1 and L.411-2 of the French Code monétaire et financier. Neither this prospectus nor any other offering material has been submitted for clearance to, nor approved by, the Autorité des marchés financiers.

Hong Kong

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available in Hong Kong, by means of any document, other than: (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O.

Further, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Exchange Offers, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Exchange Offers which are or are intended to be made only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. This prospectus and the information contained herein may not be used other than by the person to whom it is addressed and may not be reproduced in any form or transferred to any person in Hong Kong.

The Exchange Offers are not intended to be made to the public in Hong Kong and it is not the intention of TR Finance that the Exchange Offers be made to the public in Hong Kong.

Italy

None of the Exchange Offers, this prospectus or any other document or materials relating to the Exchange Offers or the New Notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Societa e la Borsa (“CONSOB”) pursuant to Italian laws and regulations.

The Exchange Offers are being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3, of CONSOB Regulation No. 11971 of May 14, 1999, as amended, as the case may be.

Holders or beneficial owners of the Old Notes that are resident and/or located in Italy can offer to exchange Old Notes pursuant to the Exchange Offers through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of October 29, 2007, as amended from time to time, and Legislative Decree No. 385 of September 1, 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Old Notes, the New Notes, the Exchange Offers or this prospectus.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the New Notes may not be circulated or distributed, nor may the New Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”), (ii) to a relevant person pursuant to section 275(1) of the Securities and Futures Act, or any person pursuant to section 275(1A) of the Securities and Futures Act, and in accordance with the conditions, specified in section 275 of the Securities and Futures Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Where the New Notes are subscribed or purchased under section 275 of the Securities and Futures Act by a relevant person which is:

(A)

a corporation (which is not an accredited investor (as defined in section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(B)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (as defined in section 2(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the New Notes pursuant to an offer made under section 275 of the Securities and Futures Act except:

(1)

to an institutional investor or to a relevant person defined in section 275(2) of the Securities and Futures Act, or to any person arising from an offer referred to in section 275(1A) or section 276(4)(i)(b) of the Securities and Futures Act, and further for corporations, in accordance with the conditions specified in section 275 of the Securities and Futures Act;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in section 276(7) of the Securities and Futures Act; or

(5)	as specified in regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The New Notes may not be offered, sold or advertised, directly or indirectly, in or into Switzerland within the meaning of FinSA, except to any investor that qualifies as a professional client within the meaning of the FinSA. Accordingly, any holder of Old Notes, that is not a professional client within the meaning of the FinSA, is excluded from the Exchange Offers. By tendering Old Notes pursuant to the Exchange Offers, a holder will be deemed to have represented and warranted that such holder qualifies as a professional client within the meaning of the FinSA.

Neither this prospectus nor any other offering or marketing material relating to the Exchange Offers or the New Notes constitutes a prospectus or a key information document (or an equivalent document) as such terms are understood pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the Exchange Offers or the New Notes may be distributed or otherwise made available in Switzerland, except to any investor that qualifies as a professional client within the meaning of the FinSA.

United Kingdom

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus has been prepared on the basis that any offer of New Notes in the UK will be made pursuant to an exemption under the FSMA from the requirement to publish a prospectus for offers of New Notes. Accordingly any person making or intending to make an offer in the UK of New Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers to publish a prospectus pursuant to section 85 of the FSMA in relation to such offer. Neither TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers have authorized, nor do they authorize, the making of any offer of New Notes in circumstances in which an obligation arises for TR Finance, TRC, the Subsidiary Guarantors or any of the Dealer Managers to publish a prospectus for such offer.

Neither the communication of this prospectus nor any other offering material relating to the Exchange Offers is being made, and this prospectus has not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus is only being distributed to and are only directed at: (i) persons who are outside the UK; (ii) investment professionals falling within Article 19(5) of the Financial Promotion Order; (iii) persons who are within Article 43(2) of the Financial Promotion Order; (iv) high net worth entities falling within Article 49(2)(a) to (d) of the Financial Promotion Order; or (v) other persons to whom this prospectus and any other documents or materials relating to the Exchange Offers may otherwise lawfully be communicated in accordance with the Financial Promotion Order (all such persons together being referred to as “Relevant Persons”). The New Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus or any of its contents and may not participate in the Exchange Offers.

EXPERTS

The Thomson Reuters Corporation consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to Thomson Reuters Corporation’s annual report for the year ended December 31, 2024 (which also constitutes an annual information form) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the SEC as part of the joint registration statement on Form F-10 and F-4 of which this prospectus is a part:

●

the documents referred to in the “Documents Incorporated by Reference” section of this prospectus, including any report on Form 6-K (or another applicable form) filed or furnished by TRC with the SEC following commencement of the Exchange Offers and prior to the Settlement Date that are deemed to be incorporated by reference in the registration statement to the extent expressly provided in such report(s);

●	consent of independent registered public accounting firm;

●	consents and opinions of counsel;

●	powers of attorney from Thomson Reuters’ directors and principal executive, financial and accounting officers;

●	the form of TR Finance Indenture relating to the New Notes;

●	the form of TR Finance Supplemental Indentures relating to each series of the New Notes;

●	the forms of New Notes;

●	the Thomson Reuters Base Indenture and the Thomson Reuters Supplemental Indentures;

●	the form of TRC Supplemental Indenture relating to the Proposed Amendments;

●	the constating documents of TR Finance;

●	the constating documents of the Subsidiary Guarantors;

●	a statement of eligibility of Deutsche Bank Trust Company Americas as U.S. Trustee, on Form T-1;

●	lists of (i) subsidiaries of TR Finance and the Subsidiary Guarantors and (ii) subsidiary issuers and guarantors; and

●	a filing fee table.

PURCHASERS’ STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within 2 business days after the later of (a) the date that TR Finance (i) filed the prospectus or any amendment on SEDAR+ and a receipt is issued and posted for the document, and (ii) issued and filed a news release on SEDAR+ announcing that the document is accessible through SEDAR+, and (b) the date that the purchaser or subscriber has entered into an agreement to purchase the securities or a contract to purchase or a subscription for the securities. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. A purchaser of New Notes should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser. Rights and remedies may be available to purchasers under U.S. law; purchasers may wish to consult with a U.S. lawyer for particulars of these rights.

TR Finance LLC

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers and Consent Solicitations is:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Toll Free: (888) 644-6071

Banks and Brokers Call: (212) 269-5550

Email: tri@dfking.com

The Lead Dealer Manager and Solicitation Agent for the Exchange Offers and Consent Solicitations is:

J.P. MORGAN

383 Madison Avenue

New York, New York 10179

Attention: Liability Management Group

Telephone (Toll-Free): (866) 834-4666

Telephone (Direct): (212) 834-3424

Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Exchange Agent and Information Agent.